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Exhibit 99.1

Other Financial Statements of a Certain Foster Wheeler Subsidiary

The following financial statements for Foster Wheeler Holdings Ltd., a directly wholly owned subsidiary of Foster Wheeler Ltd. is included pursuant to Regulation S-X Rule 3-16 of the Exchange Act, “Financial Statements of Affiliates Whose Securities Collateralize an Issue Registered or Being Registered.”

Foster Wheeler Holdings Ltd.	F-81

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Report of Independent Auditors

To the Board of Directors and Shareholders of Foster Wheeler Ltd.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statement of operations and comprehensive loss, of shareholders’ deficit and of cash flows, present fairly, in all material respects, the financial position of Foster Wheeler Ltd. and its subsidiaries (the “Company”) at December 26, 2003 and December 27, 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 26, 2003 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective December 29, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses in each of the years in the three-year period ended December 26, 2003 and has a shareholders’ deficit of $872,400,000 at December 26, 2003. The Company has substantial debt obligations and during 2003 it was required to obtain an additional amendment to its senior credit facility to provide covenant relief by modifying certain definitions of financial measures utilized in the calculation of certain financial covenants. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to return to profitability, to complete planned restructuring activities, to generate cash flows from operations, assets sales and collections of receivables to fund its operations, including obligations resulting from asbestos claims, as well as the Company maintaining credit facilities and bonding capacity adequate to conduct its business. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
March 10, 2004, except for Note 24 D,
as to which the date is April 9, 2004

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FOSTER WHEELER LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED
(in thousands of dollars, except per share amounts)

	December 26,	December 27,	December 28,
	2003	2002	2001

Revenues:
Operating revenues	$3,723,815	$3,519,177	$3,315,314
Other income (including interest:
2003 — $10,130; 2002 — $12,251; 2001 — $9,060)	77,493	55,360	77,160

Total revenues and other income	3,801,308	3,574,537	3,392,474

Costs and expenses:
Cost of operating revenues	3,441,342	3,426,910	3,164,025
Selling, general and administrative expenses	199,949	226,524	225,392
Other deductions	168,455	193,156	126,495
Minority interest	5,715	4,981	5,043
Interest expense	77,354	66,418	68,734
Dividends on preferred security of subsidiary trust	18,130	16,610	15,750

Total costs and expenses	3,910,945	3,934,599	3,605,439

Loss before income taxes	(109,637)	(360,062)	(212,965)
Provision for income taxes	47,426	14,657	123,395

Net loss prior to cumulative effect of a change in accounting principle	(157,063)	(374,719)	(336,360)
Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	—	(150,500)	—

Net loss	(157,063)	(525,219)	(336,360)
Other comprehensive income/(loss):
Cumulative effect of prior years (to December 29, 2000) of a change in accounting
principle for derivative instruments designated as cash flow hedges	—	—	6,300
Change in gain on derivative instruments designated as cash flow hedges	—	(3,834)	(2,466)
Foreign currency translation adjustment	6,762	22,241	(10,191)
Minimum pension liability adjustment net of tax provision/ (benefits): 2003 — $18,886; 2002 — ($73,400); 2001 — $0	58,677	(226,011)	(36,770)

Comprehensive loss	$(91,624)	$(732,823)	$(379,487)

Loss per share:
Basic and Diluted
Net loss prior to cumulative effect of a change in accounting principle	$(3.83)	$(9.15)	$(8.23)

Cumulative effect on prior years (to December 28, 2001) of a change in accounting principle for goodwill	—	(3.67)	—

Net loss	$(3.83)	$(12.82)	$(8.23)

Shares outstanding (in thousands):
Basic: weighted-average number of shares outstanding	41,045	40,957	40,876
Diluted: effect of share options	—	—	—

Total diluted	41,045	40,957	40,876

See notes to consolidated financial statements

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FOSTER WHEELER LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands of dollars, except share data and per share amounts)

	December 26, 2003	December 27, 2002

ASSETS
Current Assets:
Cash and cash equivalents	$364,095	$344,305
Short-term investments	13,390	271
Accounts and notes receivable, net:
Trade	451,010	543,055
Other	105,404	85,166
Contracts in process	166,503	270,492
Inventories	6,790	9,332
Prepaid, deferred and refundable income taxes	37,160	41,155
Prepaid expenses	30,024	36,071

Total current assets	1,174,376	1,329,847

Land, buildings and equipment	622,729	769,680
Less accumulated depreciation	313,114	361,861

Net book value	309,615	407,819

Restricted cash	52,685	84,793
Notes and accounts receivable — long-term	6,776	21,944
Investment and advances	98,651	88,523
Goodwill, net	51,121	50,214
Other intangible assets, net	71,568	72,668
Prepaid pension cost and related benefit assets	7,240	26,567
Asbestos-related insurance recovery receivable	495,400	534,045
Other assets	182,151	156,279
Deferred income taxes	56,947	69,578

TOTAL ASSETS	$2,506,530	$2,842,277

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Current installments on long-term debt	$20,979	$31,562
Bank loans	121	14,474
Accounts payable	305,286	283,940
Accrued expense	381,376	326,881
Estimated costs to complete long-term contracts	552,754	645,763
Advance payment by customers	50,248	82,658
Income taxes	62,996	64,517

Total current liabilities	1,373,760	1,449,795

Corporate and other debt less current installment	333,729	341,702
Special-purpose project debt less current installments	119,281	181,613
Capital lease obligations	62,373	58,237
Deferred income taxes	9,092	8,333
Pension, postretirement and other employee benefits	295,133	437,820
Asbestos-related liability	526,200	519,790
Other long-term liabilities and minority interest	124,792	109,361
Subordinated Robbins exit funding obligations less current installment	111,589	111,674
Convertible subordinated notes	210,000	210,000
Mandatory redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures	175,000	175,000
Deferred accrued interest expense-mandatory redeemable interest securities	38,021	19,891
Commitments and contingencies	—	—

TOTAL LIABILITIES	3,378,970	3,623,216

Shareholders’ Deficit:
Preferred Stock
Authorized 1,500,000 shares, no par value — none outstanding	—	—
Common stock $1.00 par value: authorized 160,000,000 shares; issued: 2003 — 40,771,560 and 2002 — 40,771,560	40,772	40,772
Paid-in capital	201,841	201,718
Accumulated deficit	(811,054)	(653,991)
Accumulated other comprehensive loss	(303,999)	(369,438)

TOTAL SHAREHOLDERS’ DEFICIT	(872,440)	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,506,530	$2,842,277

See notes to consolidated financial statements

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FOSTER WHEELER LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
(in thousands of dollars, except share data and per share amounts)

	December 26,	December 27,	December 28,
	2003	2002	2001

Common Stock
Balance at beginning of year	$40,772	$40,772	$40,748
Sold under stock options: (shares: 2000-66,000)	—	—	66
Bermuda reorganization	—	—	(42)

Balance at end of year	40,772	40,772	40,772

Paid-in Capital
Balance at beginning of year	201,718	201,390	200,963
Stock options issued to non-employees	123	328	—
Stock option exercise price less par value	—	—	561
Excess of cost of treasury stock or common stock issued under incentive and other plans over market value	—	—	6
Bermuda reorganization	—	—	(140)

Balance at end of year	201,841	201,718	201,390

(Accumulated Deficit) / Retained Earnings
Balance at beginning of year	(653,991)	(128,772)	212,476
Net loss for the year	(157,063)	(525,219)	(336,360)
Cash dividends paid:
Common (per share outstanding: 2001 — $0.12)	—	—	(4,888)

Balance at end of year	(811,054)	(653,991)	(128,772)

Accumulated Other Comprehensive Loss
Balance at beginning of year	(369,438)	(161,834)	(118,707)
Cumulative effect on prior years (to December 29, 2000) of a change in accounting principle for derivative instruments designated as cash flow hedges	—	—	6,300
Change in net gain on derivative instruments designated as cash flow hedges	—	(3,834)	(2,466)
Change in accumulated translation adjustment during the year	6,762	22,241	(10,191)
Minimum pension liability (net of tax provision/
(benefits) 2003 — $18,886; 2002 — $(73,400); 2001 — $0)	58,677	(226,011)	(36,770)

Balance at end of year	(303,999)	(369,438)	(161,834)

Treasury Stock
Balance at beginning of year	—	—	165
Common stock acquired for Treasury: (shares: 2001 — 3,000)	—	—	37
Shares issued under incentive and other plans (shares: 2001 — 3,008)	—	—	(20)
Bermuda reorganization	—	—	(182)

Balance at end of year	—	—	—

Total Shareholders’ Deficit	$(872,440)	$(780,939)	$(48,444)

See notes to consolidated financial statements.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED
(in thousands of dollars)

	December 26,	December 27,	December 28,
	2003	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(157,063)	$(525,219)	$(336,360)
Adjustments to reconcile net loss to cash flows from operating activities:
Cumulative effect of a change in accounting principle	—	150,500	—
Provision for impairment loss	15,100	18,700	—
Provision for restructuring	—	—	41,570
Depreciation and amortization	35,574	44,425	55,750
Deferred tax	19,774	(28,355)	137,801
(Gain)/provision for loss on sale of cogeneration plants	(4,300)	54,500	40,300
Provision for asbestos claims	68,081	26,200	—
Claims (recoveries)/write downs and related contract provisions	(1,500)	136,200	37,000
Contract reserves and receivable provisions	32,300	80,500	123,600
Dividends on Preferred Trust securities	18,130	16,610	3,484
Gain on sale of land, building and equipment	(17,970)	(1,269)	(10,174)
Earnings on equity interests, net of dividends	(9,145)	(4,262)	(4,658)
Other equity earnings, net of dividends	(3,312)	(1,850)	(1,544)
Other noncash items	(2,884)	(14,827)	(2,787)
Changes in assets and liabilities:
Receivables	78,069	192,801	(96,607)
Contracts in process and inventories	47,353	53,361	(88,044)
Accounts payable and accrued expenses	11,265	(153,565)	35,338
Estimated costs to complete long-term contracts	(142,914)	62,870	(25,026)
Advance payments by customers	(38,287)	18,206	5,399
Income taxes	2,499	15,535	(14,265)
Other assets and liabilities	(12,868)	19,304	10,542

Net cash (used)/provided by operating activities	(62,098)	160,365	(88,681)

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	38,414	(84,793)	—
Capital expenditures	(12,870)	(53,395)	(33,998)
Proceeds from sale of assets	87,159	6,282	59,672
Decrease in investments and advances	—	9,107	16,008
(Increase)/decrease in short-term investments	(6,808)	93	1,530

Net cash provided/(used) by investing activities	105,895	(122,706)	43,212

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends to common shareholders	—	—	(4,888)
Distributions to minority shareholder	(2,879)	(2,061)	(1,367)
Repurchase of common stock	—	—	(37)
Proceeds from convertible subordinated notes	—	—	202,912
Proceeds from the exercise of stock options	—	—	627
Decrease in short-term debt	(14,826)	(7,792)	(82,032)
Proceeds from long-term debt	—	70,546	185,042
Proceeds from lease financing obligation	—	44,900	—
Repayment of long-term debt	(34,100)	(45,591)	(214,724)

Net cash (used)/provided by financing activities	(51,805)	60,002	85,533

Effect of exchange rate changes on cash and cash equivalents	27,798	22,624	(7,937)

INCREASE IN CASH AND CASH EQUIVALENTS	19,790	120,285	32,127
Cash and cash equivalents at beginning of year	344,305	224,020	191,893

CASH AND CASH EQUIVALENTS AT END OF YEAR	$364,095	$344,305	$224,020

Cash paid during the year for:
Interest (net of amount capitalized)	$63,194	$60,973	$74,201

Income taxes	$17,588	$13,508	$15,543

See notes to consolidated financial statements.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except per share amount)

1.	Going Concern

The accompanying consolidated financial statements of Foster Wheeler Ltd., hereinafter referred to as “Foster Wheeler” or the “Company” are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to return to profitability, to continue to generate cash flows from operations, asset sales and collections of receivables to fund its obligations including those resulting from asbestos related liabilities, as well as the Company maintaining credit facilities and bonding capacity adequate to conduct its business. The Company has incurred significant losses in each of the years in the three-year period ended December 26, 2003, and has a shareholders’ deficit of $872,400. The Company has substantial debt obligations and during 2002 it was unable to comply with certain debt covenants under the previous revolving credit agreement. As described in more detail below, the Company received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, the credit facilities were amended to provide covenant relief of up to $180,000 of gross pretax charges recorded in the third quarter of 2002 and also to provide that up to an additional $63,000 in pretax charges related to specific contingencies could be excluded from the covenant calculation through December 2003, if incurred. In March 2003, the Senior Credit Facility was again amended to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) and senior debt ratio. The credit facilities were also amended in July 2003 to provide waivers of the applicable sections of the Senior Credit Facility to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. There is no assurance that the Company will be able to comply with the terms of the Senior Credit Facility, as amended, and other debt agreements during 2004. Management’s current forecast indicates that the Company will be in compliance with the financial covenants contained in the Senior Credit Facility throughout 2004. However, there can be no assurance that the actual financial results will match the forecasts or that the Company will not violate the covenants.

The Company’s U.S. operations, which include the corporate center, are cash flow negative and are expected to continue to generate negative cash flow due to a number of factors including the litigation and settlement of asbestos related claims, costs related to the Company’s indebtedness, obligations to fund U.S. pension plans, and other expenses related to corporate overhead.

Management closely monitors liquidity and updates its U.S. cash flow forecasts weekly. These forecasts include, among other analyses, cash flow forecasts, which include cash on hand, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, collections of receivables and claims recoveries, and working capital needs. The Company’s current cash flow forecasts indicate that sufficient cash will be available to fund the Company’s U.S. and foreign working capital needs throughout 2004.

As of December 26, 2003, the Company had aggregate indebtedness of approximately $1,000,000. The corporate debt must be funded primarily from distributions from foreign subsidiaries. As of December 26, 2003, the Company had cash and cash equivalents on hand, short-term investments, and restricted cash totaling $430,200 compared to $429,400 as of December 27, 2002. Of the $430,200 total at December 26, 2003, approximately $366,700 was held by foreign subsidiaries. The Company is sometimes required to cash collateralize bonding or certain bank facilities. The amount of restricted cash at December 26, 2003 was $52,700, of which $48,000 relates to the non-U.S. operations.

The Company requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs. The Company’s current 2004 forecast assumes cash repatriations from its non-U.S. subsidiaries from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends of approximately $61,000. In 2003, the Company repatriated approximately $100,000 from its non-U.S. subsidiaries.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

1.	Going Concern — (Continued)

There can be no assurance that the forecasted foreign cash transfers will occur as there are significant legal and contractual restrictions on the Company’s ability to repatriate funds from its non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted. In addition, certain of the Company’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, the Company may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries or future earnings of those subsidiaries in sufficient amounts to fund its U.S. working capital requirements, to repay debt, or to satisfy other obligations of its U.S. operations, which could limit the Company’s ability to continue as a going concern.

As part of its debt restructuring plan, the Company and certain of its subsidiaries filed an amended registration statement with the Securities and Exchange Commission (“SEC”) on December 22, 2003, and as further amended on January 13, 2004, relating to an offer for all of the existing $175,000 Preferred Trust Securities, $210,000 Convertible Notes, $113,300 Robbins bonds, and $200,000 2005 Senior Notes (the “Senior Notes”) due 2005.

On February 5, 2004, the Company announced, in support of its restructuring activities, a number of institutional investors have committed to provide $120,000 of new financing to the Company to replace the current term loan and the revolving credit facility portions of its Senior Credit Facility. This commitment is contingent upon the completion of the proposed exchange offer. Additionally, the Company has discontinued its previously announced plans to divest one of its European operating units.

The total amount of debt and preferred trust securities subject to the exchange offer is approximately $700,000. Interest expense incurred on this debt in 2003 totaled approximately $55,000. The Company is offering a mix of equity as well as debt with longer maturities in exchange for these securities. The Company anticipates that both total debt and related interest expense would be significantly reduced upon completion of the debt exchange offer; however, there can be no assurance that the Company will complete the exchange offer on acceptable terms, or at all.

Failure by the Company to achieve its cash flow forecast or to complete the components of the restructuring plan on acceptable terms would have a material adverse effect on the Company’s financial condition. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In August 2002, the Company finalized a Senior Credit Facility with its lender group. This facility included a $71,000 term loan, a $69,000 revolving credit facility, and a $149,900 letter of credit facility which expires on April 30, 2005. The Senior Credit Facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries. The Senior Credit Facility has no required repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. The Company retained the first $77,000 of such amounts and also retains a 50% share of the balance. With the Company’s sale of the Foster Wheeler Environmental Corporation net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77,000 threshold was exceeded. Accordingly, principal prepayments of $11,800 were made on the term loan during 2003.

The financial covenants in the agreement commenced at the end of the first quarter 2003 and include a senior leverage ratio and a minimum EBITDA defined in the agreement, as amended. Compliance with these covenants is measured quarterly. The EBITDA covenant compares the actual average rolling four quarter EBITDA, as adjusted in the Senior Credit Facility, to minimum EBITDA targets. The senior leverage covenant compares actual average rolling EBITDA, as adjusted in the Senior Credit Facility, to total senior debt. The resultant multiple of debt to EBITDA must be less than maximum amounts specified in the Senior Credit Facility. Management’s current forecast indicates that Company will be in compliance with these covenants throughout 2004.

Amendment No. 1 to the Senior Credit Facility, obtained on November  8, 2002, provides covenant relief of up to $180,000 of gross pretax charges recorded by the Company in the third quarter of 2002. The amendment further provides that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. As of December 26, 2003, $31,000 of the contingency risks were favorably resolved, and additional project reserves were established for $32,000 leaving a contingency balance of $0.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

1.	Going Concern — (Continued)

Amendment No. 2 to the Senior Credit Facility, entered into on March  24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, the Company made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. In connection with this amendment to the Senior Credit Facility, the Company agreed to pay on March 31, 2004 a fee equal to 5% of the lenders’ credit exposure on March 31, 2004 if the Company has not made a prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004. The Company expects the gross amount of this fee, if required, will be approximately $14,000, which has been accrued and included in the Company’s liquidity forecast for 2004.

Holders of the Company’s Senior Notes due November 15, 2005 have a security interest in the stock and debt of certain of Foster Wheeler LLC’s subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the revolving portion of the Senior Credit Facility. As permitted by the Indenture, the Term Loan and the obligations under the letter of credit facility (collectively approximating $164,900 as of December 26, 2003) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

The Company finalized a sale/leaseback arrangement in the third quarter of 2002 for an office building at its corporate headquarters. This capital lease arrangement leases the facility to the Company, for an initial non-cancelable period of 20 years. The proceeds from the sale/leaseback were sufficient to repay the balance outstanding under a previous operating lease arrangement of $33,000 for a second corporate office building. The long-term capital lease obligation is included in capital lease obligations in the accompanying consolidated balance sheet.

In the third quarter of 2002, the Company entered into a receivables financing facility that matures on August 15, 2005 and is secured by a portion of certain of the Company’s domestic trade receivables. The facility operates through the use of a wholly owned, special-purpose subsidiary, Foster Wheeler Funding II LLC (“FW Funding”) as described below. FW Funding is included in the consolidated financial statements of the Company.

FW Funding is a party to a Purchase, Sale and Contribution Agreement (“PSCA”) with six of the Company’s wholly owned domestic subsidiaries. Pursuant to PSCA, FW Funding is obligated to purchase eligible trade receivables, as defined in the PSCA, from these companies and these companies are obligated to contribute as capital their ineligible trade accounts receivable as defined in the PSCA. FW Funding simultaneously entered into a Loan and Security Agreement with Foothill Capital Corporation and Ableco Finance Corporation LLC. Under this agreement, FW Funding has the ability to borrow up to a maximum of $40,000 using eligible trade accounts receivable as collateral. FW Funding pays 10% interest on all outstanding borrowings. In addition, FW Funding pays a monthly unused line fee equal to 0.5% per annum of the maximum available amount less the average daily amount of borrowings during the preceding month. The facility is subject to covenant compliance. The financial covenants commenced at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the lender to terminate the arrangement and accelerate any amounts then outstanding.

No borrowings were outstanding under this facility as of December 26, 2003 or December 27, 2002. As of December 26, 2003, FW Funding held $94,200 of trade accounts receivable, net of allowances, which are included in the consolidated balance sheet.

On January 26, 2004, subsidiaries in the U.K. entered into a two-year revolving credit facility with Saberasu Japan Investments II B.V. in the Netherlands. The facility provides for up to $45,000 of additional revolving loans available to provide working capital which may be required by these subsidiaries as they seek to grow the business by pursuing a larger volume of lump sum EPC contracts. The facility is secured by substantially all of the assets of these subsidiaries. The facility is subject to covenant compliance. Such covenants include a minimum EBITDA level and a loan to EBITDA ratio. As of March 10, 2004, the facility remains undrawn.

The Senior Credit Facility, the sale/leaseback arrangement, and the receivables financing arrangement have quarterly debt covenant requirements. Management’s forecast indicates that the Company will be in compliance with the debt covenants throughout 2004. However, there can be no assurance that the actual financial results will match the forecasts or that the Company will not violate the covenants. If the Company violates a covenant under

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

1.	Going Concern — (Continued)

the Senior Credit Facility, the sale/leaseback arrangement, or receivables financing arrangement, repayment of amounts borrowed under such agreements could be accelerated. Acceleration of these facilities would result in a default under the following agreements: the Senior Notes, the Convertible Subordinated Notes, the Preferred Trust Securities, the Subordinated Robbins Facility exit funding obligations, and certain of the special-purpose project debt facilities, which would allow such debt to be accelerated as well. The total amount of the Company debt that could be accelerated, including the amount outstanding under the Senior Credit Facility, is $919,300 as of December 26, 2003. The Company would not be able to repay amounts borrowed if the payment dates were accelerated. The debt covenants and the potential payment acceleration requirements raise substantial doubts about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On March 18, 2003, Foster Wheeler received a formal notice from the New York Stock Exchange (“NYSE”) indicating that the Company was below the continued listing criteria of a total market capitalization of not less than $50,000 over a 30-day trading period and shareholders’ equity of not less than $50,000. Following discussions with the Company in May 2003, the NYSE permitted the Company’s securities to continue to be listed subject to the Company’s return to compliance with the continued listing standard within 18 months of receipt of the notice and further subject to quarterly review by the NYSE. At that time, Foster Wheeler’s ticker symbol was designated with the suffix “bc” indicating that it was below compliance with the NYSE listing standards. Following its most recent review, the NYSE determined to de-list the Company as of November 14, 2003 based on the Company’s inability to meet the NYSE’s minimum shareholders’ equity requirement of positive $50,000. The Company’s common stock now trades on the Pink Sheets and its common stock and 9.00% FW Preferred Capital Trust I securities are quoted and traded on the Over-the-Counter Bulletin Board (“OTCBB”).

Under Bermuda law, the consent of the Bermuda Monetary Authority (“BMA”) is required prior to the transfer by non-residents of Bermuda of a Bermuda company’s shares. Since becoming a Bermuda company, Foster Wheeler has relied on an exemption from this rule provided to NYSE-listed companies. Due to the Company being de-listed, this exemption is no longer available. To address this issue, the Company obtained the consent of the BMA to transfers between non-residents for so long as the Company’s shares continue to be quoted in the Pink Sheets or on the OTCBB. The Company believes that this consent will continue to be available.

2.	Summary of Significant Accounting Policies

Principles of Consolidation — The consolidated financial statements include the accounts of Foster Wheeler Ltd. and all significant domestic and foreign subsidiary companies. All significant intercompany transactions and balances have been eliminated.

The Company’s fiscal year is the 52- or 53-week annual accounting period ending the last Friday in December for domestic operations and December 31 for foreign operations. For domestic operations, the years 2003, 2002 and 2001 included 52 weeks.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes, asbestos litigation and expected recoveries and contingencies, among others. At December 26, 2003, December 27, 2002 and December 28, 2001, the Company had claims of $0, $9,000 and $135,000, respectively. The decrease in recorded claims in 2002 resulted from the collection of $11,000 and a provision recorded for the balance. In 2002, the Company revised its estimates of claim revenues to reflect recent adverse recovery experience, management’s desire to monetize claims, and the poor economic conditions impacting the markets served by the Company.

Revenue Recognition on Long-term Contracts — Revenues and profits in long-term fixed-price contracts are recorded under the percentage-of-completion method. Progress towards completion is measured using physical completion of individual task for all contracts with a value of $5,000 or greater. Progress toward completion of fixed-priced contracts with a value under $5,000 is measured using the cost-to-cost method.

Revenues and profits on cost reimbursable contracts are recorded as the costs are incurred. The Company includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Company is responsible for the engineering specifications and procurement for such costs.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

Contracts in progress are stated at cost, increased for profits recorded on the completed effort or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts. Negative balances are presented as “estimated costs to complete long-term contracts.” The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to four years.

Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. The Company records claims in accordance with paragraph 65 of the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated. Those two requirements are satisfied by the existence of all of the following conditions: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficiencies in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable. If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred. Costs attributable to claims are treated as costs of contract performance as incurred. Such claims are currently in various stages of negotiation, arbitration and other legal proceedings.

Certain special-purpose subsidiaries in the Energy Group are reimbursed by customers for their costs, including amounts related to principal repayments of non-recourse project debt, for building and operating certain facilities over the lives of the non-cancelable service contracts. The Company records revenues relating to debt repayment obligations on these contracts on a straight-line basis over the lives of the service contracts, and records depreciation of the facilities on a straight-line basis over the estimated useful lives of the facilities, after consideration of the estimated residual value.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less. Cash and cash equivalents of approximately $305,300 are maintained by foreign subsidiaries as of December 26, 2003. These subsidiaries require a substantial portion of these funds to support their liquidity and working capital needs, as well as required minimum capitalization and contractual restrictions. Accordingly, these funds may not be readily available for repatriation to U.S. entities.

Restricted Cash — Restricted cash at December 26, 2003 consists of approximately $4,000 held primarily by special purpose entities and restricted for debt service payments, approximately $44,900 that was required to collateralize letters of credit and bank guarantees, and approximately $3,800 of client escrow funds. Domestic restricted cash totals approximately $4,700 which relates to funds held primarily by special purpose entities and restricted for debt service payments and client escrow funds. Foreign restricted cash totals approximately $48,000 and is comprised of cash collateralized letters of credit and bank guarantees and client escrow funds.

Restrictions on Shareholders Dividends —The Board of Directors of the Company discontinued the common stock dividend in July 2001. The Company is currently prohibited from paying dividends under the Senior Credit Facility, as amended. Accordingly, the Company paid no dividends on common shares during 2003 and does not expect to pay dividends on the common shares for the foreseeable future.

Restricted Net Assets — One of the Company’s subsidiaries has entered into a bonding arrangement with a bank, which contains covenants limiting its ability to make distributions to the Company. The covenants include a restriction on the distribution of dividends to 75% of statutory earnings and the requirement to maintain an equity ratio (calculated as equity divided by the sum of the equity and total liabilities) of at least 30%. In addition, the subsidiary is not permitted to make intercompany loans to the Company. As a result, the net assets of the subsidiary can only be distributed annually through dividends after the subsidiary’s statutory financial statements have been issued. As of December 26, 2003 and December 27, 2002, $37,148 and $30,638, respectively, of the subsidiary’s retained earnings are considered restricted.

Short-term Investments — Short-term investments consist primarily of bonds of foreign governments and are classified as available for sale under FASB Statement No.  115 “Accounting for Certain Investments in Debt and

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

Equity Securities.” Realized gains and losses from sales are based on the specific-identification method. For the years ended 2003, 2002 and 2001, unrealized gains and losses were immaterial.

	2003	2002	2001

Proceeds from sales of short-term investments	$—	$—	$2,000
Gain/(loss)	$—	$—	$—

Trade Accounts Receivable — In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld, which might not be received within a one-year period, are indicated in Note 4. In conformity with industry practice, however, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

Trade accounts receivable are continually evaluated in accordance with corporate policy. Provisions are established on a project specific basis when there is an issue associated with the client’s ability to make payments or there are circumstances where the client is not making payment due to contractual issues. Customer payment history, trends within the various markets served and general economic trends are also evaluated when considering the necessity of a provision.

Other Accounts and Notes Receivable — Non-trade accounts and notes receivable consist primarily of:

	2003	2002

Insurance claims receivable	$60,000	$35,000
Foreign refundable value-added tax	$13,600	6,800

Land, Buildings and Equipment — Depreciation is computed on a straight-line basis using composite estimated lives ranging from 10 to 50 years for buildings and from 3 to 35 years for equipment. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

Effective December 29, 2001, the Company adopted SFAS No.  144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement addresses the accounting for long-lived assets to be disposed of by sale and resolves significant implementation issues relating to SFAS No.  121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” The provisions of this statement are effective for financial statements issued for the fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The Company’s results of operations and financial position were not affected by the initial adoption of this statement.

The Company recorded an impairment loss of $15,100 on a corporate office building in the third quarter of 2003 in anticipation of a sale, in accordance with SFAS No. 144. The loss was recorded in other deductions on the consolidated statement of operations and comprehensive loss. The carrying value of the building is included in land, buildings, and equipment on the consolidated balance sheet.

In 2002, the Company recorded losses of $35,500 in anticipation of a sale of its Hudson Falls waste-to-energy facility. This facility was sold in October, 2003. A loss of $19,000 was also recorded in 2002 on the Charleston waste-to-energy facility. This facility was sold in October 2002. These losses were recorded in other deductions on the consolidated statement of operations and comprehensive loss.

During the third quarter of 2002, management of the Energy Group approved a plan to convert the use of its domestic manufacturing facility to focus on the after-market service business and wind down the facility’s fabrication of new power generation equipment due to cost competitive considerations. The plan was subject to discussions with the local labor unions. In accordance with SFAS No. 144, the facility was tested for impairment using estimated future cash flows based on the revised use of the facility. The review indicated impairment in the facility’s carrying value of $13,400. The Company recorded the impairment loss in the third quarter of 2002 and the impairment is reflected in the cost of operating revenues as depreciation in the accompanying consolidated statement of operations and comprehensive income/(loss). During the fourth quarter of 2002, the Company decided to take the necessary steps to mothball the facility. Additional charges of $5,300 were recorded in December 2002.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

Investments and Advances — The Company uses the equity method of accounting for investment ownership of between 20% and 50% in affiliates unless significant economic considerations indicate that the cost method is appropriate. The equity method is also used for investments in which ownership is greater than 50% when the Company does not have a controlling financial interest. Investment ownership of less than 20% in affiliates is carried at cost. Currently, all of the Company’s significant investments in affiliates are recorded using the equity method.

Income Taxes — Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes currently payable and the provision for income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized on the Company’s tax return, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward amounts.

Provision is made for Federal income taxes which may be payable on foreign subsidiary earnings to the extent that the Company anticipates they will be remitted. Unremitted earnings of foreign subsidiaries which have been, or are intended to be, permanently reinvested (and for which no Federal income tax has been provided) aggregated $177,500 as of December 26, 2003. It is not practicable to estimate the additional tax that would be incurred, if any, if these amounts were repatriated.

Foreign Currency — Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at year-end exchange rates and income and expenses and cash flows at monthly weighted-average rates.

	2003	2002	2001

Cumulative translation adjustment at beginning of year	$(85,157)	$(107,398)	$(97,207)
Current year foreign currency adjustment	6,762	22,241	(10,191)

Cumulative translation adjustment at end of year	$(78,395)	$(85,157)	$(107,398)

	2003	2002	2001

Foreign currency transaction gains	$1,700	$2,900	$3,400
Foreign currency transaction gains, net of tax	1,100	1,900	2,200

The Company enters into foreign exchange contracts in its management of foreign currency exposures related to commercial contracts. Changes in the fair value of derivative contracts that qualify as designated cash flow hedges are deferred until the hedged forecasted transaction affects earnings. Amounts receivable (gains) or payable (losses) under foreign exchange hedges are recognized as deferred gains or losses and are included in either contracts in process or estimated costs to complete long-term contracts. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” At December 26, 2003 and December 27, 2002, the Company did not meet the requirements for deferral under SFAS No. 133 and recorded approximately a $3,400 after tax loss in 2003 and a $5,500 after tax gain in 2002.

Inventories — Inventories, principally materials and supplies, are stated at the lower of cost or market, determined primarily on the average-cost method.

Intangible Assets — Intangible assets consist principally of the excess of cost over the fair value of net assets acquired (goodwill), trademarks and patents. Patents and trademarks are being amortized on a straight-line basis over periods of 12 to 40 years.

Effective December 29, 2001, the Company adopted SFAS No.  142, “Goodwill and Other Intangible Assets” (“SFAS No.  142”) which supersedes APB Opinion No.  17, “Intangible Assets.” The statement requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually. The Company tests for impairment at the reporting unit level as defined in SFAS No.  142.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

Goodwill was allocated to the reporting units based on the original purchase price allocation. This test is a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value, which is based on future cash flows, exceeds the carrying amount, goodwill is not considered impaired. If the carrying amount exceeds the fair value, the second step must be performed to measure the amount of the impairment loss, if any. The second step compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. An impairment loss would be recognized in an amount equal to the excess of the carrying amount of the goodwill over the implied fair value of the goodwill. Impairment losses have been measured as of December 29, 2001 and recognized as the cumulative effect of a change in accounting principle in 2002. SFAS No. 142 also requires that intangible assets with determinable useful lives be amortized over their respective estimated useful lives and reviewed annually for impairment in accordance with SFAS No.  144.

As of December 26, 2003 and December 27, 2002, the Company had unamortized goodwill of $51,121 and $50,214, respectively. The increase in goodwill of $907 resulted from foreign currency exchange gains. All of the goodwill at December 26, 2003, and all but $27 of the goodwill at December 27, 2002 related to the Energy Group. As of December 28, 2001, the Company had unamortized goodwill of $200,152. The reduction in goodwill in 2002 is due to the $150,500 impairment losses discussed below, offset by foreign currency translation adjustments of $562. In accordance with SFAS No. 142, the Company is no longer amortizing goodwill and in 2003, the fair value of the reporting units exceeded the carrying amounts. The Company recognized $150,500 of impairment losses in 2002 related to the goodwill as a cumulative effect of a change in accounting principle. Of this total, $24,800 was associated with the Camden waste-to-energy facility and $77,000 was associated with the North American Power unit included in the operations of the Energy Group. The fair value of the facility and the operating unit were estimated using the expected present value of future cash flows. The remaining $48,700 relates to Foster Wheeler Environmental Corporation in the E & C Group. An impairment of the goodwill on this subsidiary was initially determined based upon indications of its market value from potential buyers. Based upon the market value, it was determined under step one that a potential impairment existed. The Company then completed step two and determined that a full write down of the goodwill was required. All of the other reporting units were also subjected to the first step of the goodwill impairment test.

As of December 26, 2003 and December 27, 2002, the Company had unamortized identifiable intangible assets of $71,568 and $72,668, respectively. The following table details amounts relating to those assets.

	As of December 26, 2003		As of December 27, 2002

	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Patents	$36,703	$(13,802)	$35,695	$(11,973)
Trademarks	61,943	(13,276)	60,378	(11,432)

Total	$98,646	$(27,078)	$96,073	$(23,405)

Amortization expense related to patents and trademarks for 2003, 2002, and 2001 was $3,675, $3,535, and $3,165, respectively. Amortization expense is expected to approximate $3,500 each year in the next five years.

The following table presents the current and prior years reported amounts adjusted to eliminate the effect of goodwill amortization in accordance with SFAS No.  142.

	December 26, 2003	December 27, 2002	December 28, 2001

Reported net loss	$(157,063)	$(525,219)	$(336,360)
Add back: goodwill amortization	—	—	5,369

Adjusted net loss	$(157,063)	$(525,219)	$(330,991)

Basic and Diluted Earnings Per Share:
Reported Net Loss	$(3.83)	$(12.82)	$(8.23)

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

Goodwill Amortization	—	—	0.13

Adjusted Net Loss	$(3.83)	$(12.82)	$(8.10)

Earnings per Share — Basic per share data has been computed based on the weighted-average number of shares of common stock outstanding. In 1999, the Company adopted The Directors Deferred Compensation and Stock Award Plan (the “Plan”). Under the Plan, each non-management director is credited annually with share units of the Company’s common stock. In addition, each non-management director may elect to defer receipt of compensation for services rendered as a director, which deferred amount is credited to his or her account in the form of share units. The Company makes a supplemental contribution equal to 15% of the deferred amount. Additional share data presented below:

	2003	2002	2001

Directors Deferred Compensation
Beginning shares	245,942	129,366	88,275
Shares credited in participants’ accounts	70,580	145,885	41,091
Shares delivered to directors upon their retirement	(41,987)	(29,309)	—

Incremental shares	28,593	116,576	41,091

Shares included in the calculation of basic earnings per share	274,535	245,942	129,366

Options to purchase shares of common stock not included in the computation of diluted earnings
per share due to their antidilutive effect	117,145	3,877,361	2,330,736

Shares on convertible subordinated notes not included in the computation of diluted earnings
per share due to their antidilutive effect	13,085,751	13,085,751	13,085,751

Stock Option Plans — The Company has two fixed option plans which reserve shares of common stock for issuance to executives, key employees, and directors. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No.  123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure.” Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company’s stock option plans been determined based on the fair value at the grant date for awards in 2003, 2002 and 2001 consistent with the provisions of SFAS No.  123, the Company’s net loss and loss per share would have been increased to the pro forma amounts indicated below:

	2003	2002	2001

Net loss — as reported	$(157,063)	$(525,219)	$(336,360)
Deduct: Total stock-based employee compensation expense determined under fair value based method for awards net of taxes of $5 in 2003, $390 in 2002 and $154 in 2001.	125	3,631	6,091

Net loss — pro forma	$(157,188)	$(528,850)	$(342,451)

Loss per share as reported
Basic	$(3.83)	$(12.82)	$(8.23)

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

Diluted*	$(3.83)	$(12.82)	$(8.23)
Loss per share — pro forma
Basic	$(3.83)	$(12.91)	$(8.38)
Diluted*	$(3.83)	$(12.91)	$(8.38)

*Stock options not included in diluted earnings per share due to losses in 2003, 2002 and 2001.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2003	2002	2001

Dividend yield	0.00%	0.00%	1.36%
Expected volatility	88.23%	83.62%	79.20%
Risk free interest rate	3.22%	2.90%	4.23%
Expected life (years)	5.0	5.0	5.0

Under the 1995 Stock Option Plan approved by the shareholders in April 1995 and amended in April 1999 and May 2002, the total number of shares of common stock that may be granted is 5,300,000. In April 1990, the shareholders approved a Stock Option Plan for Directors of the Company. On April 29, 1997, the shareholders approved an amendment of the Directors’ Stock Option Plan, which authorizes the granting of options on 400,000 shares of common stock to non-employee directors of the Company, who will automatically receive an option to acquire 3,000 shares each year.

These plans provide that shares granted come from the Company’s authorized but unissued or reacquired common stock. The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant. An option may not be exercised within one year from the date of grant and no option will be exercisable after ten years from the date granted.

In connection with the reorganization of Foster Wheeler Corporation on May 25, 2001, obligations under the stock option plans were assumed by Foster Wheeler Inc., an indirect wholly owned subsidiary of the Company.

The Company also granted 1,300,000 inducement options in 2001 to its chief executive officer in connection with an employment agreement and a further 1,000,000 options in 2002 based upon an amendment to his employment agreement. The 2001 options vest 20% each year over the term of the agreement, while the 2002 options vest one-forty-eighth (1/48) on the date of grant and 1/48 on the first day of each successive month thereafter. The Company granted 255,000 inducement options to its president and chief executive officer of Foster Wheeler North America Corp. (formerly known as “Foster Wheeler Power Group, Inc.”) in connection with his employment agreement in 2002 and granted a further 100,000 inducement option to him in 2003. The 2002 options vest ratably over five years, while the 2003 options vest ratably over four years. The price of the options granted pursuant to these agreements was fair market value on the date of the grant. The options granted under these agreements expire 10 years from the date granted.

In 2002, the Company granted 250,000 options to one of its consultants. The price of the options granted was fair market value on the date of the grant. The options fully vested on March 31, 2003 and expire ten years from the date of grant. In accordance with SFAS No. 123, the Company recognized $123 and $328 of expense related to these options in 2003 and 2002, respectively. As these options are not part of the Company’s employee stock option plans, they are not included in the information presented below.

Information regarding these option plans for the years 2003, 2002, and 2001 is as follows (presented in actual number of shares):

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

	2003		2002		2001

	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Options outstanding, beginning of year	8,445,099	$10.17	4,957,621	$16.75	3,137,621	$23.73
Options exercised	—		—	—	(66,000)	9.51
Options granted	138,145	1.35	3,627,361	1.64	1,936,250	5.30
Options cancelled or expired	(468,589)	7.59	(139,883)	22.26	(50,250)	21.07

Options outstanding, end of year	8,114,655	$10.17	8,445,099	$10.17	4,957,621	$16.75

Option price range at end of year	$1.17	to	$1.46	to	$4.985	to
	$45.6875		$45.6875		$45.6875
Option price range for exercised shares	—		—		$9	to
					$15.0625
Options available for grant at end of year	594,846		554,069		566,180

Weighted-average fair value of options
granted during the year	$0.94		$1.11		$3.23
Options exercisable at end of year	4,814,894		3,555,752		2,620,547
Weighted-average price of exercisable
options at end of year	$15.22		$20.35		$26.30

The following table summarizes information about fixed-price stock options outstanding as of December 26, 2003:

	Options Outstanding			Options Exercisable

Range of Exercise Prices	Number Outstanding at 12/26/03	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable at 12/26/03	Weighted- Average Exercise Price

$32.9375 to 40.0625	160,834	1 year	36.04	160,834	36.04
29.75 to 35.25	369,167	2 years	30.20	369,167	30.20
42.1875 to 45.6875	253,584	3 years	42.62	253,584	42.62
36.9375 to 37.25	371,500	4 years	36.96	371,500	36.96
27.50 to 27.625	406,000	5 years	27.62	406,000	27.62
13.50 to 15.0625	635,000	6 years	14.16	635,000	14.16
6.34375 to 10.00	601,486	7 years	8.73	475,486	8.40
4.985 to 11.60	1,902,500	8 years	5.29	1,067,167	5.49
1.46 to 1.65	3,276,439	9 years	1.62	1,076,156	1.62
1.17 to 2.17	138,145	10 years	1.35	—	—

$1.17 to 45.6875	8,114,655			4,814,894

Recent Accounting Developments — In November 2002, the FASB issued FASB Interpretation (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. FIN 45 also incorporates, without change, the guidance in FIN 34, “Disclosure of Indirect Guarantees of Indebtedness of Others,” which is being superseded.

This Interpretation does not apply to certain guarantee contracts and the provisions related to recognizing a liability at inception for the fair value of the guarantor’s obligation do not apply to the following:

a. Product warranties

b. Guarantees that are accounted for as derivatives

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

c. Guarantees that represent contingent consideration in a business combination

d. Guarantees for which the guarantor’s obligations would be reported as an equity item (rather than a liability)

e. An original lessee’s guarantee of lease payments when that lessee remains secondarily liable in conjunction with being relieved from being the primary obligor (that is, the principal debtor) under a lease restructuring

f. Guarantees issued between either parents and their subsidiaries or corporations under common control

g. A parent’s guarantee of a subsidiary’s debt to a third party, and a subsidiary’s guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent.

However, the guarantees described in (a)-(g) above are subject to the disclosure requirements.

The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of annual periods ending after December 15, 2002. The Company in its 2002 Form 10-K implemented the disclosure requirements of this interpretation. The Company implemented the recognition and measurement provisions of the interpretation in the first quarter of 2003.

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities.” This interpretation requires consolidation by business enterprises of variable interest entities which have one or both of the following characteristics:

•	The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; and

•	The equity investors lack one or more of the following essential characteristics of a controlling financial interest: a) the direct or indirect ability to make decisions about the entity’s activities through voting rights or similar rights; b) the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; and c) the right to receive expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected loss.

FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. On October 9, 2003, the effective date of FIN 46 for variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003 was deferred until the end of the first interim or annual period ending after March 15, 2004.

Based on the Company’s preliminary assessment of the impact of this interpretation, management does not believe any of the Company’s currently unconsolidated variable interest entities are required to be included in its consolidated financial statements. Management does, however, believe that a subsidiary trust which issued mandatory redeemable preferred securities will need to be de-consolidated in 2004 under this interpretation. This will have no impact on the Company’s consolidated debt as the intercompany debt to the subsidiary trust will become third party debt upon de-consolidation.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends SFAS No. 133 for decisions made: (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133; (2) in connection with the other FASB projects dealing with financial instruments; and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. The provisions of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this standard did not impact the Company.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument within its scope as a liability, many of which had been previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

2.	Summary of Significant Accounting Policies — (Continued)

redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. This statement does not impact the financial instruments issued by the Company prior to May 31, 2003 and there have been no issuances of financial instruments by the Company since that date.

In December 2003, the FASB issued SFAS No. 132R “Employers’ Disclosure about Pensions and Other Postretirement Benefits.” SFAS No. 132R requires the following disclosures: (1) the dates on which plan’s assets and obligations are measured, (2) reporting entities must segregate data on the market values of plan assets into broad asset categories, (3) a narrative description of the investment policy of plan assets, (4) a narrative description for the basis for the development of the expected long-term rate of return of plan assets, (5) expected contributions to be made to the plan on a cash basis over the next fiscal year and (6) expected benefit payments for each of the next ten fiscal years. These changes are effective for fiscal years ending after December 15, 2003, with the exception of (1) expected benefit payments and (2) foreign plans which are delayed until fiscal years ending after June 15, 2004. SFAS No. 132R requires disclosure of two items in quarterly interim reports. These requirements are the net benefit cost and contribution made during the fiscal year. The Company adopted the disclosure requirements of this standard, including the foreign plans.

On January 12, 2004, the FASB issued FASB Staff Position (“FSP”) No. 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003.” The FSP permits employers that sponsor postretirement benefit plans that provide prescription drug benefits to retirees to make a one-time election to defer accounting for any effects of the Medicare Prescription Drug Improvement and Modernization Act of 2003 (the “Act”). Without the FSP, plan sponsors would be required under SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other than Pensions,” to account for the effects of the Act in the fiscal period that includes December 8, 2003, the date President Bush signed the Act into law. If deferral is elected, the deferral must remain in effect until the earlier of (a) the issuance of guidance by the FASB on how to account for the federal subsidy to be provided to plan sponsors under the Act or (b) the remeasurement of plan assets and obligations subsequent to January 31, 2004. In accordance with the FSP, the Company has not reflected the impact of the Act on any measures of the accumulated postretirement benefit obligation or net periodic postretirement benefit cost in the consolidated financial statements or accompanying notes. Specific authoritative guidance on the accounting for the federal subsidy is pending, and that guidance, when issued, could require the Company to change previously reported information. The Company is currently assessing the impact of the Act and whether its postretirement plan should be amended in consideration of the new legislation.

3.	Research and Development

For the years 2003, 2002, and 2001, approximately $6,200, $10,300 and $12,300, respectively, were spent on Company-sponsored research activities. During the same periods, approximately $10,200, $18,100, and $39,200, respectively, were spent on customer-sponsored research activities.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

4.	Accounts and Notes Receivable

The following table shows the components of trade accounts and notes receivable:

	December 26, 2003	December 27, 2002

From long-term contracts:
Amounts billed due within one year	$332,135	$410,214

Retention:
Billed:
Estimated to be due in:
2003	—	58,042
2004	30,502	25,481
2005	21,338	4,978
2006	656	—

Total billed	52,496	88,501

Unbilled:
Estimated to be due in:
2003	—	97,997
2004	79,937	4
2005	669	—
2006	—	—
2007	2,699	—

Total unbilled	83,305	98,001

Total retentions	135,801	186,502

Total receivables from long-term contracts	467,936	596,716
Other trade accounts and notes receivable	20,480	19,387

	488,416	616,103
Less allowance for doubtful accounts	37,406	73,048

Accounts receivable, net	$451,010	$543,055

In the third quarter of 2002, the Company entered into a receivables securitization facility that matures on August 15, 2005 and is secured by a portion of the Company’s domestic trade receivables. The facility operates through the use of a wholly owned, special purpose subsidiary, Foster Wheeler Funding II LLC (“FW Funding”) as described below. FW Funding is included in the consolidated financial statements of the Company.

FW Funding entered a Purchase, Sale and Contribution Agreement (“PSCA”) with six of the Company’s wholly owned domestic subsidiaries. Pursuant to the PSCA, FW Funding is obligated to purchase eligible trade receivables, as defined in the PSCA, from these companies and these companies are obligated to contribute as capital their ineligible trade accounts receivable as defined in the PSCA. FW Funding also entered into a Loan and Security Agreement with Foothill Capital Corporation and Ableco Finance Corporation LLC. Under this agreement, FW Funding has the ability to borrow up to a maximum of $40,000 using eligible trade accounts receivable as collateral. FW Funding pays 10% interest on all outstanding borrowings. In addition, FW Funding pays a monthly unused line fee equal to 0.5% per annum of the maximum available amount less the average daily amount of borrowings during the preceding month. The facility is subject to covenant compliance. The financial covenants commenced at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the lender to terminate the arrangement and accelerate any amounts then outstanding.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

4.	Accounts and Notes Receivable — (Continued)

No amounts were outstanding under this facility as of December 26, 2003 or December 27, 2002. FW Funding may increase or decrease, at its discretion, its use of the facility on a weekly basis subject to the availability of sufficient eligible trade accounts receivable and the facility’s maximum amount of $40,000. As of December 26, 2003, FW Funding held $94,200 of trade accounts receivable, net of allowances, which are included in the consolidated balance sheet and had approximately $11,900 of availability under the facility.

5.	Contracts in Process and Inventories

The following table shows the elements included in contracts in process as related to long-term contracts:

	2003	2002

Contracts in Process
Costs plus accrued profits less earned revenues on contracts currently in process	$238,645	$336,074
Less progress payments	72,142	65,582

Net	$166,503	$270,492

Costs of inventories are shown below:

	2003	2002

Inventories
Materials and supplies	$5,098	$9,102
Finished goods	1,692	230

Total	$6,790	$9,332

6.	Land, Buildings and Equipment

Land, buildings and equipment are stated at cost and are set forth below:

	2003	2002

Land and land improvements	$24,057	$23,806
Buildings	142,608	151,462
Equipment	450,941	590,295
Construction in progress	5,123	4,117

Total	$622,729	$769,680

Depreciation expense for the years 2003, 2002, and 2001 was $31,214, $54,492, and $44,348, respectively.

7.	Pensions and Other Postretirement Benefits

Pension Benefits — Domestic and certain foreign subsidiaries of the Company have several pension plans covering substantially all full-time employees. Under the plans, retirement benefits are primarily a function of both years of service and level of compensation; the domestic plans are noncontributory. Effective January 1, 1999, a cash balance program was established for the domestic plan. The pension benefit under the previous formulas remain the same for current employees if so elected, however, new employees are offered only the cash balance program. The cash balance plan resembles a savings account. Amounts are credited based on age and a percentage of earnings. At termination or retirement, the employee receives the balance in the account in a lump-sum. Under the cash balance program, future increases in employee earnings will not apply to prior service costs. It is the Company’s policy to fund the plans on a current basis to the extent deductible under existing Federal tax regulations. Such contributions, when made, are intended to provide not only for benefits attributed to service to date, but also those expected to be earned in the future. The Company also has a non-qualified, unfunded supplemental executive retirement plan (“SERP”) which covers certain employees. The Company froze the SERP and, in April 2003, issued letters of credit totaling $2,250 to certain employees to support its obligations under the SERP. In the third quarter of 2003, cash payments of approximately $500 were made to select SERP participants.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

7.	Pensions and Other Postretirement Benefits — (Continued)

On April 10, 2003, the Board of Directors approved changes to the Company’s domestic employee benefits program, including the pension, postretirement medical, and 401(k) plans. The changes were made following an independent review of the Company’s domestic employee benefits which assessed the Company’s benefit program against that of the marketplace and its competitors.

The principal changes consist of the following: the domestic pension plan was frozen as of May 31, 2003, which means participants will not be able to increase the amount earned under the terms of the plan; the postretirement medical plan was frozen and will be available on a subsidized premium basis only to currently active employees who reached the age of 40 on May 31, 2003; and the 401(k) plan was enhanced to increase the level of employer matching contribution. The net effect of these changes is expected to positively impact the financial condition of the Company through reduced costs and reduced cash outflow in future years.

Through the year ended December 26, 2003, the Company recognized a cumulative minimum liability in its financial statements for both domestic and foreign underfunded plans in the amount of $311,746 resulting in a cumulative pretax charge to Other Comprehensive Loss. This represents a reduction in the minimum liability of $58,903 from the prior year, including the impact of foreign currency translation. The minimum pension liability will change from year to year as a result of revisions to actuarial assumptions, experience gains or losses and settlement rate changes.

Domestic subsidiaries of the Company have a 401(k) plan for salaried employees. For the year 2003, the Company contributed a 100% match of the first 3% and a 50% match of the next 3% of base pay of employee contributions, subject to the annual IRS limit, which amounted to a cost of $4,066. For the years 2002 and 2001, the Company contributed a 50% match of the first 6% of base pay of employee contributions, subject to the annual IRS limit which amounted to a cost of $5,507 and $5,008, respectively.

Other Benefits — In addition to providing pension benefits, some of the Company’s domestic subsidiaries provide certain health care and life insurance benefits for retired employees. Employees may become eligible for these benefits if they qualify for and commence normal or early retirement pension benefits as defined in the pension plan while working for the Company. Benefits are provided through insurance companies. Additionally, some of the Company’s domestic subsidiaries also have a plan which provides coverage for an employee’s beneficiary upon the death of the employee.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

7.	Pensions and Other Postretirement Benefits — (Continued)

The following chart contains the disclosures for pension and other benefits for the years 2003, 2002 and 2001.

	Pension Benefits		Other Benefits

	2003	2002	2003	2002

Projected Benefit Obligation (PBO)
PBO at beginning of period	$820,173	$641,100	$133,392	$118,959
Service cost	20,776	29,044	741	2,785
Interest cost	46,861	40,874	9,205	8,255
Plan participants contributions	7,147	5,690	—	—
Plan amendments	1,961	3,091	(55,201)	(8,510)
Actuarial loss	31,508	106,005	21,277	23,035
Benefits paid	(48,818)	(37,120)	(11,910)	(8,733)
Curtailments	(35,719)	—	(2,598)	—
Special termination benefits/other	(3,683)	(8,514)	—	(2,399)
Foreign currency exchange rate changes	54,691	40,003	—	—

PBO at end of period	$894,897	$820,173	$94,906	$133,392

Plan Assets
Fair value of plan assets beginning of period	$487,304	$521,195	$—	$—
Actual return on plan assets	90,179	(62,743)	—	—
Employer contributions	44,988	41,917	11,910	8,733
Plan participants contributions	7,147	5,690	—	—
Benefits paid	(48,818)	(37,120)	(11,910)	(8,733)
Other	2,136	(9,819)	—	—
Foreign currency exchange rate changes	39,766	28,184	—	—

Fair value of plan assets at end of period	$622,702	$487,304	$—	$—

Funded Status
Funded status	$(272,195)	$(332,869)	$(94,906)	$(133,392)
Unrecognized net actuarial loss/(gain)	377,046	436,100	47,614	(14,846)
Unrecognized prior service cost	9,732	12,507	(62,453)	31,308
Adjustment for the minimum liability	(311,746)	(370,649)	—	—

Accrued benefit cost	$(197,163)	$(254,911)	$(109,745)	$(116,930)

	Pension Benefits			Other Benefits

	2003	2002	2001	2003	2002	2001

Net Periodic Benefit Cost
Service cost	$20,776	$29,044	$27,248	$741	$2,785	$996
Interest cost	46,861	40,874	37,856	9,205	8,255	7,227
Expected return on plan assets	(38,836)	(42,700)	(51,819)	—	—	—
Amortization of transition asset	71	63	56	—	—	—
Amortization of prior service cost	1,643	1,810	1,692	(1,485)	(2,853)	(2,206)
Other	32,106	15,453	5,020	(3,340)	(5,013)	4,396

SFAS No.87 net periodic pension cost	62,621	44,544	20,053	5,121	3,174	10,413
SFAS No.88 cost*	1,108	1,908	1,900	—	—	—

Total net periodic pension cost	$63,729	$46,452	$21,953	$5,121	$3,174	$10,413

Weighted-Average Assumptions-Net
Periodic Benefit Cost
Discount Rate	5.7%	6.3%	6.4%	6.625%	7.40%	7.75%
Long-term rate of return	7.9%	8.2%	9.3%
Salary scale	3.3%	4.0%	4.2%

Weighted-Average Assumptions-
Benefit Obligations
Discount Rate	5.6%	6.0%		6.0%	6.625%
Salary scale	3.4%	3.9%

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

7.	Pensions and Other Postretirement Benefits — (Continued)

*Under the provision of SFAS No.  88 “Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” charges were recorded for a provision for the impact of the freezing of the domestic pension plans in 2003, a provision for the mothballing of a domestic manufacturing facility of $900, a provision for employee terminations as part of the workforce reduction of $100, and a provision for the retirement of the Company’s Vice President of Human Resources of approximately $900 in 2002; a provision for the retirement of the Company’s Chief Executive Officer resulted in a charge of $1,900 in 2001.

Health care cost trend:
2003	8.5%
Decline to 2010	5.0%

Assumed health care cost trend rates have a significant effect on the amounts reported for the other benefit plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage Point Increase	1-Percentage Point Decrease

Effect on total of service and interest cost components	$569	$(495)
Effect on accumulated postretirement benefit obligations	$5,207	$(4,587)

Plan measurement date

The measurement date for all of the Company’s defined benefit plans is December 31 of each year for both plan assets and obligations.

Accumulated benefit obligation

The accumulated benefit obligations (ABO) for the Company’s plans totaled approximately $812,000 and $738,000 at year end 2003 and 2002, respectively. As previously discussed, the Company has recorded a net cumulative charge to other comprehensive loss for the years 2000 through 2003 due to the (ABO) exceeding the fair value of plan assets.

Investment policy

Each of the Company’s plans is governed by a written investment policy.

The investment policy of the U.K. plan is designed to improve the ongoing funding level of the plan while gradually, over time, changing the mix of investment allocation between equities and bonds to more fully match the liabilities of the plan. The bond and equity allocations range from 40% bonds and 60% equities to 50% bonds and 50% equities, depending on the funding level.

The investment policy of the U.S. plans allocates assets in accordance with the policy guidelines. The asset mix target for the plans is 70% equities and 30% fixed income securities. The investment policy is currently undergoing a review by the Company to ensure investment strategy is aligned with plan liabilities, considering the changes to the domestic benefits program made in 2003.

The investment policy of the Canadian plans uses a balanced approach and allocates investments in pooled funds in accordance with the policy’s asset mix guidelines. These guidelines identify target, maximum and minimum allocations by asset class. The target allocation is 45% bonds, 50% equities and 5% cash. The minimum and maximum allocations are: 42.5% to 57.5% equities; 40% to 50% bonds; and 2.5% to 7.5% cash.

Long-term rate of return assumptions

The expected long-term rate of return on plan assets is developed using a weighted-average methodology, blending the expected returns on each class of investment in the plans’ portfolio. The expected returns by asset class are developed considering both past performance and future considerations. The long-term rate of return is reviewed annually by the Company for its funded plans and adjusted, if required. The weighted average expected long-term rate of return on plan assets has declined from 9.3% to 7.9% over the past three years.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

7.	Pensions and Other Postretirement Benefits — (Continued)

	2003	2002

Plan Asset Allocation

U.K. Plans

U.K. equities	38%	39%
Non-U.K. equities	25%	24%
U.K. fixed income securities	32%	34%
Non-U.K. fixed income securities	0%	0%
Other	5%	3%

Total	100%	100%

U.S. Plans

U.S. equities	44%	39%
Non-U.S. equities	24%	19%
U.S. fixed income securities	20%	25%
Non-U.S. fixed income securities	1%	1%
Other	11%	16%

Total	100%	100%

Canadian Plans

Canandian equities	23%	24%
Non-Canadian equities	26%	25%
Canadian fixed income securities	44%	45%
Non-Canadian fixed income securities	0%	0%
Other	7%	6%

Total	100%	100%

Contributions

The Company expects to contribute a total of approximately $64,700 to its foreign and domestic pension plans in 2004.

Estimated future benefit payments

The following benefit payments, which reflect expected future service, are expected to be paid on the domestic defined benefit plans.

	Pension Benefits	Other Benefits

2004	$22,200	$7,900
2005	20,600	7,900
2006	20,700	8,000
2007	20,800	8,000
2008	21,200	8,000
2009-2013	109,900	38,000

8.	Bank Loans

The approximate weighted-average interest rates on borrowings outstanding (primarily foreign) at the end of 2003 and 2002 were 4.91% and 4.38%, respectively.

Unused lines of credit for short-term bank borrowings aggregated $8,255 at year-end 2003, all of which were available outside the United States and Canada in various currencies at interest rates consistent with market conditions in the respective countries.

Interest costs incurred (including dividends on preferred security) in 2003, 2002, and 2001 were $95,791, $84,396, and $85,202, respectively, of which $307, $1,368, and $718, respectively, were capitalized.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

9.	Corporate and Other Debt and Convertible Subordinated Notes

Corporate Debt — The Company, through its subsidiary Foster Wheeler LLC, has $200,000 Senior Notes in the public market, which bear interest at a fixed rate of 6.75% per annum, payable semiannually, and mature November  15, 2005. The Senior Notes were issued under an indenture between the Company and BNY Midwest Trust Company. The Senior Notes are not redeemable prior to maturity and are not subject to any sinking fund requirements. See Note 24 regarding guarantees issued in favor of the Senior Notes.

In August 2002, the Company finalized a Senior Credit Facility with its lender group. This facility included a $71,000 term loan, a $69,000 revolving credit facility, and a $149,900 letter of credit facility which expires on April 30, 2005. The Senior Credit Facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries. The Senior Credit Facility has no required repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. The Company retained the first $77,000 of such amounts and also retains a 50% share of the balance. With the Company’s sale of the Foster Wheeler Environmental Corporation net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77,000 threshold was exceeded. Accordingly, principal prepayments of $11,800 were made on the term loan during 2003.

The term loan and revolving loans bear interest at the Company’s option of (a) LIBOR plus 6.00% or (b) the Base Rate plus 5.00%. The “Base Rate” means the higher of (i) the Bank of America prime rate or (ii) the Federal Funds rate plus 0.5%.

Amendment No. 1 to the Senior Credit Facility, obtained on November  8, 2002, provides covenant relief of up to $180,000 of gross pretax charges recorded by the Company in the third quarter of 2002. The amendment further provides that up to an additional $63,000 pretax charges related to specific contingencies may be excluded from the covenant calculation, if incurred, through December 31, 2003.

Amendment No. 2 to the Senior Credit Facility, entered into on March  24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, the Company made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. In connection with this amendment to the Senior Credit Facility, the Company agreed to pay on March 31, 2004 a fee equal to 5% of the lenders’ credit exposure on March 31, 2004 if the Company has not made a prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004. The Company expects the gross amount of this fee, if required, will be approximately $14,000, which has been accrued and included in the Company’s liquidity forecast for 2004.

Holders of the Company’s Senior Notes due November 15, 2005 have a security interest in the stock and debt of certain of Foster Wheeler LLC’s subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the revolving portion of the Senior Credit Facility. As permitted by Indenture, the Term Loan and the obligations under the letter of credit facility (collectively approximating $164,900 at December 26, 2003) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

As of December 26, 2003, $128,163 was borrowed under the Senior Credit Facility. This amount appears on the Consolidated Balance Sheet under the caption “Corporate and Other Debt.” As of December 26, 2003, $105,777 of standby letters of credit was outstanding.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

9.	Corporate and Other Debt and Convertible Subordinated Notes — (Continued)

Corporate and other debt consisted of the following:

	2003	2002

Senior Credit Facility (average interest rate 7.16%)	$128,163	$140,000
Senior Notes at 6.75% due November 15, 2005	200,000	200,000
Other	5,637	6,707

	333,800	346,707
Less: Current portion	71	5,005
	$333,729	$341,702

Principal payments are payable in annual installments of:
2004	$—
2005	333,039
2006	647
2007	43

	$333,729

Convertible Subordinated Notes — In May and June 2001, the Company issued convertible subordinated notes having an aggregate principal amount of $210,000. The notes are due in 2007 and bear interest at 6.50% per annum, payable semi-annually on June 1 and December 1 of each year, commencing December 2001. The notes may be converted into common shares at an initial conversion rate of 62.131 common shares per $1,000 principal amount, or $16.05 per common share, subject to adjustment under certain circumstances. The notes are subordinated in right of payment to all existing and future senior indebtedness of the Company. The net proceeds of approximately $202,900 were used to repay $76,300 under the 364-day revolving credit facility that expired on May 30, 2001 and to reduce advances outstanding under a revolving credit agreement. Amortization of debt issuance costs is included as a component of interest expense over the term of the notes.

10.	Derivative Financial Instruments

The Company operates on a worldwide basis. The Company’s activities expose it to risks related to the effect of changes in foreign-currency exchange rates. The Company maintains a foreign-currency risk-management strategy that uses derivative instruments to protect it from unanticipated fluctuations in cash flows that may arise from volatility in currency exchange rates. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under SFAS No. 133. At December 26, 2003 and December 27, 2002, the Company did not meet the requirements for deferral under SFAS No. 133 and recorded in the years ended December 26, 2003 and December 27, 2002 $5,160 pretax ($3,400 after tax) net loss and $8,470 pretax ($5,500 after tax) net gains on derivative instruments, respectively, which were recorded as reductions in cost of operating revenues on the consolidated statement of operations and comprehensive loss. The Company is exposed to credit loss in the event of non-performance by the counterparties. All of these counterparties are significant financial institutions that are primarily rated “A” or better by Standard & Poor’s or “A2” or better by Moody’s. As of December 26, 2003, approximately $67,100 was owed to the Company by counterparties and $17,800 was owed by the Company to counterparties. A $3,834 net of tax gain was recorded in other comprehensive loss as of December 28, 2001. This amount was reclassified to earnings in 2002 as the Company no longer qualified for deferral under SFAS No. 133.

The maximum term over which the Company is hedging exposure to the variability of cash flows is 12 months.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

11.	Subordinated Robbins Facility Exit Funding Obligations

Foster Wheeler’s subordinated obligations entered into in connection with the restructuring of debt incurred to finance construction of a waste-to-energy facility in the Village of Robbins, Illinois (the “Exit Funding Agreement”) are limited to funding:

1999C Bonds at 71/4% interest, due October 15, 2009 of $12,130 and October 15, 2024 of $77,155	$89,285
1999D Accretion Bonds at 7% Interest, due October 15, 2009	23,994

Total	$113,279

1999C Bonds — The 1999C Bonds are subject to mandatory sinking fund reduction prior to maturity at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date by application by the Trustee of funds on deposit to the credit of the 1999C Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

1999C BONDS
Year	Due 2009	Due 2024	Total

2004	$1,690		$1,690
2005	1,810		1,810
2006	1,940		1,940
2007	2,080		2,080
2008	2,225		2,225
2009	2,385		2,385
2023		$37,230	37,230
2024		39,925	39,925

Total	$12,130	$77,155	$89,285

1999D Bonds — The 1999D Accretion Bonds were originally issued for $18,000. The total amount due on October 15, 2009 is $35,817.

12.	Mandatorily Redeemable Preferred Securities

On January 13, 1999, FW Preferred Capital Trust I, a Delaware business trust which is a 100% owned finance subsidiary of the Company, issued $175,000 in Preferred Trust Securities. The Preferred Trust Securities are fully and unconditionally guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. These Preferred Trust Securities are entitled to receive cumulative cash distributions at an annual rate of 9.0%. Distributions are paid quarterly in arrears on April 15, July 15, October 15, and January 15 of each year. Such distributions may be deferred for periods up to five years during which time additional interest accrues at 9.0%. In accordance with this provision, the Company has deferred all quarterly distributions beginning with the distribution due on January 15, 2002. Such deferred interest totals $38,021. The maturity date is January 15, 2029. Foster Wheeler can redeem these Preferred Trust Securities on or after January 15, 2004.

13.	Special-Purpose Project Debt

Special-purpose project debt represents debt incurred to finance the construction of cogeneration facilities or waste-to-energy projects. The notes and/or bonds are collateralized by certain assets of each project. The Company’s obligations with respect to this debt are limited to guaranteeing the operating performance of the projects.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

13.	Special-Purpose Project Debt — (Continued)

	2003		2002

Note payable, interest varies based on one of several money market rates (2003-year-end rate 1.985%), due semiannually through July 30, 2006	$21,887	(1)	$27,907
Senior Secured Notes, interest 11.443%, due annually April 15, 2004 through 2015	37,782	(2)	40,077
Solid Waste Disposal and Resource Recovery System Revenue Bonds, interest 7.125% to 7.5%, due annually December 1, 2004 through 2010	77,508	(3)	88,920
Resource Recovery Revenue Bonds, interest 7.9% to 10%, due annually December 15, 2003 through 2012	—		48,936	(4)

	137,177		205,840
Less: Current portion	17,896		24,227

Total	$119,281		$181,613

(1)	The note payable for $21,887 represents a loan under a bank credit facility to a limited partnership whose general partner is a special-purpose subsidiary.
(2)	The Senior Secured Notes of $37,782 were issued for a total amount of $42,500. The notes are collateralized by certain revenues and assets of a special-purpose subsidiary which is the indirect owner of the project.
(3)	The Solid Waste Disposal and Resource Recovery System Revenue Bonds totaling $77,508 were issued for a total amount of $133,500. The bonds are collateralized by a pledge of certain revenues and assets of the project, but not the plant (see Note 20).
(4)	The Resource Recovery Revenue Bonds were issued for a total amount of $86,780. The bonds are collateralized by a pledge of certain revenues and assets of the project. This facility was sold in 2003 along with the debt obligation.

Principal payments are payable in annual installments as follows:

2005	$19,215
2006	20,422
2007	12,972
2008	13,792
2009	14,588
Thereafter	38,292

Total	$119,281

14.	Guarantees and Warranties

The Company has provided indemnifications to third parties relating to businesses and/or assets the Company previously owned. Such indemnifications relate primarily to potential environmental and tax exposures for activities conducted by the Company prior to the sale.

	Maximum Potential Payment	Carrying Amount of Liability

Environmental indemnifications	No limit	$5,300
Tax indemnifications	No limit	$0

The Company provides for make good/warranty reserves on certain of its long-term contracts. Generally, these reserves are accrued over the life of the contract so that a sufficient balance is maintained to cover the exposures at the conclusion of the contract.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

14.	Guarantees and Warranties — (Continued)

Balance as of December 28, 2001	$52,700
Accruals	45,600
Settlements	(8,600)
Adjustments to provisions	(7,800)

Balance as of December 27, 2002	81,900
Accruals	72,800
Settlements	(13,800)
Adjustments to provisions	(9,300)

Balance as of December 26, 2003	$131,600

15.	Equity Interests

The Company owns a non-controlling equity interest in three energy projects and one waste-to-energy project; three of which are located in Italy and one in Chile. Two of the projects in Italy are each 42% owned while the third is 49% owned by the Company. The project in Chile is 85% owned by the Company; however, the Company does not have a controlling financial interest in the Chilean project. Following is summarized financial information for the Company’s equity affiliates combined, as well as the Company’s interest in the affiliates.

	December 26, 2003		December 27, 2002

	Italian Project	Chilean Project	Italian Project	Chilean Project

Balance Sheet Data:
Current assets	$95,977	$23,891	$80,966	$22,352
Other assets (primarily buildings and equipment)	409,267	185,315	344,993	218,990
Current liabilities	32,735	17,188	20,665	14,748
Other liabilities (primarily long-term debt)	385,047	121,362	344,148	152,949
Net assets	87,462	70,656	61,146	73,645

	December 26, 2003		December 27, 2002		December 28, 2001

	Italian Project	Chilean Project	Italian Project	Chilean Project	Italian Project	Chilean Project	Venezuela Project

Income Statement Data for twelve months:
Total revenues	$219,818	$39,114	$171,565	$38,425	$159,845	$40,546	$4,428
Gross earnings	56,699	20,739	43,133	20,777	44,457	21,764	2,902
Income before income taxes	38,405	10,712	31,358	10,087	21,618	10,467	2,684
Net earnings	23,144	8,891	17,648	8,372	11,955	8,689	2,582

As of December 26, 2003, the Company’s share of the net earnings and investment in the equity affiliates totaled $17,142 and $98,651, respectively. Dividends of $7,997 were received during the year 2003. The Company has guaranteed certain performance obligations of such projects. The Company’s average contingent obligations under such guarantees are approximately $2,700 per year for the four projects. The Company has provided a $10,000 debt service reserve letter of credit providing liquidity should the performance of the Chilean project be insufficient to cover the debt service payments. No amounts have been drawn under the letter of credit.

The undistributed retained earnings of the Company’s equity investees amounted to approximately $28,765 and $20,143 at December 26, 2003 and December 27, 2002, respectively.

16.	Income Taxes

The components of loss before income taxes for the years 2003, 2002 and 2001 were taxed under the following jurisdictions:

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

16.	Income Taxes — (Continued)

	2003	2002	2001

Domestic	$(155,538)	$(506,639)	$(244,809)
Foreign	45,901	(3,923)	31,844

Total	$(109,637)	$(510,562)	$(212,965)

The provision for income taxes on those earnings was as follows:

	2003	2002	2001

Current tax expense:
Domestic	$14,939	$5,931	$5,486
Foreign	31,887	10,978	22,545

Total current	46,826	16,909	28,031

Deferred tax (benefit)/expense:
Domestic	(84)	—	102,147
Foreign	684	(2,252)	(6,783)

Total deferred	600	(2,252)	95,364

Total provision for income taxes	$47,426	$14,657	$123,395

Deferred tax assets (liabilities) consist of the following:

	2003	2002	2001

Difference between book and tax depreciation	$(13,654)	$(35,002)	$(34,369)
Pensions	46,160	61,279	(7,584)
Capital lease transactions	263	(7,376)	(8,612)
Revenue recognition	12,192	7,210	(5,999)
Other	—	—	(192)

Gross deferred tax assets (liabilities)	44,961	26,111	(56,756)

Current taxability of estimated costs to complete long-term contracts	19,039	14,278	4,297
Income currently taxable deferred for financial reporting	1,706	4,175	5,307
Expenses not currently deductible for tax purposes	200,084	129,917	122,983
Investment tax credit carryforwards	20,538	30,893	30,893
Postretirement benefits other than pensions	62,369	67,113	47,242
Asbestos claims	40,328	6,200	7,000
Minimum tax credits	17,917	10,883	11,073
Foreign tax credits	28,178	9,579	6,485
Net operating loss carryforwards	99,076	178,067	15,332
Effect of write-downs and restructuring reserves	11,234	40,873	63,680
Other	30,020	15,621	19,871
Valuation allowance	(502,444)	(444,427)	(268,851)

	28,045	63,172	65,312

Net deferred tax assets	$73,006	$89,283	$8,556

The domestic investment tax credit carryforwards, if not used, will expire in the years 2004 through 2008. Foreign tax credit carryforwards are recognized based on their potential utilization and, if not used, will expire in the years 2004 through 2008. As reflected above, the Company has recorded various deferred tax assets. Realization is dependent on generating sufficient taxable income prior to the expiration of the various credits. Management believes that it is more likely than not that the remaining net deferred tax assets (after consideration of the valuation allowance) will be realized through future earnings and/or tax planning strategies. The amount of the deferred tax assets considered realizable, however, could change in the near future if estimates of future taxable income during the carryforward period are changed. In 2003 and 2002, the valuation allowance increased by $58,017 and $175,576, respectively. Such increase is required under FASB 109, “Accounting for Income Taxes,” when there is an evidence of losses from operations in the three most recent fiscal years. For statutory purposes, the majority of deferred tax

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

16.	Income Taxes — (Continued)

assets for which a valuation allowance is provided do not begin expiring until 2020 and beyond, based on the current tax laws.

If the Company completes the exchange offer as discussed in Note 1, it will be subject to substantial limitations on the use of pre-change losses and credits to offset U.S. federal taxable income in any post-change year. Since a valuation allowance has already been reflected to offset these losses and credits, this limitation will not result in a significant write-off by the Company.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory rate to earnings before income taxes, as a result of the following:

	2003	2002	2001

Tax benefit at U.S. statutory rate	(35.0)%	(35.0)%	(35.0)%
State income taxes, net of Federal income tax benefit	6.8	0.4	1.9
Increase in valuation allowance	52.9	34.4	86.2
Difference in estimated income taxes on foreign income and losses, net of previously provided amounts	15.1	2.0	2.2
Deferred charge	1.7	.4	.9
Other	1.8	.7	1.7

	43.3%	2.9%	57.9%

17.	Operating Leases

The Company and certain of its subsidiaries are obligated under other operating lease agreements primarily for office space. Rental expense for these leases total $26,700 in 2003, $32,000 in 2002, and $29,800 in 2001. Future minimum rental commitments on non-cancelable leases are as follows:

Fiscal year:
2004	$25,100
2005	22,800
2006	19,400
2007	17,200
2008	15,700
Thereafter	159,500

$259,700

The Company entered into sale/leaseback transactions for an office building in Spain in 2000 and an office building in the U.K. in 1999. In connection with these transactions, the Company recorded deferred gains which are being amortized to income over the term of the respective leases. The amortization was $3,622, $3,197 and $3,080, for the years ended December 26, 2003, December 27, 2002 and December 28, 2001, respectively. As of December 27, 2003 and December 27, 2002, the balance of the deferred gains was $74,151 and $69,540, respectively, and is included in other long-term liabilities on the accompanying consolidated balance sheet. The year-over-year increase in the deferred gain balance was primarily due to a change in foreign currency translation rates.

18.	Capital Leases

During 2002, the Company entered into sale-leaseback transactions for office buildings in both Finland and the United States. The transactions qualified as capital leases. Assets under capital leases are summarized as follows:

	2003	2002

Buildings and improvements	$38,522	$35,755
Less accumulated amortization	1,276	342

Net assets under capital leases	$37,246	$35,413

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

18.	Capital Leases — (Continued)

The following are the minimum lease payments to be made in each of the years indicated for the capital leases in effect as of December 26, 2003:

Fiscal year:
2004	$6,830
2005	6,797
2006	7,246
2007	6,973
2008	7,449
Thereafter	131,435
Less: Interest	(103,035)

Net minimum lease payments under capital leases	63,695
Less: current portion of net minimum lease payments	1,322

Long-term net minimum lease payments	$62,373

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

19.	Quarterly Financial Data (Unaudited)

	Three Months Ended

2003	March 28	June 27	Sept. 26	Dec. 26

Operating revenues	$784,092	$922,238	$886,573	$1,130,912
Gross earnings from operations	56,963	63,023	80,079	82,408
Net loss	(19,820)	(29,338)	(26,897)	(81,008)
Loss per share:
Basic and diluted	$(0.48)	$(0.72)	$(0.65)	$(1.98)
Shares outstanding:
Weighted-average number of shares outstanding	41,035	41,044	41,041	41,058
Effect of stock options and convertible notes	*	*	*	*

Total diluted weighted-average number of shares
Outstanding	41,035	41,044	41,041	41,058

	Three Months Ended

2002	March 29	June 28	Sept. 27	Dec. 27

Operating revenues	$795,409	$944,334	$799,069	$980,365
Gross earnings/(loss) from operations	83,477	48,787	(58,858)	18,861
Net (loss) prior to cumulative effect of a change in accounting principle	(25,610)	(85,996)	(151,010)	(112,103)
Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	(150,500)
Net loss	(176,110)	(85,996)	(151,010)	(112,103)
Loss per share:
Basic and diluted
Net (loss) prior to cumulative effect of a change in accounting principal	$(.63)	$(2.10)	$(3.69)	$(2.73)
Cumulative effect of a change in accounting principle for goodwill	(3.67)	—	—	—

Net loss	$(4.30)	$(2.10)	$(3.69)	$(2.73)
Shares outstanding:
Weighted-average number of shares outstanding	40,920	40,945	40,963	40,999
Effect of stock options and convertible notes	*	*	*	*

Total diluted weighted-average number of shares
Outstanding	40,920	40,945	40,963	40,999

*The effect of the stock options and convertible notes were not included in the calculation of diluted earnings per share as these options were antidilutive due to the quarterly loss.

20.	Litigation and Uncertainties

In the ordinary course of business, the Company and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Company by customers alleging deficiencies in either equipment or plant construction and seeking resulting alleged damages. Based on its knowledge of the facts and circumstances relating to the Company’s liabilities, if any, and to its insurance coverage, management of the Company believes that the disposition of such suits will not result in material charges against assets or earnings materially in excess of amounts previously provided in the accounts.

Some of the Company’s U.S. subsidiaries, along with many other companies, are codefendants in numerous asbestos-related lawsuits and out-of-court informal claims pending in the United States. Plaintiffs claim damages for personal injury alleged to have arisen from exposure to or use of asbestos in connection with work

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

20.	Litigation and Uncertainties — (Continued)

allegedly performed by the Company’s subsidiaries during the 1970s and prior. A summary of claim activity for the three years ended December 26, 2003 is as follows:

	Number of Claims

	2003	2002	2001

Balance, beginning of year	139,800	110,700	92,100
New claims	48,260	45,200	54,700
Claims resolved	(17,200)	(16,100)	(36,100)

Balance, end of year	170,860*	139,800	110,700

*Includes approximately 24,500 claims on inactive court dockets.

The amount spent on asbestos litigation defense and case resolution, substantially all of which was reimbursed or will be reimbursed from insurance coverage, was $66,000 in 2003 and $57,200 in 2002, and $66,900 in 2001.

The overall average combined indemnity and defense cost per closed claim since 1993 was approximately $1.8. In view of the many uncertainties associated with asbestos bodily injury claims, the Company believes that the average cost may increase in the future.

The Company has recorded assets of $555,400 relating to probable insurance recoveries of which approximately $60,000 is recorded in accounts and notes receivables, and $495,400 is recorded as long-term. The asset is an estimate of recoveries from insurers based upon assumptions relating to cost allocation and resolution of pending proceedings with certain insurers, as well as recoveries under settlements with other insurers. The total liability recorded is comprised of an estimated liability relating to open (outstanding) claims of approximately $372,200 and an estimated liability relating to future unasserted claims of approximately $214,000. Of the total, $60,000 is recorded in accrued expenses and $526,200 is recorded in asbestos-related liability on the consolidated balance sheet. These estimates are based upon the following information and/or assumptions: number of open claims; forecasted number of future claims; estimated average cost per claim by disease type; and the breakdown of known and future claims into disease type. The total estimated liability includes both the estimate of forecasted indemnity amounts and forecasted defense expenses. Total estimated defense costs and indemnity payments are expected to be incurred over the next fifteen years during which period new claims are expected to decline from year to year. Recently received claims also suggest that the percentage of claims to be closed without payment of indemnity costs should increase as claims are resolved during the next few years. The Company believes that it is likely that there will be new claims filed after 2018, but in light of uncertainties inherent in long-term forecasts, the Company does not believe that it can reasonably estimate defense and/or indemnity costs which might be incurred after 2018. Nonetheless, the Company plans to update its forecasts periodically to take into consideration its future experience and other considerations such as legislation to continuously update its estimate of future costs and expected insurance recoveries. Historically, defense costs have represented approximately 24% of total costs. Through December 26, 2003, total indemnity costs paid, prior to insurance recoveries, were approximately $354,000 and total defense costs paid were approximately $109,000.

The Company recorded charges related to increases in the valuation allowance for insurance claims receivable of $68,100, $26,200 and $0 for the years ended 2003, 2002 and 2001, respectively. These charges were recorded in other deductions in the consolidated statement of operations. The 2003 non-cash asbestos charge was due to the Company receiving a somewhat larger number of claims in 2003 than had been expected, which resulted in an increase in the projected liability related to asbestos. In addition, the size of the Company’s insurance assets was reduced due to the insolvency of a significant carrier in 2003. The 2002 charge was recorded due to allocation of future costs to an insurer who became insolvent.

As of December 26, 2003, $257,700 was contested by the subsidiaries’ insurers in ongoing litigation. The litigation relates to the proper allocation of the coverage liability among the subsidiaries various insurers and the subsidiaries as self-insurers. The Company believes that any amounts that its subsidiaries might be allocated as self-insurer would be immaterial. Based on the nature of the litigation and opinions received from outside counsel, the Company also believes that the possibility of not recovering the full amount of the asset is remote.

In July 2003, several subsidiaries of the Company and Liberty Mutual Insurance Company, one of their insurers, entered into a settlement and release agreement that resolves the coverage litigation between the subsidiaries and Liberty Mutual in both state courts in New York and New Jersey. The agreement provides for a

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

20.	Litigation and Uncertainties — (Continued)

buy-back of insurance policies and the settlement of all disputes between the subsidiaries and Liberty Mutual with respect to asbestos-related claims. The agreement requires Liberty Mutual to make payments over a nineteen-year period, subject to annual caps, which payments decline over time, into a special account, established to pay the subsidiaries’ indemnity and defense costs for asbestos claims. These payments, however, would not be available to fund the subsidiaries’ required contributions to any national settlement trust that may be established by future federal legislation. The subsidiaries received in July an initial payment under the agreement of approximately $6,000, which was used to pay asbestos-related defense and indemnity costs.

In September 2003, the Company’s subsidiaries entered into a settlement and release agreement that resolves coverage litigation between them and certain London Market and North River Insurers. This agreement provides for cash payment of $5,900, which has been received by the subsidiaries, and additional amounts which have been deposited in a trust for use by the subsidiaries for defense and indemnity of asbestos claims.

In January 2004, the Company’s subsidiaries entered into a settlement and release agreement that resolves coverage litigation between them and Hartford Accident and Indemnity Company and certain of its affiliates. This agreement provides for cash payment of $5,000, which has been received by the subsidiaries, an additional amount which has been deposited in a trust for use by the subsidiaries and a further amount to be deposited in that trust in 2005.

The pending litigation and negotiations with other insurers is continuing.

The Company’s management after consultation with counsel, has considered the ongoing proceedings with insurers and the financial viability and legal obligations of its insurers, and believes that except for those insurers that have become or may become insolvent, the insurers or their guarantors will continue to adequately fund claims and defense costs relating to asbestos litigation. It should be noted that the estimate of the assets and liabilities related to asbestos claims and recovery is subject to a number of uncertainties that may result in significant changes in the current estimates. Among these are uncertainties as to the ultimate number of claims filed, the amounts of claim costs, the impact of bankruptcies of other companies with asbestos claims, uncertainties surrounding the litigation process from jurisdiction to jurisdiction and from case to case, as well as potential legislative changes. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with asbestos claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

A subsidiary of the Company in the United Kingdom has also received a limited number of claims alleging personal injury arising from exposure to asbestos. None of these claims have resulted in material costs to the Company.

A San Francisco, California jury returned a verdict on March 26, 2002 finding Foster Wheeler Corporation liable for $10,600 in the case of Todak vs. Foster Wheeler Corporation. The case was brought against Foster Wheeler Corporation, the U.S. Navy, and several other companies by a 59-year-old man suffering from mesothelioma which allegedly resulted from exposure to asbestos. The case has been amicably resolved by the parties and the appeal of the verdict has been dismissed. The terms of the settlement are confidential. The Company’s financial obligation was covered by insurance.

On April 3, 2002 the United States District Court for the Northern District of Texas entered an amended final judgment in the matter of Koch Engineering Company. et al vs. Glitsch, Inc. et al. Glitsch, Inc. (now known as Tray, Inc). is an indirect subsidiary of the Company. This lawsuit claimed damages for patent infringement and trade secret misappropriations and has been pending for over 18 years. A judgment was entered in this case on November 29, 1999 awarding plaintiffs compensatory and punitive damages plus prejudgment interest in an amount yet to be calculated. This amended final judgment in the amount of $54,283 included such interest for the period beginning in 1983 when the lawsuit was filed through entry of judgment. Post-judgment interest accrued at a rate of 5.471 percent per annum from November 29, 1999. The management of Tray, Inc. believes that the Court’s decision contained numerous factual and legal errors subject to reversal on appeal. Tray, Inc. filed a notice of appeal to the United States Court of Appeals for the Fifth Circuit. On April 1, 2003, Tray, Inc. filed for bankruptcy. In the third quarter of 2003, the parties amicably resolved the cases. Management assessed the liability associated with the legal proceeding and determined that the previously recorded provision in the financial statements for this liability was adequate to address the terms of the settlement.

The Company has a long-term contract with a government agency that is to be completed in four phases. The first phase was for the design, permitting and licensing of a spent fuel facility. This phase was completed for a price of $66,700. The first phase of this project was profitable, but the close out of this phase resulted in increased costs. An $11,900 charge was recorded in 2003 and the remaining cash outlay of $4,000 will be expended in 2004. The Company is in the process of submitting requests for equitable adjustment related to this contract and at

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

20.	Litigation and Uncertainties — (Continued)

December 26, 2003 and December 27, 2002, the Company’s financial statements reflect anticipated collection of $0 and $9,000, respectively, from these requests for equitable adjustment.

The second phase is billed on a cost plus fee basis and is expected to conclude in June 2004. In this phase, the Company must respond to any questions regarding the initial design included in phase one. Phase three, which is for the construction, start-up and testing of the facility for a fixed price of $114,000, subject to escalation, is scheduled to commence in 2004. This phase will begin with the purchase of long lead items followed in 2005 by the construction activities. Construction is expected to last two years and requires that a subsidiary of the Company fund the construction cost. Foster Wheeler USA Corporation, the parent company of Foster Wheeler Environmental Corporation, provided a performance guarantee on the project. In addition, a surety bond for the full contract price is required. The cost of the facility is expected to be recovered in the first nine months of operations under phase four, during which a subsidiary of the Company will operate the facility at fixed rates, subject to escalation, for approximately four years. The Company and the government agency are interested in restructuring the contract and have commenced discussions about the possible restructuring or withdrawal from the contract. If the project were to proceed, the Company intends to seek third party financing to fund the majority of the construction costs, but there can be no assurance that the Company will secure such financing on acceptable terms, or at all. There also can be no assurance that the Company will be able to obtain the required surety bond. If the Company cannot obtain third party financing or the required surety bond, the Company’s participation would be uncertain; this could have a material adverse effect on the Company’s financial condition, results of operations, and cash flow.

In 1997, the United States Supreme Court effectively invalidated New Jersey’s long-standing municipal solid waste flow rules and regulations. The immediate effect was to eliminate the guaranteed supply of municipal solid waste to the Camden County Waste-to-Energy Project (the “Project”) with its corresponding tipping fee revenue. As a result, tipping fees have been reduced to market rate in order to provide a steady supply of fuel to the Project. Those market-based revenues have not been, and are not expected to be, sufficient to service the debt on outstanding bonds which were issued to construct the Project and to acquire a landfill for Camden County’s use.

The Company’s project subsidiary, Camden Country Energy Recovery Associates, LP (“CCERA”), has filed suit against the involved parties, including the State of New Jersey, seeking among other things to void the applicable contracts and agreements governing the Project. (Camden County Energy Recovery Assoc. v. N.J. Department of Environmental Protection, et al., Superior Court of New Jersey, Mercer County, L-268-98). Since 1999, the State of New Jersey has provided subsidies sufficient to ensure the payment of each of the Project’s debt service payments as it became due. In January 2002, the State of New Jersey enacted legislation providing a mechanism for state-supported refinancing of bond debt on solid waste facilities located within the state. The legislation expired on December 31, 2002, without any refinancing having been accomplished. Press reports indicate that it is unlikely that any state-supported refinancing will occur in the near future, but those same reports include statements by state officials that the State will continue to ensure that debt service payments are made when due.

Under U.S. Federal statutes, such as the Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Clean Air Act, and similar state and local laws, the current owner or operator of real property and the past owners or operators of real property (if disposal or release took place during such past ownership or operation) may be jointly and severally liable for the costs of removal or remediation of toxic or hazardous substances on or under their property, regardless of whether such materials were released in violation of law or whether the owner or operator knew of, or was responsible for, the presence of such substances, and are subject to additional liabilities if they do not comply with applicable laws regulating such hazardous substances. In either case, such liabilities can be substantial. Moreover, under CERCLA and similar state laws, persons who arrange for the disposal or treatment of hazardous or toxic substances may also be jointly and severally liable for the costs of the removal or mediation of such substances at a disposal or treatment site, whether or not such site was owned or operated by such person (“off-site facility”). Liability at such off-site facilities is typically allocated among all of the viable responsible parties based on such factors as the relative amount of waste contributed to a site, toxicity of such waste, relationship of the waste contributed by a party to the remedy chosen for the site, and other factors.

The Company currently owns and operates industrial facilities and has also transferred its interests in industrial facilities that it formerly owned or operated. It is likely that as a result of its current or former operations, such facilities have been impacted by hazardous substances. The Company is not aware of any conditions at its currently owned facilities in the United States that it expects will cause the Company to incur material costs which have not been accrued.

The Company also may receive claims, pursuant to indemnity obligations from owners of recently sold facilities that may require the Company to incur costs for investigation and/or remediation. Based on the available information, the Company does not believe that such costs will be material. No assurance can be provided that the

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

20.	Litigation and Uncertainties — (Continued)

Company will not discover environmental conditions at its currently owned or operated properties, or that additional claims will not be made with respect to formerly owned properties, requiring the Company to incur material expenditures to investigate and/or remediate such conditions.

The Company had been notified that it was a potentially responsible party (“PRP”) under CERCLA or similar state laws at three off-site facilities, excluding sites as to which the Company has resolved its liability. At each of these sites, the Company’s liability should be substantially less than the total site remediation costs because the percentage of waste attributable to the Company compared to that attributable to all other PRPs is low. The Company does not believe that its share of cleanup obligations at any of the off-site facilities as to which it has received a notice of potential liability will exceed $500 in the aggregate.

The Company’s project claims have increased as a result of the increase in lump-sum contracts between the years 1992 and 2000. Project claims are claims brought by the Company against project owners for costs exceeding the contract price or amounts not included in the original contract price. These claims typically arise from changes in the initial scope of work or from owner-caused delays. These claims are often subject to lengthy arbitration or litigation proceedings. The costs associated with these changes or owner-caused delays include additional direct costs, such as labor and material costs associated with the performance of the additional works, as well as indirect costs that may arise due to delays in the completion of the project, such as increased labor costs resulting from changes in labor markets. The Company has used significant additional working capital in projects with cost overruns pending the resolution of the relevant project claims. The Company cannot assure that project claims will not continue in the future.

The Company established a provision for the balance of outstanding commercial claims as of December 27, 2002 to bring the net book value of such claims to $0. At that time, the Company revised its estimates of claim revenues to reflect recent adverse recovery experience due to management’s desire to monetize claims, and the poor economic conditions impacting the markets served by the Company. The Company continues to pursue these claims, but there can be no assurance that it will recover the full amount of the claims, or anything at all.

The Company also faces a number of counterclaims brought against it by certain project owners in connection with several of the project claims described above. If the Company were found liable for any of these counterclaims, it would have to incur write-downs and charges against earnings to the extent a reserve is not established. Failure to recover amounts under these claims and charges related to counterclaims could have a material adverse impact on the Company’s liquidity and financial condition.

The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with certainty. As additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to gain contingencies and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change relate to legal matters as these are subject to change as events evolve and as additional information becomes available during the administration and litigation process. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with such claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

21.	Preferred Share Purchase Rights

On September  22, 1987, the Company’s Board of Directors (the “Board”) declared a dividend distribution of one Preferred Share Purchase Right (“Right”) on each share of the Company’s common stock outstanding as of October  2, 1987 and adopted the Rights Agreement, dated as of September  22, 1987 (the “Rights Agreement”). On September 30, 1997, the Board amended and restated the Rights Agreement. Each Right allows the shareholder to purchase one one-hundredth of a share of a new series of preferred stock of the Company at an exercise price of $175. Rights are exercisable only if a person, together with its affiliates, acquires 20% or more of the Company’s common stock or announces a tender offer the consummation of which would result in ownership by a person, together with its affiliates, of 20% or more of the Company’s common stock. In connection with the reorganization on May 25, 2001, Foster Wheeler Corporation Rights were exchanged for Rights of Foster Wheeler Ltd. A new rights agreement governs the Rights, although the terms are the same. The Rights, which do not have the right to vote or receive dividends, expire on May 20, 2011, and may be redeemed, prior to becoming exercisable, by the Board at $.02 per Right or by shareholder action with an acquisition proposal.

If any person, together with its affiliates, acquires 20% or more of the Company’s outstanding common stock, the ¨flip-in¨ provision of the Rights will be triggered and the Rights will entitle a holder (other than such person or any member of such group) to acquire a number of additional shares of the Company’s common stock having a market value of twice the exercise price of each Right.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

21.	Preferred Share Purchase Rights — (Continued)

In the event the Company is involved in a merger or other business combination transaction, each Right will entitle its holder to purchase, at the Right’s then-current exercise price, a number of the acquiring Company’s common stock having a market value at that time of twice the Right’s exercise price. The Board of Directors may amend the Rights Agreement to prevent approved transactions from triggering the Rights.

22.	Financial Instruments and Risk Management

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate values:

Cash and Short-term Investments — All investments are considered available for sale and the carrying amount approximates fair value because of the short-term maturity of these instruments.

Long-term Debt — The fair value of the Company’s long-term debt (including current installments) is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

Foreign Currency Contracts — The fair values of these financial instruments (used for hedging purposes) are estimated by obtaining quotes from brokers. The Company is exposed to market risks from fluctuations in foreign exchange rates. Financial instruments are utilized by the Company to reduce this risk. The Company does not hold or issue financial instruments for trading purposes. The Company is exposed to credit loss in the event of nonperformance by the counterparties. All of these financial instruments are with significant financial institutions that are primarily rated “A” or better by Standard & Poor’s or “A2” or better by Moody’s (see Notes 2 and 10).

Carrying Amounts and Fair Values — The estimated fair values of the Company’s financial instruments are as follows:

	December 26, 2003		December 27, 2002

	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Nonderivatives:
Cash and short-term investments	$377,485	$377,485	$344,576	$344,576
Restricted Cash	52,685	52,685	84,793	84,793
Long-term debt	(1,032,951)	(591,080)	(1,109,788)	(569,985)
Derivatives:
Foreign currency contracts	3,310	3,310	8,470	8,470

In the ordinary course of business, the Company is contingently liable for performance under standby letters of credit, bank guarantees and surety bonds totaling $609,000 and $1,182,394 as of December 26, 2003 and December 27, 2002, respectively. These balances include the standby letters of credit issued under the Senior Credit Facility discussed in Note 9. In the Company’s past experience, no material claims have been made against these financial instruments. Management of the Company does not expect any material losses to result from these off-balance-sheet instruments and, therefore, is of the opinion that the fair value of these instruments is zero.

As of December 26, 2003, the Company had $84,922 of foreign currency contracts outstanding. These foreign currency contracts mature in 2004. The contracts have been established by various international subsidiaries to sell a variety of currencies, and receive their respective functional currencies or other currencies for which they have payment obligations to third parties.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different business and geographic areas. As of December 26, 2003 and December 27, 2002, the Company had no significant concentrations of credit risk. The Company had issued a third-party financial guarantee totaling $2,750 at year-end 2003 and $2,750 at year-end 2002 with respect to a partnership interest in a commercial real estate project.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

23.	Business Segments — Data

The business of the Company and its subsidiaries falls within two business groups. THE ENGINEERING AND CONSTRUCTION GROUP (“E & C”) designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment, water treatment facilities and process plants for the production of fine chemicals, pharmaceuticals, dyestuffs, fragrances, flavors, food additives and vitamins. Also, the E & C Group provides a broad range of environmental remediation services, together with related technical, design, and regulatory services, however, the domestic environmental remediation business was sold in 2003. THE ENERGY GROUP designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized-bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOX burners. Site services related to these products encompass plant erection, maintenance engineering, plant upgrading and life extension and plant repowering. The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group also builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries.

The Company conducts its business on a global basis. The E & C Group accounted for the largest portion of the Company’s operating revenues and operating income over the last ten years. In 2003, the E & C Group accounted for approximately 62% of the operating revenues. The geographic dispersion of these operating revenues was as follows: 12% North America, 11% Asia, 58% Europe, 6% Middle East, and 13% other. The Energy Group accounted for 38% of the operating revenues of the Company. The geographic dispersion of these operating revenues was as follows: 42% North America, 43% Europe, 6% Asia, 8% Middle East, and 1% South America.

Management uses several financial metrics to measure the performance of the Company’s business segments. EBITDA, as discussed and defined below, is the primary earnings measure used by the Company’s chief decision makers. Previously, gross margin, which is equal to operating revenues less cost of operating revenues, was considered the primary financial measure. Segment information for 2002 and 2001 has been restated to conform to the current presentations.

EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings/(loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the Senior Credit Facility, is also used as a measure for certain covenants under the Senior Credit Facility. The Company believes that the line item on its consolidated statement of earnings entitled “net earnings/(loss)” is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings/(loss) as an indicator of operating performance. EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings/(loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings/(loss) a GAAP measure, is shown on the next page.

Export revenues account for 4.5% of operating revenues. No single customer represented 10% or more of operating revenues for 2003, 2002, or 2001.

Identifiable assets by group are those assets that are directly related to and support the operations of each group. Corporate assets are principally cash, investments and real estate.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

23.	Business Segments — Data — (Continued)

Summary financial information concerning the Company’s reportable segments is shown in the following table:

	Total	Engineering and Construction			Energy Group				Corporate and Financial Services (1)

2003
Third party revenue	$3,801,308	$2,342,660			$1,450,162				$8,486
Intercompany revenue	—	10,733			4,315				(15,048)

Total revenue	$3,801,308	$2,353,393			$1,454,477				$(6,562)

EBITDA	21,421	$60,655			$140,394				$(179,628)
Less: Interest expense (2)(3)	95,484	3,201			17,453				74,830	(3)
Less: Depreciation and amortization	35,574	10,133			21,713				3,728

(Loss)/earnings before income taxes	(109,637)	47,321	(4)	(5)	101,228	(4)	(5)		(258,186)	(5)
Tax provision/(benefits)	47,426	15,906			43,403				(11,883)

Net (loss)/earnings	$(157,063)	$31,415			$57,825				$(246,303)

Identifiable assets	$2,506,530	$1,030,737			$1,229,270				$246,523
Capital expenditures	$12,870	$5,688			$6,582				$600

2002
Third party revenue	$3,574,537	$2,014,678			$1,544,706				$15,153
Intercompany revenue	—	12,853			32,068				(44,921)

Total revenue	$3,574,537	$2,027,531			$1,576,774				$(29,768)

EBITDA	$(219,209)	$(41,438)			$(31,148)				$(146,623)
Less: Interest expense (2)(3)	83,028	(415)			21,621				61,822	(3)
Less: Depreciation and amortization	57,825	15,490	(9)		37,622	(9)			4,713

Loss before income taxes and cumulative effect of a
change in accounting principle for goodwill	(360,062)	(56,513)	(6)	(8)	(90,391)	(6)	(7)	(8)	(213,158)	(6)	(7)	(8)
Tax provision/(benefits)	14,657	(11,485)			(62,859)				89,001

Net loss prior to cumulative effect of a change in
accounting principle for goodwill	(374,719)	(45,028)			(27,532)				(302,159)
Cumulative effect on prior years of a change in
accounting principle for goodwill	(150,500)	(48,700)			(101,800)				—

Net loss	$(525,219)	$(93,728)			$(129,332)				$(302,159)

Identifiable assets	$2,842,277	$1,100,401			$1,431,211				$310,665
Capital expenditures	$53,395	$9,907			$9,317				$34,171

2001
Third party revenue	$3,392,474	$1,931,523			$1,439,153				$21,798
Intercompany revenue	—	12,495			29,691				(42,186)

Total revenue	$3,392,474	$1,944,018			$1,468,844				$(20,388)

EBITDA	$(72,731)	$32,661			$(27,223)				$(78,169)
Less: Interest expense (2)(3)	84,484	(179)			26,493				58,170	(3)
Less: Depreciation and amortization	55,750	17,721			34,470				3,559

(Loss)/earnings before income taxes	(212,965)	15,119	(10)		(88,186)	(10)	(11)		(139,898)	(10)	(11)
Tax provision/(benefits)	123,395	10,982			(27,430)				139,843	(12)

Net (loss)/earnings	$(336,360)	$4,137			$(60,756)				$(279,741)

Identifiable assets	$3,325,837	$1,289,207			$1,758,399				$278,231
Capital expenditures	$33,998	$11,494			$15,463				$7,041

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

23.	Business Segments — Data — (Continued)

(1)	Includes general corporate income and expense, the Company’s captive insurance operation and eliminations.
(2)	Includes intercompany interest charged by Corporate and Financial Services to the business groups on outstanding borrowings.
(3)	Includes dividends on Preferred Security of $18,130 in 2003, $16,610 in 2002, and $15,750 in 2001.
(4)	Includes in 2003, revaluation of contract estimates and revisions of contract claims of $30,800; Engineering and Construction Group (E & C) $33,900 and Energy Group (Energy) $(3,100).
(5)	Includes in 2003, a gain on the sale of Environmental in E & C of $16,700 and an impairment on the anticipated sale of domestic corporate office building in the Corporate and Financial Services (C & F) of $15,100. Includes gain on sale of waste-to-energy plant of $4,300 in Energy, and provision for asbestos claims of $68,100 in C & F in 2003, $58,700 of performance intervention activities, debt restructuring efforts, accrual for legal settlement, severance costs, increased pension and post retirement costs; $8,900 in E & C, $2,800 in Energy, and $47,000 in C & F.
(6)	Includes in 2002, revaluation of contract estimates and provisions for uncollectible receivables of $216,700 $(210,800 after-tax): Engineering and Construction Group (E & C) $121,650, Energy Group (Energy) $86,450 and Corporate and Financial Services (C & F) $8,600; and a provision for mothballing a domestic manufacturing facility of $18,700 for Energy.
(7)	Includes in 2002, anticipated loss on sale of assets of $54,500 in Energy and provisions for asbestos claim of $26,200 in C & F.
(8)	Includes in 2002, $79,300 $(79,000 net of tax) performance intervention activities, debt restructuring efforts, accrual for legal settlements, severance costs and increased pension, postretirement cost: $6,500 in E & C, $12,700 in Energy, and $60,100 in C & F.
(9)	Excluded cumulative effect in 2002, goodwill change in accounting principle of $48,700 in E & C and $101,800 in Energy.
(10)	Includes in 2001, contract write-downs of $160,600 $(104,400 after-tax): Engineering and Construction Group $51,700, Energy Group $103,900, and Corporate and Financial Services $5,000.
(11)	Includes in 2001, loss on sale of cogeneration plants in Energy Group of $40,300 $(27,900 after-tax), increased pension and postretirement benefit cost in Corporate and Financial Services of $9,100 $(6,000 after-tax), provision for domestic plant impairment of $6,100 $(4,000 after-tax), severance of $4,700 $(3,100 after-tax), cancellation of company owned life insurance of $20,000 $(13,000 after-tax) and legal settlements and other provisions of $13,500 $(8,800 after-tax).
(12)	Includes in 2001, a valuation allowance for deferred tax assets of $194,600 on Corporate and Financial Services.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

23.	Business Segments — Data — (Continued)

	2003	2002	2001

Equity earnings in unconsolidated subsidiaries were as follows:
Engineering and Construction Group	$9,738	$7,334	$4,432
Energy Group	7,404	6,672	8,404

Total	$17,142	$14,006	$12,836

Geographic Concentration
Revenues:
United States	$996,831	$1,544,827	$1,673,457
Europe	2,741,413	1,923,211	1,669,409
Canada	69,626	136,267	126,851
Corporate and Financial Services, including eliminations	(6,562)	(29,768)	(77,243)

Total	$3,801,308	$3,574,537	$3,392,474

Long-lived assets:
United States	$258,261	$345,934	$534,345
Europe	215,101	195,359	174,058
Canada	1,255	1,537	1,958
Corporate and Financial Services, including eliminations	56,338	76,394	47,894

Total	$530,955	$619,224	$758,255

Revenues and long-lived assets are based on the country in which the contracting subsidiary is located.

Operating revenues by industry segment for the three years ending December 2003 were as follows:

	2003	2002	2001

Power	$1,731,339	$1,647,135	$1,399,450
Oil and gas/refinery	1,254,052	922,267	807,367
Pharmaceutical	300,507	404,825	485,786
Chemical	204,738	156,606	177,777
Environmental	124,724	353,981	337,248
Power production	167,594	130,843	150,990
Eliminations and other	(59,139)	(96,480)	(43,304)

Total Operating Revenues	$3,723,815	$3,519,177	$3,315,314

24.	Consolidating Financial Information

A. Senior Notes at 6.75%

As a result of the reorganization on May 25, 2001, Foster Wheeler LLC, as successor to Foster Wheeler Corporation, became obligor for the Senior Notes due November 15, 2005. In connection with the Company’s finalizing the Senior Credit Facility, Foster Wheeler Ltd. and the following 100% owned companies issued guarantees in favor of the holders of the Senior Notes: Equipment Consultants, Inc., Foster Wheeler Holdings Ltd. (formerly known as Foreign Holdings Ltd.), Foster Wheeler Asia Limited, Foster Wheeler Capital & Finance Corporation, Foster Wheeler Constructors, Inc., Foster Wheeler Development Corporation, Foster Wheeler Energy Corporation, Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Energy Services, Inc., Foster Wheeler Enviresponse, Inc., Foster Wheeler Environmental Corporation, Foster Wheeler Facilities Management, Inc., Foster Wheeler Inc., Foster Wheeler International Corporation, Foster Wheeler International Holdings, Inc., Foster Wheeler North America Corp. (formerly known as “Foster Wheeler Power Group, Inc.”), Foster Wheeler Power Systems, Inc., Foster Wheeler Pyropower, Inc., Foster Wheeler Real Estate Development Corporation, Foster Wheeler Realty Services, Inc., Foster Wheeler USA Corporation, Foster Wheeler Virgin Islands, Inc., Foster

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

Wheeler Zack, Inc., FW Mortshal, Inc., FW Technologies Holding LLC, HFM International, Inc., Process Consultants, Inc., Pyropower Operating Services Company, Inc., and Perryville III Trust. Each of the guarantees is full and unconditional and joint and several. Foster Wheeler LLC and each of the subsidiary guarantors are 100% owned, directly or indirectly, by Foster Wheeler Ltd. The summarized consolidating financial information is presented in lieu of separate financial statements and other related disclosures of the wholly owned subsidiary guarantors and issuer because management does not believe that such separate financial statements and related disclosures would be material to investors. None of the subsidiary guarantors are restricted from making distributions to the Company. The following represents summarized condensed consolidating financial information as of December 26, 2003 and December 27, 2002 with respect to the financial position, and for the three years ended December 26, 2003 for results of operations and for cash flows of the Company and its 100% owned and majority-owned subsidiaries.

The Foster Wheeler Ltd. column presents the parent company’s financial information. Foster Wheeler Ltd. is also a guarantor. The Foster Wheeler LLC column presents the issuer’s financial information. The Guarantor Subsidiaries column presents the financial information of all guarantors excluding that of Foster Wheeler Ltd. which is separately presented. The guarantor subsidiaries include the results of Foster Wheeler Holdings Ltd. (formerly known as Foreign Holdings Ltd.), the parent of Foster Wheeler LLC. Foster Wheeler LLC owns, directly or indirectly, the other guarantor subsidiaries and non-guarantor subsidiaries.

In 2002, the Guarantor and the Non-Guarantor Subsidiaries columns in the accompanying condensed consolidating balance sheets have been reclassified to conform to current financial statement presentation. In particular, allowance for doubtful accounts on accounts receivable trade of $66,561 have been reclassified from estimated costs to complete long-term contracts $(61,561) and advance payments $(5,000) to accounts receivable trade. Accordingly, the accounts receivable trade balance is now presented net of all reserves.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$32,984	$331,111	$—	$364,095
Accounts and notes receivable, net	—	272,361	111,142	798,644	(625,733)	556,414
Contracts in process and inventories	—	—	121,527	60,876	(9,110)	173,293
Investment and advances	—	—	88,641	—	(88,641)	—
Other current assets	—	—	4,310	76,264	—	80,574

Total current assets	—	272,361	358,604	1,266,895	(723,484)	1,174,376
Investments in subsidiaries and others	(872,080)	(919,588)	407,023	98,651	1,384,645	98,651
Land, buildings & equipment (net)	—	—	64,315	245,300	—	309,615
Notes and accounts receivable long-term	210,000	575,118	281,108	458,490	(1,517,940)	6,776
Intangible assets (net)	—	—	101,664	21,025	—	122,689
Asbestos-related insurance recovery receivable	—	495,400	—	—	—	495,400
Other non-current assets	—	28,478	83,898	186,647	—	299,023

TOTAL ASSETS	$(662,080)	$451,769	$1,296,612	$2,277,008	$(856,779)	$2,506,530

LIABILITIES & SHAREHOLDERS’ (DEFICIT)/EQUITY

Accounts payable and accrued expenses	$412	$78,278	$723,122	$519,693	$(634,843)	$686,662
Estimated costs to complete long-term contracts	—	—	162,168	390,586	—	552,754
Other current liabilities	(52)	(1,085)	17,209	118,272	—	134,344

Total current liabilities	360	77,193	902,499	1,028,551	(634,843)	1,373,760
Corporate and other debt	—	328,163	44,120	23,819	—	396,102
Special-purpose project debt	—	—	—	119,281	—	119,281
Pension, postretirement and other employee benefits	—	—	216,281	78,852	—	295,133
Asbestos-related liability	—	526,200	—	—	—	526,200
Other long-term liabilities and minority interest	—	392,221	894,203	763,125	(1,877,644)	171,905
Subordinated Robbins obligations	—	—	111,589	—	—	111,589
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,360	1,323,777	2,168,692	2,188,628	(2,512,487)	3,378,970

Common stock and paid-in capital	242,613	242,613	242,613	325,741	(810,967)	242,613
Accumulated deficit	(811,054)	(810,622)	(810,694)	(33,254)	1,654,570	(811,054)
Accumulated other comprehensive loss	(303,999)	(303,999)	(303,999)	(204,107)	812,105	(303,999)

TOTAL SHAREHOLDERS’ (DEFICIT)/EQUITY	(872,440)	(872,008)	(872,080)	88,380	1,655,708	(872,440)

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	$(662,080)	$451,769	$1,296,612	$2,277,008	$(856,779)	$2,506,530

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24. Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$19,771	$324,534	$—	$344,305
Accounts and notes receivable, net	—	228,428	163,817	847,482	(611,506)	628,221
Contracts in process and inventories	—	—	177,115	110,959	(8,250)	279,824
Investment and advances	—	—	292,654	—	(292,654)	—
Other current assets	—	—	39,924	38,102	(529)	77,497

Total current assets	—	228,428	693,281	1,321,077	(912,939)	1,329,847
Investments in subsidiaries and others	(780,671)	(842,608)	325,341	88,523	1,297,938	88,523
Land, buildings & equipment (net)	—	—	103,489	304,330	—	407,819
Notes and accounts receivable long-term	210,000	595,656	289,106	658,167	(1,730,985)	21,944
Intangible assets (net)	—	—	104,349	18,533	—	122,882
Asbestos-related insurance recovery receivable	—	534,045	—	—	—	534,045
Other non-current assets	—	20,749	107,174	209,296	(2)	337,217

TOTAL ASSETS	$(570,671)	$536,270	$1,622,740	$2,599,926	$(1,345,988)	$2,842,277

LIABILITIES & SHAREHOLDERS’ (DEFICIT)/EQUITY

Accounts payable and accrued expenses	$320	$39,048	$743,006	$448,732	$(620,285)	$610,821
Estimated costs to complete long-term contracts	—	—	279,739	366,024	—	645,763
Other current liabilities	(52)	(1,085)	23,643	170,705	—	193,211

Total current liabilities	268	37,963	1,046,388	985,461	(620,285)	1,449,795
Corporate and other debt	—	340,000	43,678	16,261	—	399,939
Special-purpose project debt	—	—	—	181,613	—	181,613
Pension, postretirement and other employee benefits	—	—	294,133	143,687	—	437,820
Asbestos-related liability	—	519,790	—	—	—	519,790
Other long-term liabilities and minority interest	—	419,134	907,538	971,731	(2,160,818)	137,585
Subordinated Robbins obligations	—	—	111,674	—	—	111,674
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,268	1,316,887	2,403,411	2,473,753	(2,781,103)	3,623,216

Common stock and paid-in capital	242,490	242,490	242,490	374,892	(859,872)	242,490
(Accumulated deficit)/retained earnings	(653,991)	(653,669)	(653,723)	5,727	1,301,665	(653,991)
Accumulated other comprehensive loss	(369,438)	(369,438)	(369,438)	(254,446)	993,322	(369,438)

TOTAL SHAREHOLDERS’ (DEFICIT)/EQUITY	(780,939)	(780,617)	(780,671)	126,173	1,435,115	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	$(570,671)	$536,270	$1,622,740	$2,599,926	$(1,345,988)	$2,842,277

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating Revenues	$—	$—	$942,720	$2,872,147	$(91,052)	$3,723,815
Other Income	13,650	54,037	54,884	108,311	(153,389)	77,493

Total revenues and other income	13,650	54,037	997,604	2,980,458	(244,441)	3,801,308

Cost of operating revenues	—	—	880,982	2,656,912	(96,552)	3,441,342
Selling, general and administrative expenses	—	—	85,187	114,652	110	199,949
Other deductions and minority interest	24	198	74,560	109,564	(10,176)	174,170
Interest expense *	13,719	63,256	61,673	94,659	(137,823)	95,484
Equity in net loss of subsidiaries	(156,970)	(147,536)	(45,855)	—	350,361	—

(Loss)/earnings before income taxes	(157,063)	(156,953)	(150,653)	4,671	350,361	(109,637)
Provision for income taxes	—	—	6,317	41,109	—	47,426

Net loss	(157,063)	(156,953)	(156,970)	(36,438)	350,361	(157,063)

Other comprehensive income:
Foreign currency translation adjustment	6,762	6,762	6,762	5,858	(19,382)	6,762
Minimum pension liability adjustment net of tax of $18,886	58,677	58,677	58,677	44,483	(161,837)	58,677

Comprehensive (loss)/income	$(91,624)	$(91,514)	$(91,531)	$13,903	$169,142	$(91,624)

* Includes dividends on preferred securities of $18,130.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$1,392,043	$2,228,851	$(101,717)	$3,519,177
Other income	13,650	50,355	38,180	99,943	(146,768)	55,360

Total revenues and other income	13,650	50,355	1,430,223	2,328,794	(248,485)	3,574,537

Cost of operating revenues	—	—	1,440,544	2,089,827	(103,461)	3,426,910
Selling, general and administrative expenses	—	—	127,353	99,171	—	226,524
Other deductions and minority interest	73	4,205	95,469	98,390	—	198,137
Interest expense *	13,749	52,785	58,797	102,721	(145,024)	83,028
Equity in net losses of subsidiaries	(374,547)	(370,193)	(71,753)	—	816,493	—

Loss before income taxes	(374,719)	(376,828)	(363,693)	(61,315)	816,493	(360,062)
Provision /(benefit) for income taxes	—	(2,322)	10,854	6,125	—	14,657

Net loss prior to cumulative effect of a change in accounting principle	(374,719)	(374,506)	(374,547)	(67,440)	816,493	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill, net of $0 tax	(150,500)	(150,500)	(150,500)	(24,800)	325,800	(150,500)

Net loss	(525,219)	(525,006)	(525,047)	(92,240)	1,142,293	(525,219)

Other comprehensive (loss)/income:
Foreign currency translation adjustments	22,241	22,241	22,241	22,241	(66,723)	22,241
Net (loss)/gain on derivative instruments	(3,834)	(3,834)	(3,834)	284	7,384	(3,834)
Minimum pension liability adjustment net of tax benefit of $73,400	(226,011)	(226,011)	(226,011)	(170,303)	622,325	(226,011)

Comprehensive loss	$(732,823)	$(732,610)	$(732,651)	$(240,018)	$1,705,279	$(732,823)

* Includes dividends on preferred securities of $16,610.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December  28, 2001
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$1,500,541	$2,002,529	$(187,756)	$3,315,314
Other income	8,000	38,152	58,877	100,307	(128,176)	77,160

Total revenues and other income	8,000	38,152	1,559,418	2,102,836	(315,932)	3,392,474

Cost of operating revenues	—	—	1,506,801	1,823,980	(166,756)	3,164,025
Selling, general and administrative expenses	—	—	124,533	100,859	—	225,392
Other deductions and minority interest	130	2,195	84,003	71,625	(26,415)	131,538
Interest expense *	8,018	28,846	66,636	103,745	(122,761)	84,484
Equity in net (loss)/earnings of subsidiaries	(336,264)	(343,362)	5,493	—	674,133	—

(Loss)/earnings before income taxes	(336,412)	(336,251)	(217,062)	2,627	674,133	(212,965)
Provision /(benefit) for income taxes	(52)	—	119,202	4,245	—	123,395

Net loss	(336,360)	(336,251)	(336,264)	(1,618)	674,133	(336,360)

Other comprehensive (loss)/income:
Foreign currency translation adjustments	(10,191)	(10,191)	(10,191)	(12,683)	33,065	(10,191)
Net gain on derivative instruments	3,834	3,834	3,834	(284)	(7,384)	3,834
Minimum pension liability adjustment net of tax benefit of $0	(36,770)	(36,770)	(36,770)	—	73,540	(36,770)

Comprehensive loss	$(379,487)	$(379,378)	$(379,391)	$(14,585)	$773,354	$(379,487)

* Includes dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by
Operating Activities	$(93)	$18,811	$(163,781)	$87,168	$(4,203)	$(62,098)

Cash Flows from Investing Activities
Change in restricted cash	—	—	15,524	22,890	—	38,414
Capital expenditures	—	—	(105)	(12,765)	—	(12,870)
Proceeds from sale of properties	—	—	79,701	7,458	—	87,159
Increase in investment and advances	—	—	274	(274)	—	—
Increase in short-term investments	—	—	—	(6,808)	—	(6,808)

Net cash provided by
Investing Activities	—	—	95,394	10,501	—	105,895

Cash Flows from Financing Activities
Dividends to shareholders	—	—	—	(4,203)	4,203	—
Decrease in short-term debt	—	—	—	(14,826)	—	(14,826)
Proceeds from long-term debt	—	—	—	—	—	—
Repayment of long-term debt	—	(11,837)	(1,580)	(20,683)	—	(34,100)
Other	93	(6,974)	83,180	(79,178)	—	(2,879)

Net cash provided/(used) by
Financing Activities	93	(18,811)	81,600	(118,890)	4,203	(51,805)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	27,798	—	27,798

Increase in cash and cash equivalents	—	—	13,213	6,577	—	19,790
Cash and Cash equivalents, beginning of year	—	—	19,771	324,534	—	344,305

Cash and Cash equivalents, end of year	$—	$—	$32,984	$331,111	$—	$364,095

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash(used)/provided by
Operating Activities	$(172)	$(15,109)	$197,489	$(3,483)	$(18,360)	$160,365

Cash Flows from Investing Activities
Change in restricted cash	—	—	(15,900)	(68,893)	—	(84,793)
Capital expenditures	—	—	(40,932)	(12,463)	—	(53,395)
Proceeds from sale of properties	—	—	1,783	4,499	—	6,282
(Increase)/decrease in investment and advances	—	(350)	(21,049)	30,506	—	9,107
Decrease in short-term investments	—	—	—	93	—	93

Net cash used by
Investing Activities	—	(350)	(76,098)	(46,258)	—	(122,706)

Cash Flows from Financing Activities
Dividends to shareholders	—	—	—	(18,360)	18,360	—
Increase in short-term debt	—	—	—	(7,792)	—	(7,792)
Proceeds from long-term debt	—	70,000	—	546	—	70,546
Proceeds from lease financing obligation	—	—	44,900	—	—	44,900
Repayment of long-term debt	—	—	(24,440)	(21,151)	—	(45,591)
Other	172	(54,541)	(163,185)	215,493	—	(2,061)

Net cash provided/(used) by
Financing Activities	172	15,459	(142,725)	168,736	18,360	60,002

Effect of exchange rate changes on cash and cash equivalents	—	—	143	22,481	—	22,624

(Decrease)/increase in cash and cash equivalents	—	—	(21,191)	141,476	—	120,285
Cash and Cash equivalents, beginning of year	—	—	40,962	183,058	—	224,020

Cash and Cash equivalents, end of year	$—	$—	$19,771	$324,534	$—	$344,305

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

A. Senior Notes at 6.75% — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  28, 2001
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by
Operating Activities	$(96)	$(181,267)	$418,899	$(71,574)	$(254,643)	$(88,681)

Cash Flows from Investing Activities
Capital expenditures	—	(2,346)	(17,074)	(14,578)	—	(33,998)
Proceeds from sale of properties	—	—	190	59,482	—	59,672
Decrease/(increase) in investment and advances	—	—	77,838	(61,830)	—	16,008
Increase in short-term investments	—	—	—	1,530	—	1,530

Net cash (used)/provided by
Investing Activities	—	(2,346)	60,954	(15,396)	—	43,212

Cash Flows from Financing Activities
Dividends to shareholders	—	(4,888)	(228,936)	(25,707)	254,643	(4,888)
Decrease in short-term debt	—	—	(76,250)	(5,782)	—	(82,032)
Proceeds from Convertible Bonds, net	202,912	—	—			202,912
Proceeds from long-term debt	—	178,061	(285,000)	291,981	—	185,042
Repayment of long-term debt	—	(193,062)	(1,601)	(20,061)	—	(214,724)
Other	(202,816)	203,502	113,620	(115,083)	—	(777)

Net cash provided/(used) by
Financing Activities	96	183,613	(478,167)	125,348	254,643	85,533

Effect of exchange rate changes on cash and cash equivalents	—	—	(347)	(7,590)	—	(7,937)

Increase in cash and cash equivalents	—	—	1,339	30,788	—	32,127
Cash and Cash equivalents, beginning of year	—	—	39,623	152,270	—	191,893

Cash and Cash equivalents, end of year	$—	$—	$40,962	$183,058	$—	$224,020

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes

In May and June 2001, Foster Wheeler Ltd. issued 6.5% Convertible Subordinated Notes (“Convertible Notes”) due in 2007. The Convertible Notes are fully and unconditionally guaranteed by Foster Wheeler LLC, a 100% owned subsidiary of Foster Wheeler Ltd. Foster Wheeler LLC has assumed the obligation to fund the debt service. The following summarized consolidating financial information is presented in lieu of separate financial statements and other related disclosures of Foster Wheeler LLC because management does not believe that such separate financial statements and related disclosures would be material to investors. The following represents summarized condensed consolidating financial information as of December 26, 2003 and December 27, 2002 with respect to the financial position, and for the three years ended December 26, 2003 for results of operations and for cash flows of the Company and its 100% owned and majority-owned subsidiaries.

The Foster Wheeler Ltd. column presents the financial information of the parent company, who is also the issuer. The Guarantor Subsidiary column presents the financial information of the sole guarantor, Foster Wheeler LLC. The non-guarantor subsidiaries include the results of all direct and indirect non-guarantor subsidiaries of Foster Wheeler Ltd., including Foster Wheeler Holdings Ltd. (previously known as Foreign Holdings Ltd.), the parent of Foster Wheeler LLC. Foster Wheeler LLC owns, directly or indirectly, the other non-guarantor subsidiaries.

In 2002, the Non-Guarantor Subsidiaries column in the accompanying condensed consolidating balance sheets has been reclassified to conform to current financial statement presentation. In particular, allowance for doubtful accounts on accounts receivable trade of $66,561 have been reclassified from estimated costs to complete long-term contracts $(61,561) and advance payments $(5,000) to accounts receivable trade. Accordingly, the accounts receivable trade balance is now presented net of all reserves.

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$364,095	$—	$364,095
Accounts and notes receivable, net	—	272,361	497,096	(213,043)	556,414
Contracts in process and inventories	—	—	173,293	—	173,293
Other current assets	—	—	80,574	—	80,574

Total current assets	—	272,361	1,115,058	(213,043)	1,174,376
Investments in subsidiaries and others	(872,080)	(919,588)	146,231	1,744,088	98,651
Land, buildings & equipment (net)	—	—	309,615	—	309,615
Notes and accounts receivable long-term	210,000	575,118	181,716	(960,058)	6,776
Intangible assets (net)	—	—	122,689	—	122,689
Asbestos-related insurance recovery receivable	—	495,400	—	—	495,400
Other non-current assets	—	28,478	270,545	—	299,023

TOTAL ASSETS	$(662,080)	$451,769	$2,145,854	$570,987	$2,506,530

LIABILITIES & SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$412	$78,278	$821,015	$(213,043)	$686,662
Estimated costs to complete long-term contracts	—	—	552,754	—	552,754
Other current liabilities	(52)	(1,085)	135,481	—	134,344

Total current liabilities	360	77,193	1,509,250	(213,043)	1,373,760
Corporate and other debt	—	328,163	67,939	—	396,102
Special-purpose project debt	—	—	119,281	—	119,281
Pension, postretirement and other employee benefits	—	—	295,133	—	295,133
Asbestos-related liability	—	526,200	—	—	526,200
Other long-term liabilities and minority interest	—	392,221	739,742	(960,058)	171,905
Subordinated Robbins obligations	—	—	111,589	—	111,589
Convertible subordinated notes	210,000	—	—	—	210,000
Preferred trust securities	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,360	1,323,777	3,017,934	(1,173,101)	3,378,970

Common stock and paid in capital	242,613	242,613	242,613	(485,226)	242,613
Accumulated deficit	(811,054)	(810,622)	(810,694)	1,621,316	(811,054)
Accumulated other comprehensive loss	(303,999)	(303,999)	(303,999)	607,998	(303,999)

TOTAL SHAREHOLDERS’ DEFICIT	(872,440)	(872,008)	(872,080)	1,744,088	(872,440)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$(662,080)	$451,769	$2,145,854	$570,987	$2,506,530

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$344,305	$—	$344,305
Accounts and notes receivable, net	—	228,428	567,341	(167,548)	628,221
Contracts in process and inventories	—	—	279,824	—	279,824
Other current assets	—	—	77,497	—	77,497

Total current assets	—	228,428	1,268,967	(167,548)	1,329,847
Investments in subsidiaries and others	(780,671)	(842,608)	150,514	1,561,288	88,523
Land, buildings & equipment (net)	—	—	407,819	—	407,819
Notes and accounts receivable long-term	210,000	595,656	196,944	(980,656)	21,944
Intangible assets (net)	—	—	122,882	—	122,882
Asbestos-related insurance recovery receivable	—	534,045	—	—	534,045
Other non-current assets	—	20,749	316,468	—	337,217

TOTAL ASSETS	$(570,671)	$536,270	$2,463,594	$413,084	$2,842,277

LIABILITIES & SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$320	$39,048	$739,001	$(167,548)	$610,821
Estimated costs to complete long-term contracts	—	—	645,763	—	645,763
Other current liabilities	(52)	(1,085)	194,348	—	193,211

Total current liabilities	268	37,963	1,579,112	(167,548)	1,449,795
Corporate and other debt	—	340,000	59,939	—	399,939
Special-purpose project debt	—	—	181,613	—	181,613
Pension, postretirement and other employee benefits	—	—	437,820	—	437,820
Asbestos-related liability	—	519,790	—	—	519,790
Other long-term liabilities and minority interest	—	419,134	699,107	(980,656)	137,585
Subordinated Robbins obligations	—	—	111,674	—	111,674
Convertible subordinated notes	210,000	—	—	—	210,000
Preferred trust securities	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,268	1,316,887	3,244,265	(1,148,204)	3,623,216

Common stock and paid-in capital	242,490	242,490	242,490	(484,980)	242,490
Accumulated deficit	(653,991)	(653,669)	(653,723)	1,307,392	(653,991)
Accumulated other comprehensive loss	(369,438)	(369,438)	(369,438)	738,876	(369,438)

TOTAL SHAREHOLDERS’ DEFICIT	(780,939)	(780,617)	(780,671)	1,561,288	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$(570,671)	$536,270	$2,463,594	$413,084	$2,842,277

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$3,723,815	$—	$3,723,815
Other income	13,650	54,037	95,692	(85,886)	77,493

Total revenues and other income	13,650	54,037	3,819,507	(85,886)	3,801,308

Cost of operating revenues	—	—	3,441,342	—	3,441,342
Selling, general and administrative expenses	—	—	199,949	—	199,949
Other deductions and minority interest	24	198	173,948	—	174,170
Interest expense *	13,719	63,256	104,395	(85,886)	95,484
Equity in net loss of subsidiaries	(156,970)	(147,536)	(9,416)	313,922	—

Loss before income taxes	(157,063)	(156,953)	(109,543)	313,922	(109,637)
Provision for income taxes	—	—	47,426	—	47,426

Net loss	(157,063)	(156,953)	(156,969)	313,922	(157,063)

Other comprehensive income:
Foreign currency translation adjustments	6,762	6,762	6,762	(13,524)	6,762
Minimum pension liability adjustment
net of tax of $18,886	58,677	58,677	58,677	(117,354)	58,677

Comprehensive loss	$(91,624)	$(91,514)	$(91,530)	$183,044	$(91,624)

* Includes dividends on preferred securities of $18,130.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$3,519,177	$—	$3,519,177
Other income	13,650	50,355	72,069	(80,714)	55,360

Total revenues and other income	13,650	50,355	3,591,246	(80,714)	3,574,537

Cost of operating revenues	—	—	3,426,910	—	3,426,910
Selling, general and administrative expenses	—	—	226,524	—	226,524
Other deductions and minority interest	73	4,205	193,859	—	198,137
Interest expense *	13,749	52,785	97,208	(80,714)	83,028
Equity in net losses of subsidiaries	(374,547)	(370,193)	(4,313)	749,053	—

Loss before income taxes	(374,719)	(376,828)	(357,568)	749,053	(360,062)
Provision /(benefit) for income taxes	—	(2,322)	16,979	—	14,657

Net loss prior to cumulative effect of a change in accounting principle	(374,719)	(374,506)	(374,547)	749,053	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill, net of $0 tax	(150,500)	(150,500)	(150,500)	301,000	(150,500)

Net loss	(525,219)	(525,006)	(525,047)	1,050,053	(525,219)

Other comprehensive (loss)/income:
Foreign currency translation adjustments	22,241	22,241	22,241	(44,482)	22,241
Net loss on derivative instruments	(3,834)	(3,834)	(3,834)	7,668	(3,834)
Minimum pension liability adjustment
net of tax benefit of $73,400	(226,011)	(226,011)	(226,011)	452,022	(226,011)

Comprehensive loss	$(732,823)	$(732,610)	$(732,651)	$1,465,261	$(732,823)

* Includes dividends on preferred securities of $16,610.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December  28, 2001
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$3,315,314	$—	$3,315,314
Other income	8,000	38,152	92,928	(61,920)	77,160

Total revenues and other income	8,000	38,152	3,408,242	(61,920)	3,392,474

Cost of operating revenues	—	—	3,164,025	—	3,164,025
Selling, general and administrative expenses	—	—	225,392	—	225,392
Other deductions and minority interest	130	2,195	129,213	—	131,538
Interest expense *	8,018	28,846	109,540	(61,920)	84,484
Equity in net (loss)/earnings of subsidiaries	(336,264)	(343,362)	7,111	672,515	—

Loss before income taxes	(336,412)	(336,251)	(212,817)	672,515	(212,965)
Provision /(benefit) for income taxes	(52)	—	123,447	—	123,395

Net loss	(336,360)	(336,251)	(336,264)	672,515	(336,360)

Other comprehensive (loss)/income:
Foreign currency translation adjustments	(10,191)	(10,191)	(10,191)	20,382	(10,191)
Net gain on derivative instruments	3,834	3,834	3,834	(7,668)	3,834
Minimum pension liability adjustment
net of tax benefit of $0	(36,770)	(36,770)	(36,770)	73,540	(36,770)

Comprehensive loss	$(379,487)	$(379,378)	$(379,391)	$758,769	$(379,487)

* Includes dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash used by Operating Activities	$(93)	$18,811	$(78,576)	$(2,240)	$(62,098)

Cash Flows from Investing Activities
Change in restricted cash	—	—	38,414	—	38,414
Capital expenditures	—	—	(12,870)	—	(12,870)
Proceeds from sale of properties	—	—	87,159	—	87,159
Increase in short-term investments	—	—	(6,808)	—	(6,808)

Net cash provided by Investing Activities	—	—	105,895	—	105,895

Cash Flows from Financing Activities
Dividends to shareholders	—	—	(2,240)	2,240	—
Decrease in short-term debt	—	—	(14,826)	—	(14,826)
Repayment of long-term debt	—	(11,837)	(22,263)	—	(34,100)
Other	93	(6,974)	4,002	—	(2,879)

Net cash provided by Financing Activities	93	(18,811)	(35,327)	2,240	(51,805)

Effect of exchange rate changes on cash and cash equivalents	—	—	27,798	—	27,798

Increase in cash and cash equivalents	—	—	19,790	—	19,790
Cash and Cash equivalents, beginning of year	—	—	344,305	—	344,305

Cash and Cash equivalents, end of year	$—	$—	$364,095	$—	$364,095

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash(used)/provided by Operating Activities	$(172)	$(15,109)	$179,036	$(3,390)	$160,365

Cash Flows from Investing Activities
Change in restricted cash	—	—	(84,793)	—	(84,793)
Capital expenditures	—	—	(53,395)	—	(53,395)
Proceeds from sale of properties	—	—	6,282	—	6,282
(Increase)/decrease in investment and advances	—	(350)	9,457	—	9,107
Decrease in short-term investments	—	—	93	—	93

Net cash used by Investing Activities	—	(350)	(122,356)	—	(122,706)

Cash Flows from Financing Activities
Dividends to shareholders	—	—	(3,390)	3,390	—
Increase in short-term debt	—	—	(7,792)	—	(7,792)
Proceeds from long-term debt	—	70,000	546	—	70,546
Proceeds from lease financing obligation	—	—	44,900	—	44,900
Repayment of long-term debt	—	—	(45,591)	—	(45,591)
Other	172	(54,541)	52,308	—	(2,061)

Net cash provided by Financing Activities	172	15,459	40,981	3,390	60,002

Effect of exchange rate changes on cash and cash equivalents	—	—	22,624	—	22,624

Increase in cash and cash equivalents	—	—	120,285	—	120,285
Cash and Cash equivalents, beginning of year	—	—	224,020	—	224,020

Cash and Cash equivalents, end of year	$—	$—	$344,305	$—	$344,305

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

B. Convertible Subordinated Notes — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  28, 2001
(in thousands of dollars)

	Foster Wheeler Ltd.	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(96)	$(181,267)	$321,618	$(228,936)	$(88,681)

Cash Flows from Investing Activities
Capital expenditures	—	(2,346)	(31,652)	—	(33,998)
Proceeds from sale of properties	—	—	59,672	—	59,672
Decrease in investment and advances	—	—	16,008	—	16,008
Increase in short-term investments	—	—	1,530	—	1,530

Net cash (used)/provided by Investing Activities	—	(2,346)	45,558	—	43,212

Cash Flows from Financing Activities
Dividends to shareholders	—	(4,888)	(228,936)	228,936	(4,888)
Decrease in short-term debt	—	—	(82,032)	—	(82,032)
Proceeds from Convertible Bonds, net	202,912	—	—	—	202,912
Proceeds from long-term debt	—	178,061	6,981	—	185,042
Repayment of long-term debt	—	(193,062)	(21,662)	—	(214,724)
Other	(202,816)	203,502	(1,463)	—	(777)

Net cash provided/(used) by Financing Activities	96	183,613	(327,112)	228,936	85,533

Effect of exchange rate changes on cash and cash equivalents	—	—	(7,937)	—	(7,937)

Increase in cash and cash equivalents	—	—	32,127	—	32,127
Cash and Cash equivalents, beginning of year	—	—	191,893	—	191,893

Cash and Cash equivalents, end of year	$—	$—	$224,020	$—	$224,020

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities

On January 13, 1999, FW Preferred Capital Trust I, a Delaware Business Trust, which is a 100% indirectly owned finance subsidiary of the Company, issued $175,000 in Preferred Trust Securities. The Preferred Trust Securities are fully and unconditionally guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. Each of the guarantees is full and unconditional and joint and several. Foster Wheeler LLC has assumed the obligation to fund the debt service. These Preferred Trust Securities are entitled to receive cumulative cash distributions at an annual rate of 9.0%. Distributions are paid quarterly in arrears on April 15, July 15, October 15 and January 15 of each year. Such distributions may be deferred for periods up to five years. In accordance with this provision, the Company has deferred all quarterly distributions beginning with the distribution due on January 15, 2002. The maturity date is January 15, 2029. Foster Wheeler can redeem these Preferred Trust Securities on or after January 15, 2004. The following summarized consolidating financial information is presented in lieu of separate financial statements and other related disclosures of the 100% indirectly owned subsidiary guarantor and issuer because management does not believe that such separate financial statements and related disclosures would be material to investors. The following represents summarized condensed consolidating financial information as of December 26, 2003 and December 27, 2002 with respect to the financial position, and for the three years ended December 26, 2003 for results of operations and for cash flows of the Company and its 100% owned and majority-owned subsidiaries.

The Foster Wheeler Ltd. column presents the parent company’s financial information. Foster Wheeler Ltd. is also a guarantor. The FW Preferred Capital Trust column presents the financial information of the issuer. The Guarantor Subsidiary column presents the financial information of Foster Wheeler LLC, but excludes that of Foster Wheeler Ltd. which is separately presented. The non-guarantor subsidiaries include Foster Wheeler Holdings Ltd. (previously known as Foreign Holdings Ltd.), the parent of Foster Wheeler LLC. Foster Wheeler LLC owns, directly or indirectly, the other non-guarantor subsidiaries.

In 2002, the Non-Guarantor Subsidiaries column in the accompanying condensed consolidating balance sheets has been reclassified to conform to current financial statement presentation. In particular, allowance for doubtful accounts on accounts receivable trade of $66,561 have been reclassified from estimated costs to complete long-term contracts $(61,561) and advance payments $(5,000) to accounts receivable trade. Accordingly, the accounts receivable trade balance is now presented net of all reserves.

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$—	$364,095	$—	$364,095
Accounts and notes receivable, net	—	—	272,361	497,096	(213,043)	556,414
Contracts in process and inventories	—	—	—	173,293	—	173,293
Other current assets	—	—	—	80,574	—	80,574

Total current assets	—	—	272,361	1,115,058	(213,043)	1,174,376
Investments in subsidiaries and others	(872,080)	—	(919,588)	146,231	1,744,088	98,651
Land, buildings & equipment (net)	—	—	—	309,615	—	309,615
Notes and accounts receivable long-term	210,000	175,000	575,118	6,716	(960,058)	6,776
Intangible assets (net)	—	—	—	122,689	—	122,689
Asbestos-related insurance recovery receivable	—	—	495,400	—	—	495,400
Other non-current assets	—	—	28,478	270,545	—	299,023

TOTAL ASSETS	$(662,080)	$175,000	$451,769	$1,970,854	$570,987	$2,506,530

LIABILITIES & SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$412	$—	$78,278	$821,015	$(213,043)	$686,662
Estimated costs to complete long-term contracts	—	—	—	552,754	—	552,754
Other current liabilities	(52)	—	(1,085)	135,481	—	134,344

Total current liabilities	360	—	77,193	1,509,250	(213,043)	1,373,760
Corporate and other debt	—	—	328,163	67,939	—	396,102
Special-purpose project debt	—	—	—	119,281	—	119,281
Pension, postretirement and other employee benefits	—	—	—	295,133	—	295,133
Asbestos-related liability	—	—	526,200	—	—	526,200
Other long-term liabilities and minority interest	—	—	392,221	739,742	(960,058)	171,905
Subordinated Robbins obligations	—	—	—	111,589	—	111,589
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	175,000	—	—	—	175,000

TOTAL LIABILITIES	210,360	175,000	1,323,777	2,842,934	(1,173,101)	3,378,970

Common stock and paid-in capital	242,613	—	242,613	242,613	(485,226)	242,613
Accumulated deficit	(811,054)	—	(810,622)	(810,694)	1,621,316	(811,054)
Accumulated other comprehensive loss	(303,999)	—	(303,999)	(303,999)	607,998	(303,999)

TOTAL SHAREHOLDERS’ DEFICIT	(872,440)	—	(872,008)	(872,080)	1,744,088	(872,440)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$(662,080)	$175,000	$451,769	$1,970,854	$570,987	$2,506,530

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$—	$344,305	$—	$344,305
Accounts and notes receivable, net	—	—	228,428	567,341	(167,548)	628,221
Contracts in process and inventories	—	—	—	279,824	—	279,824
Other current assets	—	—	—	77,497	—	77,497

Total current assets	—	—	228,428	1,268,967	(167,548)	1,329,847
Investments in subsidiaries and others	(780,671)	—	(842,608)	150,514	1,561,288	88,523
Land, buildings & equipment (net)	—	—	—	407,819	—	407,819
Notes and accounts receivable long-term	210,000	175,000	595,656	21,944	(980,656)	21,944
Intangible assets (net)	—	—	—	122,882	—	122,882
Asbestos-related insurance recovery receivable	—	—	534,045	—	—	534,045
Other non-current assets	—	—	20,749	316,468	—	337,217

TOTAL ASSETS	$(570,671)	$175,000	$536,270	$2,288,594	$413,084	$2,842,277

LIABILITIES & SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$320	$—	$39,048	$739,001	$(167,548)	$610,821
Estimated costs to complete long-term contracts	—	—	—	645,763	—	645,763
Other current liabilities	(52)	—	(1,085)	194,348	—	193,211

Total current liabilities	268	—	37,963	1,579,112	(167,548)	1,449,795
Corporate and other debt	—	—	340,000	59,939	—	399,939
Special-purpose project debt	—	—	—	181,613	—	181,613
Pension, postretirement and other employee benefits	—	—	—	437,820	—	437,820
Asbestos-related liability	—	—	519,790	—	—	519,790
Other long-term liabilities and minority interest	—	—	419,134	699,107	(980,656)	137,585
Subordinated Robbins obligations	—	—	—	111,674	—	111,674
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	175,000	—	—	—	175,000

TOTAL LIABILITIES	210,268	175,000	1,316,887	3,069,265	(1,148,204)	3,623,216

Common stock and paid-in capital	242,490	—	242,490	242,490	(484,980)	242,490
Accumulated deficit	(653,991)	—	(653,669)	(653,723)	1,307,392	(653,991)
Accumulated other comprehensive loss	(369,438)	—	(369,438)	(369,438)	738,876	(369,438)

TOTAL SHAREHOLDERS’ DEFICIT	(780,939)	—	(780,617)	(780,671)	1,561,288	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$(570,671)	$175,000	$536,270	$2,288,594	$413,084	$2,842,277

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,723,815	$—	$3,723,815
Other income	13,650	18,130	54,037	77,562	(85,886)	77,493

Total revenues and other income	13,650	18,130	54,037	3,801,377	(85,886)	3,801,308

Cost of operating revenues	—	—	—	3,441,342	—	3,441,342
Selling, general and administrative expenses	—	—	—	199,949	—	199,949
Other deductions and minority interest	24	—	198	173,948	—	174,170
Interest expense *	13,719	18,130	63,256	86,265	(85,886)	95,484
Equity in net loss of subsidiaries	(156,970)	—	(147,536)	(9,416)	313,922	—

Loss before income taxes	(157,063)	—	(156,953)	(109,543)	313,922	(109,637)
Provision for income taxes	—	—	—	47,426	—	47,426

Net loss	(157,063)	—	(156,953)	(156,969)	313,922	(157,063)

Other comprehensive income:
Foreign currency translation adjustments	6,762	—	6,762	6,762	(13,524)	6,762
Minimum pension liability adjustment
net of tax of $18,886	58,677	—	58,677	58,677	(117,354)	58,677

Comprehensive loss	$(91,624)	$—	$(91,514)	$(91,530)	$183,044	$(91,624)

* Includes dividends on preferred securities of $18,130.

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,519,177	$—	$3,519,177
Other income	13,650	16,610	50,355	55,459	(80,714)	55,360

Total revenues and other income	13,650	16,610	50,355	3,574,636	(80,714)	3,574,537

Cost of operating revenues	—	—	—	3,426,910	—	3,426,910
Selling, general and administrative expenses	—	—	—	226,524	—	226,524
Other deductions and minority interest	73	—	4,205	193,859	—	198,137
Interest expense *	13,749	16,610	52,785	80,598	(80,714)	83,028
Equity in net losses of subsidiaries	(374,547)	—	(370,193)	(4,313)	749,053	—

Loss before income taxes	(374,719)	—	(376,828)	(357,568)	749,053	(360,062)
Provision /(benefit) for income taxes	—	—	(2,322)	16,979	—	14,657

Net loss prior to cumulative effect of a change in accounting principle	(374,719)	—	(374,506)	(374,547)	749,053	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill, net of $0 tax	(150,500)	—	(150,500)	(150,500)	301,000	(150,500)

Net loss	(525,219)	—	(525,006)	(525,047)	1,050,053	(525,219)

Other comprehensive (loss)/income:
Foreign currency translation adjustments	22,241	—	22,241	22,241	(44,482)	22,241
Net loss on derivative instruments	(3,834)	—	(3,834)	(3,834)	7,668	(3,834)
Minimum pension liability adjustment net of tax benefit of $73,400	(226,011)	—	(226,011)	(226,011)	452,022	(226,011)

Comprehensive loss	$(732,823)	$—	$(732,610)	$(732,651)	$1,465,261	$(732,823)

* Includes dividends on preferred securities of $16,610.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December  28, 2001
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$—	$3,315,314	$—	$3,315,314
Other income	8,000	15,750	38,152	77,178	(61,920)	77,160

Total revenues and other income	8,000	15,750	38,152	3,392,492	(61,920)	3,392,474

Cost of operating revenues	—	—	—	3,164,025	—	3,164,025
Selling, general and administrative expenses	—	—	—	225,392	—	225,392
Other deductions and minority interest	130	—	2,195	129,213	—	131,538
Interest expense *	8,018	15,750	28,846	93,790	(61,920)	84,484
Equity in net (loss)/earnings of subsidiaries	(336,264)	—	(343,362)	7,111	672,515	—

Loss before income taxes	(336,412)	—	(336,251)	(212,817)	672,515	(212,965)
Provision /(benefit) for income taxes	(52)	—	—	123,447	—	123,395

Net loss	(336,360)	—	(336,251)	(336,264)	672,515	(336,360)

Other comprehensive (loss)/income:
Foreign currency translation adjustments	(10,191)	—	(10,191)	(10,191)	20,382	(10,191)
Net gain on derivative instruments	3,834	—	3,834	3,834	(7,668)	3,834
Minimum pension liability adjustment net of tax benefit of $0	(36,770)	—	(36,770)	(36,770)	73,540	(36,770)

Comprehensive loss	$(379,487)	$—	$(379,378)	$(379,391)	$758,769	$(379,487)

* Includes dividends on preferred securities of $15,750.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash used by Operating Activities	$(93)	$—	$18,811	$(78,576)	$(2,240)	$(62,098)

Cash Flows from Investing Activities
Change in restricted cash	—	—	—	38,414	—	38,414
Capital expenditures	—	—	—	(12,870)	—	(12,870)
Proceeds from sale of properties	—	—	—	87,159	—	87,159
Increase in short-term investments	—	—	—	(6,808)	—	(6,808)

Net cash provided by Investing Activities	—	—	—	105,895	—	105,895

Cash Flows from Financing Activities
Dividends to shareholders	—	—	—	(2,240)	2,240	—
Decrease in short-term debt	—	—	—	(14,826)	—	(14,826)
Repayment of long-term debt	—	—	(11,837)	(22,263)	—	(34,100)
Other	93	—	(6,974)	4,002	—	(2,879)

Net cash provided/(used) by Financing Activities	93	—	(18,811)	(35,327)	2,240	(51,805)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	27,798	—	27,798

Increase in cash and cash equivalents	—	—	—	19,790	—	19,790
Cash and Cash equivalents, beginning of year	—	—	—	344,305	—	344,305

Cash and Cash equivalents, end of year	$—	$—	$—	$364,095	$—	$364,095

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash(used)/provided by Operating Activities	$(172)	$—	$(15,109)	$179,036	$(3,390)	$160,365

Cash Flows from Investing Activities
Change in restricted cash	—	—	—	(84,793)	—	(84,793)
Capital expenditures	—	—	—	(53,395)	—	(53,395)
Proceeds from sale of properties	—	—	—	6,282	—	6,282
(Increase)/decrease in investment and advances	—	—	(350)	9,457	—	9,107
Decrease in short-term investments	—	—	—	93	—	93

Net cash used by Investing Activities	—	—	(350)	(122,356)	—	(122,706)

Cash Flows from Financing Activities
Dividends to shareholders	—	—	—	(3,390)	3,390	—
Increase in short-term debt	—	—	—	(7,792)	—	(7,792)
Proceeds from long-term debt	—	—	70,000	546	—	70,546
Proceeds from lease financing obligation	—	—	—	44,900	—	44,900
Repayment of long-term debt	—	—	—	(45,591)	—	(45,591)
Other	172	—	(54,541)	52,308	—	(2,061)

Net cash provided by Financing Activities	172	—	15,459	40,981	3,390	60,002

Effect of exchange rate changes on cash and cash equivalents	—	—	—	22,624	—	22,624

Increase in cash and cash equivalents	—	—	—	120,285	—	120,285
Cash and Cash equivalents, beginning of year	—	—	—	224,020	—	224,020

Cash and Cash equivalents, end of year	$—	$—	$—	$344,305	$—	$344,305

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information — (Continued)

C. Preferred Trust Securities — (Continued)

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December  28, 2001
(in thousands of dollars)

	Foster Wheeler Ltd.	FW Preferred Capital Trust	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(96)	$—	$(181,267)	$321,618	$(228,936)	$(88,681)

Cash Flows from Investing Activities
Capital expenditures	—	—	(2,346)	(31,652)	—	(33,998)
Proceeds from sale of properties	—	—	—	59,672	—	59,672
Decrease in investment and advances	—	—	—	16,008	—	16,008
Increase in short-term investments	—	—	—	1,530	—	1,530

Net cash (used)/provided by Investing Activities	—	—	(2,346)	45,558	—	43,212

Cash Flows from Financing Activities
Dividends to shareholders	—	—	(4,888)	(228,936)	228,936	(4,888)
Decrease in short-term debt	—	—	—	(82,032)	—	(82,032)
Proceeds from Convertible Bonds, net	202,912		—	—	—	202,912
Proceeds from long-term debt	—	—	178,061	6,981	—	185,042
Repayment of long-term debt	—	—	(193,062)	(21,662)	—	(214,724)
Other	(202,816)	—	203,502	(1,463)	—	(777)

Net cash provided/(used) by Financing Activities	96	—	183,613	(327,112)	228,936	85,533

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7,937)	—	(7,937)

Increase in cash and cash equivalents	—	—	—	32,127	—	32,127
Cash and Cash equivalents, beginning of year	—	—	—	191,893	—	191,893

Cash and Cash equivalents, end of year	$—	$—	$—	$224,020	$—	$224,020

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

Under the terms of Foster Wheeler LLC’s proposed exchange offer, Foster Wheeler LLC plans to issue 10.5% Senior Secured Notes due 2011 in exchange for a portion of its Senior Notes at 6.75% due 2005.

The proposed 10.5% Senior Secured Notes are to be fully and unconditionally guaranteed by Foster Wheeler Ltd. and the following 100% owned companies:  Continental Finance Company Ltd., Energy Holdings, Inc., Equipment Consultants, Inc., Financial Services S.a.r.l., Foster Wheeler Holdings, Ltd., Foster Wheeler Asia Limited, Foster Wheeler Capital & Finance Corporation, Foster Wheeler Constructors, Inc., Foster Wheeler Development Corporation, FW Energie B.V., Foster Wheeler Energy Corporation, Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Energy Services, Inc., Foster Wheeler Enviresponse, Inc., Foster Wheeler Environmental Corporation, Foster Wheeler Europe Limited, Foster Wheeler Facilities Management, Inc., Foster Wheeler Inc., Foster Wheeler Intercontinental Corporation, Foster Wheeler International Corporation, Foster Wheeler International Holdings, Inc., Foster Wheeler Middle East Corporation, Foster Wheeler North America Corp. (“formerly known as Foster Wheeler Power Group, Inc.), Foster Wheeler Power Corporation, Foster Wheeler Power Systems, Inc., Foster Wheeler Pyropower, Inc., Foster Wheeler Real Estate Development Corporation, Foster Wheeler Realty Services, Inc., Foster Wheeler USA Corporation, Foster Wheeler Virgin Islands, Inc., Foster Wheeler Zack, Inc., FW Hungary Licensing Limited Liability Company, FW Mortshal, Inc., HFM International, Inc., PGI Holdings, Inc., Process Consultants, Inc., Pyropower Operating Services Company, Inc. and Perryville III Trust.  Each of the guarantees is full and unconditional and joint and several. Foster Wheeler LLC and each of the subsidiary guarantors are 100% owned, directly or indirectly, by Foster Wheeler Ltd. The condensed consolidating financial information is presented in lieu of separate financial statements and other related disclosures of the wholly owned subsidiary guarantors and issuer because management does not believe that such separate financial statements and related disclosures would be material to investors.  The following represents condensed consolidating financial information as of December 26, 2003 and December 27, 2002 with respect to the financial position, and for each of the three years in the period ended December 26, 2003 for results of operations and for cash flows of the Company and its 100% owned and majority-owned subsidiaries.

The Foster Wheeler Ltd. column presents the parent company’s financial information. Foster Wheeler Ltd. is also a guarantor. The Foster Wheeler LLC column presents the issuer’s financial information. The Guarantor Subsidiaries column presents the financial information of all guarantors excluding that of Foster Wheeler Ltd. which is separately presented. The guarantor subsidiaries include the results of Foster Wheeler Holdings Ltd. (formerly known as Foreign Holdings Ltd.), the parent of Foster Wheeler LLC. Foster Wheeler LLC owns, directly or indirectly, the other guarantor subsidiaries and non-guarantor subsidiaries.

Under the terms of the proposed 10.5% Senior Secured Notes, the Company has the option to add other wholly owned subsidiaries as guarantors in the future to avoid increases in the interest rate. The interest rate could increase up to 1% should the Company elect not to provide the additional guarantor subsidiaries.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Assets
Cash and cash equivalents	$—	$—	$33,161	$330,934	$—	$364,095
Accounts and notes receivable, net	—	272,361	113,559	777,142	(606,648)	556,414
Contracts in process and inventories	—	—	121,527	60,876	(9,110)	173,293
Investment and advances	—	—	88,641	—	(88,641)	—
Other current assets	—	—	4,359	76,215	—	80,574

Total current assets	—	272,361	361,247	1,245,167	(704,399)	1,174,376
Investments in subsidiaries and others	(872,080)	(919,588)	375,116	138,896	1,376,307	98,651
Land, buildings & equipment (net)	—	—	64,315	245,300	—	309,615
Notes and accounts receivable long-term	210,000	575,118	114,508	258,490	(1,151,340)	6,776
Intangible assets (net)	—	—	101,664	21,025	—	122,689
Asbestos-related insurance recovery receivable	—	495,400	—	—	—	495,400
Other non-current assets	—	28,478	83,898	186,647	—	299,023

TOTAL ASSETS	$(662,080)	$451,769	$1,100,748	$2,095,525	$(479,432)	$2,506,530

Liabilities & Shareholders’ Deficit
Accounts payable and accrued expenses	$412	$78,278	$706,397	$517,333	$(615,758)	$686,662
Estimated costs to complete long-term contracts	—	—	162,168	390,586	—	552,754
Other current liabilities	(52)	(1,085)	14,385	121,096	—	134,344

Total current liabilities	360	77,193	882,950	1,029,015	(615,758)	1,373,760
Corporate and other debt	—	328,163	44,120	23,819	—	396,102
Special-purpose project debt	—	—	—	119,281	—	119,281
Pension, postretirement and other employee benefits	—	—	216,281	78,852	—	295,133
Asbestos-related liability	—	526,200	—	—	—	526,200
Other long-term liabilities and minority interest	—	392,221	717,888	228,401	(1,166,605)	171,905
Subordinated Robbins obligations	—	—	111,589	—	—	111,589
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,360	1,323,777	1,972,828	1,654,368	(1,782,363)	3,378,970

Common stock and paid-in capital	242,613	242,613	242,613	465,451	(950,677)	242,613
Accumulated deficit	(811,054)	(810,622)	(810,694)	174,312	1,447,004	(811,054)
Accumulated other comprehensive loss	(303,999)	(303,999)	(303,999)	(198,606)	806,604	(303,999)

TOTAL SHAREHOLDERS’ (DEFICIT)/EQUITY	(872,440)	(872,008)	(872,080)	441,157	1,302,931	(872,440)

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	$(662,080)	$451,769	$1,100,748	$2,095,525	$(479,432)	$2,506,530

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)
24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Assets
Cash and cash equivalents	$—	$—	$20,962	$323,343	$—	$344,305
Accounts and notes receivable, net	—	228,428	168,076	786,991	(555,274)	628,221
Contracts in process and inventories	—	—	177,115	110,959	(8,250)	279,824
Investment and advances	—	—	292,654	—	(292,654)	—
Other current assets	—	—	39,924	38,102	(529)	77,497

Total current assets	—	228,428	698,731	1,259,395	(856,707)	1,329,847
Investments in subsidiaries and others	(780,671)	(842,608)	241,131	128,808	1,341,863	88,523
Land, buildings & equipment (net)	—	—	103,489	304,330	—	407,819
Notes and accounts receivable long-term	210,000	595,656	122,506	253,167	(1,159,385)	21,944
Intangible assets (net)	—	—	104,349	18,533	—	122,882
Asbestos-related insurance recovery receivable	—	534,045	—	—	—	534,045
Other non-current assets	—	20,749	107,174	209,296	(2)	337,217

TOTAL ASSETS	$(570,671)	$536,270	$1,377,380	$2,173,529	$(674,231)	$2,842,277

Liabilities & Shareholders’ (Deficit)/Equity
Accounts payable and accrued expenses	$320	$39,048	$749,113	$386,393	$(564,053)	$610,821
Estimated costs to complete long-term contracts	—	—	279,739	366,024	—	645,763
Other current liabilities	(52)	(1,085)	11,610	182,738	—	193,211

Total current liabilities	268	37,963	1,040,462	935,155	(564,053)	1,449,795
Corporate and other debt	—	340,000	43,678	16,261	—	399,939
Special-purpose project debt	—	—	—	181,613	—	181,613
Pension, postretirement and other employee	—	—	—	—	—
benefits	—	—	294,133	143,687	—	437,820
Asbestos-related liability	—	519,790	—	—	—	519,790
Other long-term liabilities and minority interest	—	419,134	668,104	211,408	(1,161,061)	137,585
Subordinated Robbins obligations	—	—	111,674	—	—	111,674
Convertible subordinated notes	210,000	—	—	—	—	210,000
Preferred trust securities	—	—	—	175,000	—	175,000

TOTAL LIABILITIES	210,268	1,316,887	2,158,051	1,663,164	(1,725,114)	3,623,216

Common stock and paid-in capital	242,490	242,490	242,490	571,429	(1,056,409)	242,490
(Accumulated deficit)/retained earnings	(653,991)	(653,669)	(653,723)	183,751	1,123,641	(653,991)
Accumulated other comprehensive loss	(369,438)	(369,438)	(369,438)	(244,775)	983,651	(369,438)

TOTAL SHAREHOLDERS’ (DEFICIT)/EQUITY	(780,939)	(780,617)	(780,671)	510,405	1,050,883	(780,939)

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	$(570,671)	$536,270	$1,377,380	$2,173,529	$(674,231)	$2,842,277

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December 26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating Revenues	$—	$—	$942,720	$2,872,147	$(91,052)	$3,723,815
Other Income	13,650	54,037	52,592	95,191	(137,977)	77,493

Total revenues and other income	13,650	54,037	995,312	2,967,338	(229,029)	3,801,308
Cost of operating revenues	—	—	880,982	2,656,912	(96,552)	3,441,342
Selling, general and administrative expenses	—	—	85,237	114,602	110	199,949
Other deductions and minority interest	24	198	140,348	65,538	(31,938)	174,170
Interest expense *	13,719	63,256	78,352	40,806	(100,649)	95,484
Equity in net loss of subsidiaries	(156,970)	(147,536)	50,494	—	254,012	—

(Loss)/earnings before income taxes	(157,063)	(156,953)	(139,113)	89,480	254,012	(109,637)
Provision for income taxes	—	—	17,857	29,569	—	47,426

Net (loss)/earnings	(157,063)	(156,953)	(156,970)	59,911	254,012	(157,063)
Other comprehensive income:
Foreign currency translation adjustment	6,762	6,762	6,762	11,597	(25,121)	6,762
Minimum pension liability adjustment net of tax of $18,886	58,677	58,677	58,677	44,483	(161,837)	58,677

Comprehensive (loss)/income	$(91,624)	$(91,514)	$(91,531)	$115,991	$67,054	$(91,624)

* Includes dividends on preferred securities of $18,130.

Back to Contents

FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$1,392,043	$2,228,851	$(101,717)	$3,519,177
Other income	13,650	50,355	40,229	71,907	(120,781)	55,360

Total revenues and other income	13,650	50,355	1,432,272	2,300,758	(222,498)	3,574,537

Cost of operating revenues	—	—	1,440,872	2,087,756	(101,718)	3,426,910
Selling, general and administrative expenses	—	—	127,350	99,174	—	226,524
Other deductions and minority interest	73	4,205	95,683	122,936	(24,760)	198,137
Interest expense *	13,749	52,785	69,209	43,305	(96,020)	83,028
Equity in net losses of subsidiaries	(374,547)	(370,193)	(65,238)	—	809,978	—

Loss before income taxes	(374,719)	(376,828)	(366,080)	(52,413)	809,978	(360,062)
Provision /(benefit) for income taxes	—	(2,322)	8,467	8,512	—	14,657

Net loss prior to cumulative effect of a change in accounting principle	(374,719)	(374,506)	(374,547)	(60,925)	809,978	(374,719)
Cumulative effect on prior years of a change in accounting principle for goodwill, net of $0 tax	(150,500)	(150,500)	(150,500)	(24,800)	325,800	(150,500)

Net loss	(525,219)	(525,006)	(525,047)	(85,725)	1,135,778	(525,219)
Other comprehensive (loss)/income:
Foreign currency translation adjustments	22,241	22,241	22,241	21,142	(65,624)	22,241
Net (loss)/gain on derivative instruments	(3,834)	(3,834)	(3,834)	284	7,384	(3,834)
Minimum pension liability adjustment net of tax benefit of $73,400	(226,011)	(226,011)	(226,011)	(170,303)	622,325	(226,011)

Comprehensive loss	$(732,823)	$(732,610)	$(732,651)	$(234,602)	$1,699,863	$(732,823)

* Includes dividends on preferred securities of  $16,610.

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the Year Ended December 28, 2001
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues	$—	$—	$1,500,541	$2,002,529	$(187,756)	$3,315,314
Other income	8,000	38,152	57,359	83,585	(109,936)	77,160

Total revenues and other income	8,000	38,152	1,557,900	2,086,114	(297,692)	3,392,474
Cost of operating revenues	—	—	1,506,801	1,823,980	(166,756)	3,164,025
Selling, general and administrative expenses	—	—	124,706	100,686	—	225,392
Other deductions and minority interest	130	2,195	106,802	85,941	(63,530)	131,538
Interest expense *	8,018	28,846	42,050	72,976	(67,406)	84,484
Equity in net losses of subsidiaries	(336,264)	(343,362)	(1,406)	—	681,032	—

Loss before income taxes	(336,412)	(336,251)	(223,865)	2,531	681,032	(212,965)
Provision /(benefit) for income taxes	(52)	—	112,399	11,048	—	123,395

Net loss	(336,360)	(336,251)	(336,264)	(8,517)	681,032	(336,360)

Other comprehensive (loss)/income:
Foreign currency translation adjustments	(10,191)	(10,191)	(10,191)	(22,139)	42,521	(10,191)
Net (loss)/gain on derivative instruments	3,834	3,834	3,834	(284)	(7,384)	3,834
Minimum pension liability adjustment net of tax of $0	(36,770)	(36,770)	(36,770)	—	73,540	(36,770)

Comprehensive loss	$(379,487)	$(379,378)	$(379,391)	$(30,940)	$789,709	$(379,487)

* Includes dividends on preferred securities of  $15,750

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 26, 2003
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(93)	$18,811	$(165,620)	$124,483	$(39,679)	$(62,098)

Cash Flows from Investing Activities
Change in restricted cash	—	—	15,524	22,890	—	38,414
Capital Expenditures	—	—	(105)	(12,765)	—	(12,870)
Proceeds from sale of assets	—	—	79,701	7,458	—	87,159
(Increase)/decrease in investment and advances	—	—	23,465	(23,465)	—	—
Increase in short-term investments	—	—	—	(6,808)	—	(6,808)

Net cash (used)/provided by Investing Activities	—	—	118,585	(12,690)	—	105,895

Cash Flows from Financing Activities
Dividends to Common Stockholders	—	—	—	(39,679)	39,679	—
Decrease in short-term debt	—	—	—	(14,826)	—	(14,826)
Repayment of long-term debt	—	(11,837)	(1,580)	(20,683)	—	(34,100)
Other	93	(6,974)	60,814	(56,812)	—	(2,879)

Net cash provided/(used) by Financing Activities	93	(18,811)	59,234	(132,000)	39,679	(51,805)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	27,798	—	27,798

Increase in cash and cash equivalents	—	—	12,199	7,591	—	19,790
Cash and Cash equivalents, beginning of year	—	—	20,962	323,343	—	344,305

Cash and Cash equivalents, end of year	$—	$—	$33,161	$330,934	$—	$364,095

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 27, 2002
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(172)	$(15,109)	$233,224	$(42,073)	$(15,505)	$160,365

Cash Flows from Investing Activities
Change in restricted cash	—	—	(15,900)	(68,893)	—	(84,793)
Capital Expenditures	—	—	(40,932)	(12,463)	—	(53,395)
Proceeds from sale of assets	—	—	1,783	4,499	—	6,282
(Increase)/decrease in investment and advances	—	(350)	(21,049)	30,506	—	9,107
Decrease in short-term investments	—	—	—	93	—	93

Net cash used by Investing Activities	—	(350)	(76,098)	(46,258)	—	(122,706)

Cash Flows from Financing Activities
Dividends to Common Stockholders	—	—	—	(15,505)	15,505	—
Decrease in short-term debt	—	—	—	(7,792)	—	(7,792)
Proceeds from long-term debt	—	70,000	—	546	—	70,546
Proceeds from lease financing obligation	—	—	44,900	—	—	44,900
Repayment of long-term debt	—	—	(24,440)	(21,151)	—	(45,591)
Other	172	(54,541)	(200,288)	252,596	—	(2,061)

Net cash provided/(used) by Financing Activities	172	15,459	(179,828)	208,694	15,505	60,002

Effect of exchange rate changes on cash and cash equivalents	—	—	357	22,267	—	22,624

Increase/(decrease) in cash and cash equivalents	—	—	(22,345)	142,630	—	120,285
Cash and Cash equivalents, beginning of year	—	—	43,307	180,713	—	224,020

Cash and Cash equivalents, end of year	$—	$—	$20,962	$323,343	$—	$344,305

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)
(in thousands of dollars, except per share amount)

24.	Consolidating Financial Information – (Continued)

D.	Proposed 10.5% Senior Secured Notes due 2011

FOSTER WHEELER LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 28, 2001
(in thousands of dollars)

	Foster Wheeler Ltd.	Foster Wheeler LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flows from Operating Activities
Net cash (used)/provided by Operating Activities	$(96)	$(181,267)	$455,803	$(111,597)	$(251,524)	$(88,681)

Cash Flows from Investing Activities
Capital Expenditures	—	(2,346)	(17,074)	(14,578)	—	(33,998)
Proceeds from sale of assets	—	—	190	59,482	—	59,672
(Increase)/decrease in investment and advances	—	—	77,838	(61,830)	—	16,008
Decrease in short-term investments	—	—	—	1,530	—	1,530

Net cash (used)/provided by Investing Activities	—	(2,346)	60,954	(15,396)	—	43,212

Cash Flows from Financing Activities
Dividends to Common Stockholders	—	(4,888)	(228,936)	(22,588)	251,524	(4,888)
Decrease in short-term debt	—	—	(76,250)	(5,782)	—	(82,032)
Proceeds from Convertible Bonds, net	202,912	—	—	—	—	202,912
Proceeds from long-term debt	—	178,061	(285,000)	291,981	—	185,042
Repayment of long-term debt	—	(193,062)	(1,601)	(20,061)	—	(214,724)
Other	(202,816)	203,502	79,598	(81,061)	—	(777)

Net cash provided/(used) by Financing Activities	96	183,613	(512,189)	162,489	251,524	85,533

Effect of exchange rate changes on cash and cash equivalents	—	—	(923)	(7,014)	—	(7,937)

Increase in cash and cash equivalents	—	—	3,645	28,482	—	32,127
Cash and Cash equivalents, beginning of year	—	—	39,662	152,231	—	191,893

Cash and Cash equivalents, end of year	$—	$—	$43,307	$180,713	$—	$224,020

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FOSTER WHEELER LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars, except per share amount)

25.	Related Party Transactions

Mr. Kenneth A. Hiltz served as Chief Financial Officer of Foster Wheeler Ltd. from April 7, 2003 until January 30, 2004 pursuant to an agreement between Foster Wheeler and AP Services, LLC, a subsidiary of AlixPartners to provide financial management and consulting services. Mr. Hiltz is also a principal with AlixPartners, LLC. Mr. Ryan J. Esko, an employee of AlixPartners, served as Treasurer of the Company from November 26, 2002 to January 30, 2004 pursuant to an agreement between Foster Wheeler and AP Services, LLC, a subsidiary of AlixPartners to also provide financial management services to the Company. The Company paid AlixPartners, LLC approximately $743 for Mr. Hiltz’s services and $1,017 for Mr. Esko’s services during 2003 based upon the agreement terms. An additional $8,613 was paid to AlixPartners for financial management and consulting services.

26.	Subsequent Events

The Company entered into an agreement in the first quarter of 2004 to sell a domestic corporate office building for estimated net cash proceeds of $17,000, which approximates carrying value. The Company recorded an impairment loss of $15,100 on this building in the third quarter of 2003 in anticipation of a sale. The loss was recorded in other deductions on the consolidated statement of operations and comprehensive loss. The carrying value of the building is included in land, buildings, and equipment on the consolidated balance sheet. The sale is expected to close in the second quarter of 2004. Under the terms of the Senior Credit Facility, 50% of the net proceeds of this transaction will be paid to the lenders.

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FOSTER WHEELER HOLDINGS LTD.
Consolidated Financial Statements
For the three years ended December 26, 2003

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Report of Independent Auditors

To the Board of Directors and Shareholders of Foster Wheeler Ltd.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, of changes in shareholder’s deficit and of cash flows present fairly, in all material respects, the financial position of Foster Wheeler Holdings Ltd. and its subsidiaries (the “Company”), a wholly-owned subsidiary of Foster Wheeler Ltd. (the “Parent”), at December 26, 2003 and December 27, 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 26, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, effective December 29, 2001, the Company adopted Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets.”

The accompanying consolidated financial statements have been prepared assuming the Company and the Parent will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Parent and the Company have incurred significant losses in each of the three years in the period ended December 26, 2003 and have shareholders’ deficits of approximately $872,000,000 at December 26, 2003. The Parent and the Company have substantial debt obligations and during 2003 they were required to obtain an additional amendment to their senior credit facility to provide covenant relief by modifying certain definitions of financial measures utilized in the calculation of certain financial covenants.   Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Parent’s and the Company’s ability to return to profitability, to complete planned restructuring activities, to generate cash flows from operations, assets sales and collections of receivables to fund their operations, including obligations resulting from asbestos claims, as well as the maintenance of credit facilities and bonding capacity adequate to conduct business. The stock and debt of the Company has been pledged as collateral to the holders of the $200,000,000 Senior Notes issued by Foster Wheeler LLC, a subsidiary of the Company. These matters raise substantial doubt about the Company’s and the Parent’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
March 10, 2004

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED
(in thousands of dollars)

	December 26, 2003	December 27, 2002	December 28, 2001

Revenues:
Operating revenues	$3,723,815	$3,519,177	$3,315,314
Other income (including interest:
2003 - $10,130; 2002 - $12,251; 2001 - $9,060)	77,493	55,360	77,160

Total revenues and other income	3,801,308	3,574,537	3,392,474

Costs and expenses:
Cost of operating revenues	3,441,342	3,426,910	3,164,025
Selling, general and administrative expenses	199,949	226,524	225,392
Other deductions	168,432	193,083	126,365
Minority interest	5,715	4,981	5,043
Interest expense	77,285	66,319	68,716
Dividends on preferred security of subsidiary trust	18,130	16,610	15,750

Total costs and expenses	3,910,853	3,934,427	3,605,291

Loss before income taxes	(109,545)	(359,890)	(212,817)
Provision for income taxes	47,426	14,657	123,447

Net loss prior to cumulative effect of a change in accounting principle	(156,971)	(374,547)	(336,264)
Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	—	(150,500)	—

Net loss	(156,971)	(525,047)	(336,264)
Other comprehensive income/(loss):
Cumulative effect of prior years (to December 29, 2000) of a change in accounting principle for derivative instruments designated as cash flow hedges	—	—	6,300
Change in gain on derivative instruments designated as cash flow hedges	—	(3,834)	(2,466)
Foreign currency translation adjustment	6,762	22,241	(10,191)
Minimum pension liability adjustment net of tax provision/(benefits): 2003 - $18,886; 2002 - ($73,400); 2001 - $0	58,677	(226,011)	(36,770)

Comprehensive loss	$(91,532)	$(732,651)	$(379,391)

See notes to consolidated financial statements.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands of dollars, except share data and per share amounts)

	December 26, 2003	December 27, 2002

ASSETS
Current Assets:
Cash and cash equivalents	$364,095	$344,305
Short-term investments	13,390	271
Accounts and notes receivable, net:
Trade	451,010	543,055
Other	105,816	85,486
Contracts in process	166,503	270,492
Inventories	6,790	9,332
Prepaid, deferred and refundable income taxes	37,160	41,155
Prepaid expenses	30,024	36,071

Total current assets	1,174,788	1,330,167

Land, buildings and equipment	622,729	769,680
Less accumulated depreciation	313,114	361,861

Net book value	309,615	407,819

Restricted cash	52,685	84,793
Notes and accounts receivable - long-term	6,776	21,944
Investment and advances	98,651	88,523
Goodwill, net	51,121	50,214
Other intangible assets, net	71,568	72,668
Prepaid pension cost and related benefit assets	7,240	26,567
Asbestos-related insurance recovery receivable	495,400	534,045
Other assets	182,151	156,279
Deferred income taxes	56,947	69,578

TOTAL ASSETS	$2,506,942	$2,842,597

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Current installments on long-term debt	$20,979	$31,562
Bank loans	121	14,474
Accounts payable	305,286	283,940
Accrued expense	381,376	326,881
Estimated costs to complete long-term contracts	552,754	645,763
Advance payment by customers	50,248	82,658
Income taxes	63,048	64,569

Total current liabilities	1,373,812	1,449,847

Corporate and other debt less current instalment	333,729	341,702
Special-purpose project debt less current installments	119,281	181,613
Capital lease obligations	62,373	58,237
Deferred income taxes	9,092	8,333
Pension, postretirement and other employee benefits	295,133	437,820
Asbestos-related liability	526,200	519,790
Other long-term liabilities and minority interest	124,792	109,361
Subordinated Robbins exit funding obligations less current installment	111,589	111,674
Notes payable to affiliate	210,000	210,000
Mandatory redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures	175,000	175,000
Deferred accrued interest expense-mandatory redeemable interest securities	38,021	19,891
Commitments and contingencies	—	—

TOTAL LIABILITIES	3,379,022	3,623,268

Shareholder’s Deficit:
Preferred Stock
Authorized 10,000,000 shares, $0.0001 par value - none outstanding	—	—
Common stock
$1.00 par value: authorized 12,000 shares; issued: 2003 - 12,000 and 2002 -12,000	12	12
Paid-in capital	242,601	242,478
Accumulated deficit	(810,694)	(653,723)
Accumulated other comprehensive loss	(303,999)	(369,438)

TOTAL SHAREHOLDER’S DEFICIT	(872,080)	(780,671)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$2,506,942	$2,842,597

See notes to consolidated financial statements.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
(in thousands of dollars, except per share amounts)

	December 26, 2003	December 27, 2002	December 28, 2001

Common Stock
Balance at beginning of year	$12	$12	$12

Balance at end of year	12	12	12

Paid-in Capital
Balance at beginning of year	242,478	242,150	241,699
Other	123	328	451

Balance at end of year	242,601	242,478	242,150

(Accumulated Deficit) / Retained Earnings
Balance at beginning of year	(653,723)	(128,676)	212,476
Net loss for the year	(156,971)	(525,047)	(336,264)
Cash dividends paid:
Common (per share outstanding: 2001 - $0.12)		—	(4,888)

Balance at end of year	(810,694)	(653,723)	(128,676)

Accumulated Other Comprehensive Loss
Balance at beginning of year	(369,438)	(161,834)	(118,707)
Cumulative effect on prior years (to December 29, 2000) of a change in accounting principle for derivative instruments designated as cash flow hedges	—	—	6,300
Change in net gain on derivative instruments designated as cash flow hedges	—	(3,834)	(2,466)
Change in accumulated translation adjustment during the year	6,762	22,241	(10,191)
Minimum pension liability (net of tax provision/(benefits) 2003 - $18,886; 2002 - $(73,400); 2001 - $0)	58,677	(226,011)	(36,770)

Balance at end of year	(303,999)	(369,438)	(161,834)

Total Shareholder’s Deficit	$(872,080)	$(780,671)	$(48,348)

See notes to consolidated financial statements.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED
(in thousands of dollars)

	December 26, 2003	December 27, 2002	December 28, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(156,971)	$(525,047)	$(336,264)
Adjustments to reconcile net loss to cash flows from operating activities:
Cumulative effect of a change in accounting principle	—	150,500	—
Provision for impairment loss	15,100	18,700	—
Provision for restructuring	—	—	41,570
Depreciation and amortization	35,574	44,425	55,750
Deferred tax	19,774	(28,355)	137,801
(Gain)/provision for loss on sale of cogeneration plants	(4,300)	54,500	40,300
Provision for asbestos claims	68,081	26,200	—
Claims (recoveries)/write downs and related contract provisions	(1,500)	136,200	37,000
Contract reserves and receivable provisions	32,300	80,500	123,600
Dividends on Preferred Trust securities	18,130	16,610	3,484
Gain on sale of land, building and equipment	(17,970)	(1,269)	(10,174)
Earnings on equity interests, net of dividends	(9,145)	(4,262)	(4,658)
Other equity earnings, net of dividends	(3,312)	(1,850)	(1,544)
Other noncash items	(2,884)	(14,827)	(2,787)
Changes in assets and liabilities:
Receivables	77,977	192,629	(96,755)
Contracts in process and inventories	47,353	53,361	(88,044)
Accounts payable and accrued expenses	11,265	(153,565)	35,338
Estimated costs to complete long-term contracts	(142,914)	62,870	(25,026)
Advance payments by customers	(38,287)	18,206	5,399
Income taxes	2,499	15,535	(14,213)
Other assets and liabilities	(12,868)	19,304	10,542

Net cash (used)/provided by operating activities	(62,098)	160,365	(88,681)

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	38,414	(84,793)	—
Capital expenditures	(12,870)	(53,395)	(33,998)
Proceeds from sale of assets	87,159	6,282	59,672
Decrease in investments and advances	—	9,107	16,008
(Increase)/decrease in short-term investments	(6,808)	93	1,530

Net cash provided/(used) by investing activities	105,895	(122,706)	43,212

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends to common shareholders	—	—	(4,888)
Distributions to minority shareholder	(2,879)	(2,061)	(1,367)
Repurchase of common stock	—	—	(37)
Proceeds from notes payable to affiliate	—	—	202,912
Proceeds from the exercise of stock options	—	—	627
Decrease in short-term debt	(14,826)	(7,792)	(82,032)
Proceeds from long-term debt	—	70,546	185,042
Proceeds from lease financing obligation	—	44,900	—
Repayment of long-term debt	(34,100)	(45,591)	(214,724)

Net cash (used)/provided by financing activities	(51,805)	60,002	85,533

Effect of exchange rate changes on cash and cash equivalents	27,798	22,624	(7,937)

INCREASE IN CASH AND CASH EQUIVALENTS	19,790	120,285	32,127
Cash and cash equivalents at beginning of year	344,305	224,020	191,893

CASH AND CASH EQUIVALENTS AT END OF YEAR	$364,095	$344,305	$224,020

Cash paid during the year for:
Interest (net of amount capitalized)	$63,194	$60,973	$74,201

Income taxes	$17,588	$13,508	$15,543

See notes to consolidated financial statements.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)

1.	Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

Foster Wheeler Holdings Ltd. (the “Company” or “Foster Wheeler”) was incorporated on December 18, 2000 under the laws of Bermuda.  The Company is a wholly owned subsidiary of Foster Wheeler Ltd. (the “Parent”).  Foster Wheeler Holdings Ltd. is a holding company which owns the stock of Foster Wheeler LLC. Pursuant to a reorganization, which occurred on May 25, 2001, Foster Wheeler Corporation was merged into Foster Wheeler LLC and the assets (primarily investments in subsidiaries which design, engineer and construct petroleum, chemical, petrochemical and alternative fuel facilities and related infrastructures and design, manufacture and erect steam generating and auxiliary equipment for power stations and industrial markets worldwide) and liabilities of Foster Wheeler Corporation were recorded by Foster Wheeler LLC at historical cost.

The business of the Company falls within two business groups. The Engineering and Construction Group (the “E&C Group”) designs, engineers, and constructs petroleum processing facilities (upstream and downstream), chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities. The E&C Group provides direct technical and management services, and purchases equipment, materials and services from third party vendors and subcontractors. The group has industry leading technology in delayed coking, solvent de-asphalting and hydrogen production. The E&C Group also provides a broad range of environmental remediation services, together with related technical, design and regulatory services; however, the U.S. environmental remediation business was sold in 2003. The Energy Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and municipal solid waste, waste wood, and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass full plant construction, maintenance engineering, plant upgrading and life extension and plant repowering. The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries. The Energy Group generates revenues from construction and operating activities pursuant to long-term sale of project outputs (i.e., electricity contracts), operating and maintenance agreements and from returns on its equity positions.

2.	Going Concern

The accompanying consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to return to profitability, to continue to generate cash flows from operations, asset sales and collections of receivables to fund its obligations including those resulting from asbestos related liabilities, as well as the Company maintaining credit facilities and bonding capacity adequate to conduct its business. The Company has incurred significant losses in each of the years in the three-year period ended December 26, 2003, and has a shareholder’s deficit of $872,080.  The Company has substantial debt obligations and during 2002 it was unable to comply with certain debt covenants under the previous revolving credit agreement. As described in more detail below, the Company received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, the credit facilities were amended to provide covenant relief of up to $180,000 of gross pretax charges recorded in the third quarter of 2002 and also to provide that up to an additional $63,000 in pretax charges related to specific contingencies could be excluded from the covenant calculation through December 2003, if incurred. In March 2003, the Senior Credit Facility was again amended to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) and senior debt ratio. The credit facilities were also amended in July 2003 to provide waivers of the applicable sections of the Senior Credit Facility to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations.  There is no assurance that the Company will be able

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

2.	Going Concern — (Continued)

to comply with the terms of the Senior Credit Facility, as amended, and other debt agreements during 2004.  Management’s current forecast indicates that the Company will be in compliance with the financial covenants contained in the Senior Credit Facility throughout 2004. However, there can be no assurance that the actual financial results will match the forecasts or that the Company will not violate the covenants.

The Company’s U.S. operations, which include the corporate center, are cash flow negative and are expected to continue to generate negative cash flow due to a number of factors including the litigation and settlement of asbestos related claims, costs related to the Company’s indebtedness, obligations to fund U.S. pension plans, and other expenses related to corporate overhead.

Management closely monitors liquidity and updates its U.S. cash flow forecasts weekly. These forecasts include, among other analyses, cash flow forecasts, which include cash on hand, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, collections of receivables and claims recoveries, and working capital needs.  The Company’s current cash flow forecasts indicate that sufficient cash will be available to fund the Company’s U.S. and foreign working capital needs throughout 2004.

As of December 26, 2003, the Company had aggregate indebtedness of approximately $1,000,000.  The corporate debt must be funded primarily from distributions from foreign subsidiaries.  As of December 26, 2003, the Company had cash and cash equivalents on hand, short-term investments, and restricted cash totaling $430,200 compared to $429,400 as of December 27, 2002.  Of the $430,200 total at December 26, 2003, approximately $366,700 was held by foreign subsidiaries. The Company is sometimes required to cash collateralize bonding or certain bank facilities. The amount of restricted cash at December 26, 2003 was $52,700, of which $48,000 relates to the non-U.S. operations.

The Company requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs. The Company’s current 2004 forecast assumes cash repatriations from its non-U.S. subsidiaries from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends of approximately $61,000.  In 2003, the Company repatriated approximately $100,000 from its non-U.S. subsidiaries.

There can be no assurance that the forecasted foreign cash transfers will occur as there are significant legal and contractual restrictions on the Company’s ability to repatriate funds from its non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted.  In addition, certain of the Company’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, the Company may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries or future earnings of those subsidiaries in sufficient amounts to fund its U.S. working capital requirements, to repay debt, or to satisfy other obligations of its U.S. operations, which could limit Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

As part of its debt restructuring plan, Foster Wheeler Ltd. and certain of its subsidiaries filed an amended registration statement with the Securities and Exchange Commission (“SEC”) on December 22, 2003 and as further amended on January 13, 2004, relating to an offer for all of the existing $175,000 Preferred Trust Securities, $210,000 Convertible Notes, $113,300 Robbins bonds, and $200,000 2005 Senior Notes (the “Senior Notes”) due 2005.

On February 5, 2004, Foster Wheeler Ltd. announced, in support of its restructuring activities, a number of institutional investors have committed to provide $120,000 of new financing to the Company to replace the current term loan and the revolving credit facility portions of its Senior Credit Facility.  This commitment is contingent upon the completion of the proposed exchange offer.  Additionally, Foster Wheeler Ltd. has discontinued its previously announced plans to divest one of its European operating units.

The total amount of debt and preferred trust securities subject to the exchange offer is approximately $700,000.  Interest expense incurred on this debt in 2003 totaled approximately $55,000.  Foster Wheeler Ltd. is offering a mix of equity as well as debt with longer maturities in exchange for these securities.  Foster Wheeler Ltd. anticipates that both total debt and related interest expense would be significantly reduced upon completion of the debt exchange offer; however, there can be no assurance that Foster Wheeler Ltd. will complete the exchange offer on acceptable terms, or at all.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

2.	Going Concern — (Continued)

Failure by the Company to achieve its cash flow forecast or to complete the components of the restructuring plan on acceptable terms would have a material adverse effect on the Company’s financial condition.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In August 2002, the Company finalized a Senior Credit Facility with its lender group. This facility included a $71,000 term loan, a $69,000 revolving credit facility, and a $149,900 letter of credit facility which expires on April 30, 2005. The Senior Credit Facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries.  The Senior Credit Facility has no required repayments prior to maturity on April 30, 2005.  The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. The Company retained the first $77,000 of such amounts and also retains a 50% share of the balance. With the Company’s sale of the Foster Wheeler Environmental Corporation net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77,000 threshold was exceeded. Accordingly, principal prepayments of $11,800 were made on the term loan during 2003.

The financial covenants in the agreement commenced at the end of the first quarter 2003 and include a senior leverage ratio and a minimum EBITDA defined in the agreement, as amended.  Compliance with these covenants is measured quarterly.  The EBITDA covenant compares the actual average rolling four quarter EBITDA, as adjusted in the Senior Credit Facility, to minimum EBITDA targets.  The senior leverage covenant compares actual average rolling EBITDA, as adjusted in the Senior Credit Facility, to total senior debt.  The resultant multiple of debt to EBITDA must be less than maximum amounts specified in the Senior Credit Facility.  Management’s current forecast indicates that Company will be in compliance with these covenants throughout 2004.

Amendment No. 1 to the Senior Credit Facility, obtained on November  8, 2002, provides covenant relief of up to $180,000 of gross pretax charges recorded by the Company in the third quarter of 2002. The amendment further provides that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. As of December 26, 2003, $31,000 of the contingency risks were favorably resolved, and additional project reserves were established for $32,000 leaving a contingency balance of $0.

Amendment No. 2 to the Senior Credit Facility, entered into on March  24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, the Company made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations.  In connection with this amendment to the Senior Credit Facility, the Company agreed to pay on March 31, 2004 a fee equal to 5% of the lenders’ credit exposure on March 31, 2004 if the Company has not made a prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004.  The Company expects the gross amount of this fee, if required, will be approximately $14,000, which has been accrued and included in the Company’s liquidity forecast for 2004.

Holders of the Company’s Senior Notes due November 15, 2005 have a security interest in the stock and debt of certain of Foster Wheeler LLC’s subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the revolving portion of the Senior Credit Facility.  As permitted by the Indenture, the Term Loan and the obligations under the letter of credit facility (collectively approximating $164,900 as of December 26, 2003) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

The Company finalized a sale/leaseback arrangement in the third quarter of 2002 for an office building at its corporate headquarters.  This capital lease arrangement leases the facility to the Company, for an initial non-cancelable period of 20 years.  The proceeds from the sale/leaseback were sufficient to repay the balance outstanding under a previous operating lease arrangement of $33,000 for a second corporate office building.  The long-term capital lease obligation is included in capital lease obligations in the accompanying consolidated balance sheet.

In the third quarter of 2002, the Company entered into a receivables financing facility that matures on August 15, 2005 and is secured by a portion of certain of the Company’s domestic trade receivables.  The facility

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies

Principles of Consolidation — The consolidated financial statements include the accounts of Foster Wheeler Holdings Ltd. and all significant domestic and foreign subsidiary companies. All significant intercompany transactions and balances have been eliminated.

The Company’s fiscal year is the 52- or 53-week annual accounting period ending the last Friday in December for domestic operations and December 31 for foreign operations. For domestic operations, the years 2003, 2002 and 2001 included 52 weeks.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes, asbestos litigation and expected recoveries and contingencies, among others. At December 26, 2003, December 27, 2002 and December 28, 2001, the Company had claims of $0, $9,000 and $135,000, respectively.  The decrease in recorded claims in 2002 resulted from the collection of $11,000 and a provi sion recorded for the balance.  In 2002, the Company revised its estimates of claim revenues to reflect recent adverse recovery experience, management’s desire to monetize claims, and the poor economic conditions impacting the markets served by the Company.

Revenue Recognition on Long-term Contracts — Revenues and profits in long-term fixed-price contracts are recorded under the percentage-of-completion method. Progress towards completion is measured using physical completion of individual task for all contracts with a value of $5,000 or greater.  Progress toward completion of fixed-priced contracts with a value under $5,000 is measured using the cost-to-cost method.

Revenues and profits on cost reimbursable contracts are recorded as the costs are incurred. The Company includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Company is responsible for the engineering specifications and procurement for such costs.

Contracts in progress are stated at cost, increased for profits recorded on the completed effort or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts. Negative balances are presented as “estimated costs to complete long-term contracts.”  The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to four years.

Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. The Company records claims in accordance with paragraph 65 of the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated. Those two requirements are satisfied by the existence of all of the following conditions: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficiencies in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable. If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred. Costs attributable to claims are treated as costs of contract performance as incurred. Such claims are currently in various stages of negotiation, arbitration and other legal proceedings.

Certain special-purpose subsidiaries in the Energy Group are reimbursed by customers for their costs, including amounts related to principal repayments of non-recourse project debt, for building and operating certain facilities over the lives of the non-cancelable service contracts. The Company records revenues relating to debt repayment obligations on these contracts on a straight-line basis over the lives of the service contracts, and records depreciation of the facilities on a straight-line basis over the estimated useful lives of the facilities, after consideration of the estimated residual value.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies — (Continued)

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less.  Cash and cash equivalents of approximately $305,300 are maintained by foreign subsidiaries as of December 26, 2003.  These subsidiaries require a substantial portion of these funds to support their liquidity and working capital needs, as well as required minimum capitalization and contractual restrictions.  Accordingly, these funds may not be readily available for repatriation to U.S. entities.

Restricted Cash — Restricted cash at December 26, 2003 consists of approximately $4,000 held primarily by special purpose entities and restricted for debt service payments, approximately $44,900 that was required to collateralize letters of credit and bank guarantees, and approximately $3,800 of client escrow funds.  Domestic restricted cash totals approximately $4,700 which relates to funds held primarily by special purpose entities and restricted for debt service payments and client escrow funds.  Foreign restricted cash totals approximately $48,000 and is comprised of cash collateralized letters of credit and bank guarantees and client escrow funds.

Restricted Net Assets — One of the Company’s subsidiaries has entered into a bonding arrangement with a bank, which contains covenants limiting its ability to make distributions to the Company.  The covenants include a restriction on the distribution of dividends to 75% of statutory earnings and the requirement to maintain an equity ratio (calculated as equity divided by the sum of the equity and total liabilities) of at least 30%.  In addition, the subsidiary is not permitted to make intercompany loans to the Company.  As a result, the net assets of the subsidiary can only be distributed annually through dividends after the subsidiary’s statutory financial statements have been issued.  As of December 26, 2003 and December 27, 2002, $37,148 and $30,638, respectively, of the subsidiary’s retained earnings are considered restricted.

Short-term Investments — Short-term investments consist primarily of bonds of foreign governments and are classified as available for sale under FASB Statement No.  115 “Accounting for Certain Investments in Debt and Equity Securities.” Realized gains and losses from sales are based on the specific-identification method. For the years ended 2003, 2002 and 2001, unrealized gains and losses were immaterial.

	2003	2002	2001

Proceeds from sales of short-term investments	$—	$—	$2,000
Gain/(loss)	$—	$—	$—

Trade Accounts Receivable — In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld, which might not be received within a one-year period, are indicated in Note 5. In conformity with industry practice, however, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

Trade accounts receivable are continually evaluated in accordance with corporate policy.  Provisions are established on a project specific basis when there is an issue associated with the client’s ability to make payments or there are circumstances where the client is not making payment due to contractual issues.  Customer payment history, trends within the various markets served and general economic trends are also evaluated when considering the necessity of a provision.

Other Accounts and Notes Receivable — Non-trade accounts and notes receivable consist primarily of:

	2003	2002

Insurance claims receivable	$60,000	$35,000
Foreign refundable value-added tax	$13,600	$6,800

Land, Buildings and Equipment — Depreciation is computed on a straight-line basis using composite estimated lives ranging from 10 to 50 years for buildings and from 3 to 35 years for equipment. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

Effective December 29, 2001, the Company adopted SFAS No.  144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement addresses the accounting for long-lived assets to be disposed of by sale and resolves significant implementation issues relating to SFAS No.  121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” The provisions of this statement are effective for

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies — (Continued)

financial statements issued for the fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The Company’s results of operations and financial position were not affected by the initial adoption of this statement.

The Company recorded an impairment loss of $15,100 on a corporate office building in the third quarter of 2003 in anticipation of a sale, in accordance with SFAS No. 144.  The loss was recorded in other deductions on the consolidated statement of operations and comprehensive loss.  The carrying value of the building is included in land, buildings, and equipment on the consolidated balance sheet.

In 2002, the Company recorded losses of $35,500 in anticipation of a sale of its Hudson Falls waste-to-energy facility.  This facility was sold in October, 2003. A loss of $19,000 was also recorded in 2002 on the Charleston waste-to-energy facility.  This facility was sold in October 2002. These losses were recorded in other deductions on the consolidated statement of operations and comprehensive loss.

During the third quarter of 2002, management of the Energy Group approved a plan to convert the use of its domestic manufacturing facility to focus on the after-market service business and wind down the facility’s fabrication of new power generation equipment due to cost competitive considerations. The plan was subject to discussions with the local labor unions. In accordance with SFAS No. 144, the facility was tested for impairment using estimated future cash flows based on the revised use of the facility. The review indicated impairment in the facility’s carrying value of $13,400. The Company recorded the impairment loss in the third quarter of 2002 and the impairment is reflected in the cost of operating revenues as depreciation in the accompanying consolidated statement of operations and comprehensive income/(loss). During the fourth quarter of 2002, the Company decided to take the necessary steps to mothball the facility. Additional charges of $5,300 were recorded in December 2002.

Investments and Advances — The Company uses the equity method of accounting for investment ownership of between 20% and 50% in affiliates unless significant economic considerations indicate that the cost method is appropriate. The equity method is also used for investments in which ownership is greater than 50% when the Company does not have a controlling financial interest. Investment ownership of less than 20% in affiliates is carried at cost. Currently, all of the Company’s significant investments in affiliates are recorded using the equity method.

Income Taxes — Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes currently payable and the provision for income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized on the Company’s tax return, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward amounts.

Provision is made for Federal income taxes which may be payable on foreign subsidiary earnings to the extent that the Company anticipates they will be remitted. Unremitted earnings of foreign subsidiaries which have been, or are intended to be, permanently reinvested (and for which no Federal income tax has been provided) aggregated $177,500 as of December 26, 2003. It is not practicable to estimate the additional tax that would be incurred, if any, if these amounts were repatriated.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies — (Continued)

Foreign Currency — Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at year-end exchange rates and income and expenses and cash flows at monthly weighted-average rates.

	2003	2002	2001

Cumulative translation adjustment at beginning of year	$(85,157)	$(107,398)	$(97,207)
Current year foreign currency adjustment	6,762	22,241	(10,191)

Cumulative translation adjustment at end of year	$(78,395)	$(85,157)	$(107,398)

	2003	2002	2001

Foreign currency transaction gains	$1,700	$2,900	$3,400
Foreign currency transaction gains, net of tax	1,100	1,900	2,200

The Company enters into foreign exchange contracts in its management of foreign currency exposures related to commercial contracts. Changes in the fair value of derivative contracts that qualify as designated cash flow hedges are deferred until the hedged forecasted transaction affects earnings. Amounts receivable (gains) or payable (losses) under foreign exchange hedges are recognized as deferred gains or losses and are included in either contracts in process or estimated costs to complete long-term contracts. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  At December 26, 2003 and December 27, 2002, the Company did not meet the requirements for deferral under SFAS No. 133 and recorded approximately a $3,400 after tax loss in 2003 and a $5,500 after tax gain in 2002.

Inventories — Inventories, principally materials and supplies, are stated at the lower of cost or market, determined primarily on the average-cost method.

Intangible Assets — Intangible assets consist principally of the excess of cost over the fair value of net assets acquired (goodwill), trademarks and patents. Patents and trademarks are being amortized on a straight-line basis over periods of 12 to 40 years.

Effective December 29, 2001, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) which supersedes APB Opinion No. 17, “Intangible Assets.” The statement requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually. The Company tests for impairment at the reporting unit level as defined in SFAS No. 142. Goodwill was allocated to the reporting units based on the original purchase price allocation. This test is a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value, which is based on future cash flows, exceeds the carrying amount, goodwill is not considered impaired. If the carrying amount exceeds the fair value, the second step must be performed to measure the amount of the impairment loss, if any. The second step compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. An impairment loss would be recognized in an amount equal to the excess of the carrying amount of the goodwill over the implied fair value of the goodwill. Impairment losses have been measured as of December 29, 2001 and recognized as the cumulative effect of a change in accounting principle in 2002. SFAS No. 142 also requires that intangible assets with determinable useful lives be amortized over their respective estimated useful lives and reviewed annually for impairment in accordance with SFAS No.  144.

As of December 26, 2003 and December 27, 2002, the Company had unamortized goodwill of $51,121 and $50,214, respectively. The increase in goodwill of $907 resulted from foreign currency exchange gains.  All of the goodwill at December 26, 2003, and all but $27 of the goodwill at December 27, 2002 related to the Energy Group. As of December 28, 2001, the Company had unamortized goodwill of $200,152.  The reduction in goodwill in 2002 is due to the $150,500 impairment losses discussed below, offset by foreign currency translation adjustments of $562.  In accordance with SFAS No. 142, the Company is no longer amortizing goodwill and in 2003, the fair value of the reporting units exceeded the carrying amounts.  The Company recognized $150,500 of impairment losses in 2002 related to the goodwill as a cumulative effect of a change in accounting principle. Of this total, $24,800 was associated with the Camden waste-to-energy facility and $77,000 was associated with the North American Power unit included in the operations of the Energy Group. The fair value of the facility and the operating unit were estimated using the expected present value of future cash flows. The remaining $48,700 relates to Foster Wheeler

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies — (Continued)

Environmental Corporation in the E & C Group. An impairment of the goodwill on this subsidiary was initially determined based upon indications of its market value from potential buyers. Based upon the market value, it was determined under step one that a potential impairment existed. The Company then completed step two and determined that a full write down of the goodwill was required. All of the other reporting units were also subjected to the first step of the goodwill impairment test.

As of December 26, 2003 and December 27, 2002, the Company had unamortized identifiable intangible assets of $71,568 and $72,668, respectively. The following table details amounts relating to those assets.

	As of December 26, 2003		As of December 27, 2002

	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Patents	$36,703	$(13,802)	$35,695	$(11,973)
Trademarks	61,943	(13,276)	60,378	(11,432)

Total	$98,646	$(27,078)	$96,073	$(23,405)

Amortization expense related to patents and trademarks for 2003, 2002, and 2001 was $3,675, $3,535, and $3,165, respectively. Amortization expense is expected to approximate $3,500 each year in the next five years.

The following table presents the current and prior years reported amounts adjusted to eliminate the effect of goodwill amortization in accordance with SFAS No.  142.

	December 26, 2003	December 27, 2002	December 28, 2001

Reported net loss	$(156,971)	$(525,047)	$(336,264)
Add back: goodwill amortization	—	—	5,369

Adjusted net loss	$(156,971)	$(525,047)	$(330,895)

Stock Option Plans — Foster Wheeler Ltd. has two fixed option plans which reserve shares of common stock for issuance to executives, key employees, and directors. Employees of the Company participate in these plans. Foster Wheeler Ltd. and the Company have adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No.  123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure.”  Accordingly, no compensation cost has been recognized by the Company for the stock option plans. Had compensation cost for Foster Wheeler Ltd.’s stock option plans been determined based on the fair value at the grant date for awards in 2003, 2002 and 2001 consistent with the provisions of SFAS No. 123, the Company’s net loss would have been increased to the pro forma amounts indicated below:

	2003	2002	2001

Net loss — as reported	$(156,971)	$(525,047)	$(336,264)
Deduct: Total stock-based employee compensation expense determined under fair value based method for awards net of taxes of $5 in 2003, $390 in 2002 and$154 in 2001.	93	3,602	5,868

Net loss— pro forma	$(157,064)	$(528,649)	$(342,132)

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies — (Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2003	2002	2001

Dividend yield	0.00%	0.00%	1.36%
Expected volatility	88.23%	83.62%	79.20%
Risk free interest rate	3.22%	2.90%	4.23%
Expected life (years)	5.0	5.0	5.0

Under the 1995 Stock Option Plan approved by the shareholders of Foster Wheeler Ltd. in April 1995 and amended in April 1999 and May 2002, the total number of shares of common stock that may be granted is 5,300,000. In April 1990, the shareholders of Foster Wheeler Ltd. approved a Stock Option Plan for Directors of the Company. On April 29, 1997, the shareholders of Foster Wheeler Ltd. approved an amendment of the Directors’ Stock Option Plan, which authorizes the granting of options on 400,000 shares of common stock to non-employee directors of Foster Wheeler Ltd., who will automatically receive an option to acquire 3,000 shares each year.

These plans provide that shares granted come from Foster Wheeler Ltd.’s authorized but unissued or reacquired common stock. The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant. An option may not be exercised within one year from the date of grant and no option will be exercisable after ten years from the date granted.

Foster Wheeler Ltd. also granted 1,300,000 inducement options in 2001 to its chief executive officer in connection with an employment agreement and a further 1,000,000 options in 2002 based upon an amendment to his employment agreement. The 2001 options vest 20% each year over the term of the agreement, while the 2002 options vest one-forty-eighth (1/48) on the date of grant and 1/48 on the first day of each successive month thereafter. Foster Wheeler Ltd. granted 255,000 inducement options to its president and chief executive officer of Foster Wheeler North America Corp. (a wholly owned subsidiary formerly known as “Foster Wheeler Power Group, Inc.”) in connection with his employment agreement in 2002 and granted a further 100,000 inducement option to him in 2003. The 2002 options vest ratably over five years, while the 2003 options vest ratably over four years.  The price of the options granted pursuant to these agreements was fair market value on the date of the grant. The options granted under these agreements expire 10 years from the date granted.

In 2002, Foster Wheeler Ltd. granted 250,000 options to one of its consultants. The price of the options granted was fair market value on the date of the grant. The options fully vested on March 31, 2003 and expire ten years from the date of grant. In accordance with SFAS No. 123, the Company recognized $123 and $328 of expense related to these options in 2003 and 2002, respectively. As these options are not part of Foster Wheeler Ltd.’s employee stock option plans, they are not included in the information presented on the following page.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies — (Continued)

Information regarding these option plans for the years 2003, 2002, and 2001 is as follows (presented in actual number of shares):

	2003			2002			2001

	Shares	Weighted Average Exercise Price		Shares	Weighted Average Exercise Price		Shares	Weighted Average Exercise Price

Options outstanding, beginning of year	8,201,099		$9.76	4,724,621		$16.25	2,924,621		$23.36
Options exercised	—			—		—	(66,000)		9.51
Options granted	117,145		1.20	3,600,361		1.64	1,909,250		5.21
Options cancelled or expired	(450,589)		6.80	(123,883)		21.66	(43,250)		19.84

Options outstanding, end of year	7,867,655		$9.80	8,201,099		$9.76	4,724,621		$16.25

Option price range at end of year	$1.17	to		$1.46	to		$4.985	to
	$44.0625			$44.0625			$44.0625
Option price range for exercised shares	—			—			$9.00	to
							$15.0625
Options available for grant at end of year	506,846			445,069			430,180

Weighted-average fair value of options granted during the year	$0.84			$1.11			$3.15
Options exercisable at end of year	4,588,894			3,338,752			2,414,547
Weighted-average price of exercisable options at end of year	$14.80			$19.93			$26.09

The following table summarizes information about fixed-price stock options outstanding as of December 26, 2003:

	Options Outstanding			Options Exercisable

Range of Exercise Prices	Number Outstanding at 12/26/03	Weighted- Averaged Remaining Contractual Life	Weighted- Averaged Exercise Price	Number Exercisable at 12/26/03	Weighted- Averaged Exercise Price

$ 32.9375 to $ 40.0625	140,834	1 year	$35.47	140,834	$35.47
29.75 to 30.00	347,167	2 years	29.88	347,167	29.88
42.1875 to 44.0625	231,584	3 years	42.33	231,584	42.33
36.9375	341,500	4 years	36.94	341,500	36.94
27.63	382,000	5 years	27.63	382,000	27.63
13.50 to 15.0625	608,000	6 years	14.12	608,000	14.12
6.34375 to 10.00	574,486	7 years	8.72	448,486	8.36
4.985 to 5.6875	1,875,500	8 years	5.20	1,040,167	5.34
1.46 to 1.64	3,249,439	9 years	1.62	1,049,156	1.62
1.17 to 1.205	117,145	10 years	1.20	—	—

$ 1.17 to $ 44.0625	7,867,655			4,588,894

Recent Accounting Developments — In November 2002, the FASB issued FASB Interpretation (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies — (Continued)

undertaken in issuing the guarantee. The interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. FIN 45 also incorporates, without change, the guidance in FIN 34, “Disclosure of Indirect Guarantees of Indebtedness of Others,” which is being superseded.

This Interpretation does not apply to certain guarantee contracts and the provisions related to recognizing a liability at inception for the fair value of the guarantor’s obligation do not apply to the following:

a. Product warranties

b. Guarantees that are accounted for as derivatives

c. Guarantees that represent contingent consideration in a business combination

d. Guarantees for which the guarantor’s obligations would be reported as an equity item (rather than a liability)

e. An original lessee’s guarantee of lease payments when that lessee remains secondarily liable in conjunction with being relieved from being the primary obligor (that is, the principal debtor) under a lease restructuring

f. Guarantees issued between either parents and their subsidiaries or corporations under common control

g. A parent’s guarantee of a subsidiary’s debt to a third party, and a subsidiary’s guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent.

However, the guarantees described in (a)-(g) above are subject to the disclosure requirements.

The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of annual periods ending after December 15, 2002. The Company in its 2002 Form 10-K implemented the disclosure requirements of this interpretation.  The Company implemented the recognition and measurement provisions of the interpretation in the first quarter of 2003.

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities.”  This interpretation requires consolidation by business enterprises of variable interest entities which have one or both of the following characteristics:

•
The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; and

•
The equity investors lack one or more of the following essential characteristics of a controlling financial interest: a) the direct or indirect ability to make decisions about the entity’s activities through voting rights or similar rights; b) the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; and c) the right to receive expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected loss.

FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date.  On October 9, 2003, the effective date of FIN 46 for variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003 was deferred until the end of the first interim or annual period ending after March 15, 2004.

Based on the Company’s preliminary assessment of the impact of this interpretation, management does not believe any of the Company’s currently unconsolidated variable interest entities are required to be included in its consolidated financial statements.  Management does, however, believe that a subsidiary trust which issued mandatory redeemable preferred securities will need to be de-consolidated in 2004 under this interpretation. This will have no impact on the Company’s consolidated debt as the intercompany debt to the subsidiary trust will become third party debt upon de-consolidation.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends SFAS No. 133 for decisions made: (1) as part of the Derivatives

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

3.	Summary of Significant Accounting Policies — (Continued)

Implementation Group process that effectively required amendments to SFAS No. 133; (2) in connection with the other FASB projects dealing with financial instruments; and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative.  The provisions of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.  The adoption of this standard did not impact the Company.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument within its scope as a liability, many of which had been previously classified as equity.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption.  Restatement is not permitted.  This statement does not impact the financial instruments issued by the Company prior to May 31, 2003 and there have been no issuances of financial instruments by the Company since that date.

In December 2003, the FASB issued SFAS No. 132R “Employers’ Disclosure about Pensions and Other Postretirement Benefits.”  SFAS No. 132R requires the following disclosures:  (1) the dates on which plan’s assets and obligations are measured, (2) reporting entities must segregate data on the market values of plan assets into broad asset categories, (3) a narrative description of the investment policy of plan assets, (4) a narrative description for the basis for the development of the expected long-term rate of return of plan assets, (5) expected contributions to be made to the plan on a cash basis over the next fiscal year and (6) expected benefit payments for each of the next ten fiscal years.  These changes are effective for fiscal years ending after December 15, 2003, with the exception of (1) expected benefit payments and (2) foreign plans which are delayed until fiscal years ending after June 15, 2004.  SFAS No. 132R requires disclosure of two items in quarterly interim reports.  These requirements are the net benefit cost and contribution made during the fiscal year.  The Company adopted the disclosure requirements of this standard, including the foreign plans.

On January 12, 2004, the FASB issued FASB Staff Position (“FSP”) No. 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003.”  The FSP permits employers that sponsor postretirement benefit plans that provide prescription drug benefits to retirees to make a one-time election to defer accounting for any effects of the Medicare Prescription Drug Improvement and Modernization Act of 2003 (the “Act”).  Without the FSP, plan sponsors would be required under SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other than Pensions,” to account for the effects of the Act in the fiscal period that includes December 8, 2003, the date President Bush signed the Act into law.  If deferral is elected, the deferral must remain in effect until the earlier of (a) the issuance of guidance by the FASB on how to account for the federal subsidy to be provided to plan sponsors under the Act or (b) the remeasurement of plan assets and obligations subsequent to January 31, 2004.  In accordance with the FSP, the Company has not reflected the impact of the Act on any measures of the accumulated postretirement benefit obligation or net periodic postretirement benefit cost in the consolidated financial statements or accompanying notes.  Specific authoritative guidance on the accounting for the federal subsidy is pending, and that guidance, when issued, could require the Company to change previously reported information.  The Company is currently assessing the impact of the Act and whether its postretirement plan should be amended in consideration of the new legislation.

4.	Research and Development

For the years 2003, 2002, and 2001, approximately $6,200, $10,300 and $12,300, respectively, were spent on Company-sponsored research activities.  During the same periods, approximately $10,200, $18,100, and $39,200, respectively, were spent on customer-sponsored research activities.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

5.	Accounts and Notes Receivable

The following table shows the components of trade accounts and notes receivable:

	December 26, 2003	December 27, 2002

From long-term contracts:
Amounts billed due within one year	$332,135	$410,214

Retention:
Billed:
Estimated to be due in:
2003	—	58,042
2004	30,502	25,481
2005	21,338	4,978
2006	656	—

Total billed	52,496	88,501

Unbilled:
Estimated to be due in:
2003	—	97,997
2004	79,937	4
2005	669	—
2006	—	—
2007	2,699	—

Total unbilled	83,305	98,001

Total retentions	135,801	186,502

Total receivables from long-term contracts	467,936	596,716
Other trade accounts and notes receivable	20,480	19,387

	488,416	616,103
Less allowance for doubtful accounts	37,406	73,048

Accounts receivable, net	$451,010	$543,055

In the third quarter of 2002, the Company entered into a receivables securitization facility that matures on August 15, 2005 and is secured by a portion of the Company’s domestic trade receivables. The facility operates through the use of a wholly owned, special purpose subsidiary, Foster Wheeler Funding II LLC (“FW Funding”) as described below. FW Funding is included in the consolidated financial statements of the Company.

FW Funding entered a Purchase, Sale and Contribution Agreement (“PSCA”) with six of the Company’s wholly owned domestic subsidiaries. Pursuant to the PSCA, FW Funding is obligated to purchase eligible trade receivables, as defined in the PSCA, from these companies and these companies are obligated to contribute as capital their ineligible trade accounts receivable as defined in the PSCA. FW Funding also entered into a Loan and Security Agreement with Foothill Capital Corporation and Ableco Finance Corporation LLC. Under this agreement, FW Funding has the ability to borrow up to a maximum of $40,000 using eligible trade accounts receivable as security. FW Funding pays 10% interest on all outstanding borrowings. In addition, FW Funding pays a monthly unused line fee equal to 0.5% per annum of the maximum available amount less the average daily amount of borrowings during the preceding month. The facility is subject to covenant compliance. The financial covenants commenced at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the lender to terminate the arrangement and accelerate any amounts then outstanding.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

5.	Accounts and Notes Receivable — (Continued)

No amounts were outstanding under this facility as of December 26, 2003 or December 27, 2002. FW Funding may increase or decrease, at its discretion, its use of the facility on a weekly basis subject to the availability of sufficient eligible trade accounts receivable and the facility’s maximum amount of $40,000. As of December 26, 2003, FW Funding held $94,200 of trade accounts receivable, net of allowances, which are included in the consolidated balance sheet and had approximately $11,900 of availability under the facility.

6.	Contracts in Process and Inventories

The following table shows the elements included in contracts in process as related to long-term contracts:

	2003	2002

Contracts in Process
Costs plus accrued profits less earned revenues on contracts currently in process	$238,645	$336,074
Less progress payments	72,142	65,582

Net	$166,503	$270,492

Costs of inventories are shown below:

	2003	2002

Inventories
Materials and supplies	$5,098	$9,102
Finished goods	1,692	230

Total	$6,790	$9,332

7.	Land, Buildings and Equipment

Land, buildings and equipment are stated at cost and are set forth below:

	2003	2002

Land and land improvements	$24,057	$23,806
Buildings	142,608	151,462
Equipment	450,941	590,295
Construction in progress	5,123	4,117

Total	$622,729	$769,680

Depreciation expense for the years 2003, 2002, and 2001 was $31,214, $54,492, and $44,348, respectively.

8.	Pensions and Other Postretirement Benefits

Pension Benefits — Domestic and certain foreign subsidiaries of the Company have several pension plans covering substantially all full-time employees. Under the plans, retirement benefits are primarily a function of both years of service and level of compensation; the domestic plans are noncontributory. Effective January 1, 1999, a cash balance program was established for the domestic plan. The pension benefit under the previous formulas remain the same for current employees if so elected, however, new employees are offered only the cash balance program. The cash balance plan resembles a savings account. Amounts are credited based on age and a percentage of earnings. At termination or retirement, the employee receives the balance in the account in a lump-sum. Under the cash balance program, future increases in employee earnings will not apply to prior service costs. It is the Company’s policy to fund the plans on a curr ent basis to the extent deductible under existing Federal tax regulations. Such contributions, when made, are intended to provide not only for benefits attributed to service to date, but also those expected to be earned in the future. The Company also has a non-qualified, unfunded supplemental executive retirement plan (“SERP”) which covers certain employees.  The Company froze the SERP and, in April 2003, issued letters of credit totaling $2,250 to certain employees to support its obligations under the SERP.  In the third quarter of 2003, cash payments of approximately $500 were made to select SERP participants.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

8.	Pensions and Other Postretirement Benefits — (Continued)

On April 10, 2003, the Board of Directors approved changes to the Company’s domestic employee benefits program, including the pension, postretirement medical, and 401(k) plans.  The changes were made following an independent review of the Company’s domestic employee benefits which assessed the Company’s benefit program against that of the marketplace and its competitors.

The principal changes consist of the following:  the domestic pension plan was frozen as of May 31, 2003, which means participants will not be able to increase the amount earned under the terms of the plan; the postretirement medical plan was frozen and will be available on a subsidized premium basis only to currently active employees who reached the age of 40 on May 31, 2003; and the 401(k) plan was enhanced to increase the level of employer matching contribution.  The net effect of these changes is expected to positively impact the financial condition of the Company through reduced costs and reduced cash outflow in future years.

Through the year ended December 26, 2003, the Company recognized a cumulative minimum liability in its financial statements for both domestic and foreign underfunded plans in the amount of $311,746 resulting in a cumulative pretax charge to Other Comprehensive Loss.   This represents a reduction in the minimum liability of $58,903 from the prior year, including the impact of foreign currency translation.  The minimum pension liability will change from year to year as a result of revisions to actuarial assumptions, experience gains or losses and settlement rate changes.

Domestic subsidiaries of the Company have a 401(k) plan for salaried employees.  For the year 2003, the Company contributed a 100% match of the first 3% and a 50% match of the next 3% of base pay of employee contributions, subject to the annual IRS limit, which amounted to a cost of $4,066.  For the years 2002 and 2001, the Company contributed a 50% match of the first 6% of base pay of employee contributions, subject to the annual IRS limit which amounted to a cost of $5,507 and $5,008, respectively.

Other Benefits — In addition to providing pension benefits, some of the Company’s domestic subsidiaries provide certain health care and life insurance benefits for retired employees. Employees may become eligible for these benefits if they qualify for and commence normal or early retirement pension benefits as defined in the pension plan while working for the Company. Benefits are provided through insurance companies. Additionally, some of the Company’s domestic subsidiaries also have a plan which provides coverage for an employee’s beneficiary upon the death of the employee.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

8.	Pensions and Other Postretirement Benefits — (Continued)

The following chart contains the disclosures for pension and other benefits for the years 2003, 2002 and 2001.

	Pension Benefits		Other Benefits

	2003	2002	2003	2002

Projected Benefit Obligation (PBO)
PBO at beginning of period	$820,173	$641,100	$133,392	$118,959
Service cost	20,776	29,044	741	2,785
Interest cost	46,861	40,874	9,205	8,255
Plan participants contributions	7,147	5,690	—	—
Plan amendments	1,961	3,091	(55,201)	(8,510)
Actuarial loss	31,508	106,005	21,277	23,035
Benefits paid	(48,818)	(37,120)	(11,910)	(8,733)
Curtailments	(35,719)	—	(2,598)	—
Special termination benefits/other	(3,683)	(8,514)	—	(2,399)
Foreign currency exchange rate changes	54,691	40,003	—	—

PBO at end of period	$894,897	$820,173	$94,906	$133,392

Plan Assets
Fair value of plan assets beginning of period	$487,304	$521,195	$—	$—
Actual return on plan assets	90,179	(62,743)	—	—
Employer contributions	44,988	41,917	11,910	8,733
Plan participants contributions	7,147	5,690	—	—
Benefits paid	(48,818)	(37,120)	(11,910)	(8,733)
Other	2,136	(9,819)	—	—
Foreign currency exchange rate changes	39,766	28,184	—	—

Fair value of plan assets at end of period	$622,702	$487,304	$—	$—

Funded Status
Funded status	$(272,195)	$(332,869)	$(94,906)	$(133,392)
Unrecognized net actuarial loss/(gain)	377,046	436,100	47,614	(14,846)
Unrecognized prior service cost	9,732	12,507	(62,453)	31,308
Adjustment for the minimum liability	(311,746)	(370,649)	—	—

Accrued benefit cost	$(197,163)	$(254,911)	$(109,745)	$(116,930)

	Pension Benefits			Other Benefits

	2003	2002	2001	2003	2002	2001

Net Periodic Benefit Cost
Service cost	$20,776	$29,044	$27,248	$741	$2,785	$996
Interest cost	46,861	40,874	37,856	9,205	8,255	7,227
Expected return on plan assets	(38,836)	(42,700)	(51,819)	—	—	—
Amortization of transition asset	71	63	56	—	—	—
Amortization of prior service cost	1,643	1,810	1,692	(1,485)	(2,853)	(2,206)
Other	32,106	15,453	5,020	(3,340)	(5,013)	4,396

SFAS No.87 net periodic pension cost	62,621	44,544	20,053	5,121	3,174	10,413
SFAS No.88 cost*	1,108	1,908	1,900	—	—	—

Total net periodic pension cost	$63,729	$46,452	$21,953	$5,121	$3,174	$10,413

Weighted-Average Assumptions-Net Periodic Benefit Cost
Discount Rate	5.7%	6.3%	6.4%	6.625%	7.40%	7.75%
Long-term rate of return	7.9%	8.2%	9.3%
Salary scale	3.3%	4.0%	4.2%
Weighted-Average Assumptions-Benefit Obligations
Discount Rate	5.6%	6.0%		6.0%	6.625%
Salary scale	3.4%	3.9%

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

8.	Pensions and Other Postretirement Benefits — (Continued)

*Under the provision of SFAS No.  88 “Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” charges were recorded for a provision for the impact of freezing of the domestic pension plans in 2003, a provision for the mothballing of a domestic manufacturing facility of $900, a provision for employee terminations as part of the workforce reduction of $100, and a provision for the retirement of the Company’s Vice President of Human Resources of approximately $900 in 2002; a provision for the retirement of the Company’s Chief Executive Officer resulted in a charge of $1,900 in 2001.

Health care cost trend:
2003	8.5%
Decline to 2010	5.0%

Assumed health care cost trend rates have a significant effect on the amounts reported for the other benefit plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage Point Increase	1-Percentage Point Decrease

Effect on total of service and interest cost components	$569	$(495)
Effect on accumulated postretirement benefit obligations	$5,207	$(4,587)

Plan measurement date
The measurement date for all of the Company’s defined benefit plans is December 31 of each year for both plan assets and obligations.

Accumulated benefit obligation
The accumulated benefit obligations (ABO) for the Company’s plans totaled approximately $812,000 and $738,000 at year end 2003 and 2002, respectively.  As previously discussed, the Company has recorded a net cumulative charge to other comprehensive loss for the years 2000 through 2003 due to the (ABO) exceeding the fair value of plan assets.

Investment policy
Each of the Company’s plans is governed by a written investment policy.

The investment policy of the U.K. plan is designed to improve the ongoing funding level of the plan while gradually, over time, changing the mix of investment allocation between equities and bonds to more fully match the liabilities of the plan.  The bond and equity allocations range from 40% bonds and 60% equities to 50% bonds and 50% equities, depending on the funding level.

The investment policy of the U.S. plans allocates assets in accordance with the policy guidelines.  The asset mix target for the plans is 70% equities and 30% fixed income securities.  The investment policy is currently undergoing a review by the Company to ensure investment strategy is aligned with plan liabilities, considering the changes to the domestic benefits program made in 2003.

The investment policy of the Canadian plans uses a balanced approach and allocates investments in pooled funds in accordance with the policy’s asset mix guidelines.  These guidelines identify target, maximum and minimum allocations by asset class. The target allocation is 45% bonds, 50% equities and 5% cash.  The minimum and maximum allocations are: 42.5% to 57.5% equities; 40% to 50% bonds; and 2.5% to 7.5% cash.

Long-term rate of return assumptions
The expected long-term rate of return on plan assets is developed using a weighted-average methodology, blending the expected returns on each class of investment in the plans’ portfolio.  The expected returns by asset class are developed considering both past performance and future considerations.  The long-term rate of return is reviewed annually by the Company for its funded plans and adjusted, if required.  The weighted average expected long-term rate of return on plan assets has declined from 9.3% to 7.9% over the past three years.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

8.	Pensions and Other Postretirement Benefits — (Continued)

	2003	2002

Plan Asset Allocation
U.K. Plans
U.K. equities	38%	39%
Non-U.K. equities	25%	24%
U.K. fixed income securities	32%	34%
Non-U.K. fixed income securities	0%	0%
Other	5%	3%

Total	100%	100%

U.S. Plans
U.S. equities	44%	39%
Non-U.S. equities	24%	19%
U.S. fixed income securities	20%	25%
Non-U.S. fixed income securities	1%	1%
Other	11%	16%

Total	100%	100%

Canadian Plans
Canandian equities	23%	24%
Non-Canadian equities	26%	25%
Canadian fixed income securities	44%	45%
Non-Canadian fixed income securities	0%	0%
Other	7%	6%

Total	100%	100%

Contributions
The Company expects to contribute a total of approximately $64,700 to its foreign and domestic pension plans in 2004.

Estimated future benefit payments
The following benefit payments, which reflect expected future service, are expected to be paid on the domestic defined benefit plans.

	Pension Benefits	Other Benefits

2004	$22,200	$7,900
2005	20,600	7,900
2006	20,700	8,000
2007	20,800	8,000
2008	21,200	8,000
2009-2013	109,900	38,000

9.	Bank Loans

The approximate weighted-average interest rates on borrowings outstanding (primarily foreign) at the end of 2003 and 2002 were 4.91% and 4.38%, respectively.

Unused lines of credit for short-term bank borrowings aggregated $8,255 at year-end 2003, all of which were available outside the United States and Canada in various currencies at interest rates consistent with market conditions in the respective countries.

Interest costs incurred (including dividends on preferred security) in 2003, 2002, and 2001 were $95,722, $84,297, and $85,184, respectively, of which $307, $1,368, and $718, respectively, were capitalized.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

10.	Corporate and Other Debt and Notes Payable to Affiliate

Corporate Debt — The Company, through its subsidiary Foster Wheeler LLC, has $200,000 Senior Notes in the public market, which bear interest at a fixed rate of 6.75% per annum, payable semiannually, and mature November 15, 2005. The Senior Notes were issued under an indenture between the Company and BNY Midwest Trust Company. The Senior Notes are not redeemable prior to maturity and are not subject to any sinking fund requirements.

As a result of the reorganization on May 25, 2001, Foster Wheeler LLC, as successor to Foster Wheeler Corporation, became obligor for the Senior Notes due November 15, 2005. In connection with the Company’s finalizing the Senior Credit Facility, Foster Wheeler Ltd., the Company, and the following 100% owned companies issued guarantees in favor of the holders of the Senior Notes: Equipment Consultants, Inc., Foster Wheeler Asia Limited, Foster Wheeler Capital & Finance Corporation, Foster Wheeler Constructors, Inc., Foster Wheeler Development Corporation, Foster Wheeler Energy Corporation, Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Energy Services, Inc., Foster Wheeler Enviresponse, Inc., Foster Wheeler Environmental Corporation, Foster Wheeler Facilities Management, Inc., Foster Wheeler Inc., Foster Wheeler International Corporation, Foster Wheeler International Holdings, Inc., Foster Wheeler North America Corp. (formerly known as “Foster Wheeler Power Group, Inc.”), Foster Wheeler Power Systems, Inc., Foster Wheeler Pyropower, Inc., Foster Wheeler Real Estate Development Corporation, Foster Wheeler Realty Services, Inc., Foster Wheeler USA Corporation, Foster Wheeler Virgin Islands, Inc., Foster Wheeler Zack, Inc., FW Mortshal, Inc., FW Technologies Holding LLC, HFM International, Inc., Process Consultants, Inc., Pyropower Operating Services Company, Inc., and Perryville III Trust. Each of the guarantees is full and unconditional and joint and several. The Company and each of the subsidiary guarantors are 100% owned, directly or indirectly, by Foster Wheeler Ltd.

Holders of the Company’s Senior Notes due November 15, 2005 have a security interest in the stock and debt of certain of Foster Wheeler LLC’s subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the revolving portion of the Senior Credit Facility.  As permitted by Indenture, the Term Loan and the obligations under the letter of credit facility (collectively approximating $164,900 at December 26, 2003) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

In August 2002, the Company finalized a Senior Credit Facility with its lender group. This facility included a $71,000 term loan, a $69,000 revolving credit facility, and a $149,900 letter of credit facility which expires on April 30, 2005. The Senior Credit facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries. The Senior Credit Facility has no required repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. The Company retained the first $77,000 of such amounts and also retains a 50% share of the balance. With the Company’s sale of the Foster Wheeler Environmental Corporation net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77,000 threshold was exceeded. Accordingly, principal prepayments of $11,800 were made on the term loan during 2003.

The term loan and revolving loans bear interest at the Company’s option of (a) LIBOR plus 6.00% or (b) the Base Rate plus 5.00%. The “Base Rate” means the higher of (i) the Bank of America prime rate or (ii) the Federal Funds rate plus 0.5%.

Amendment No. 1 to the Senior Credit Facility, obtained on November 8, 2002, provides covenant relief of up to $180,000 of gross pretax charges recorded by the Company in the third quarter of 2002. The amendment further provides that up to an additional $63,000 pretax charges related to specific contingencies may be excluded from the covenant calculation, if incurred, through December 31, 2003.

Amendment No. 2 to the Senior Credit Facility, entered into on March 24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, the Company made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offers described elsewhere in this report, other internal restructuring

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

10.	Corporate and Other Debt and Notes Payable to Affiliate — (Continued)

transactions as well as transfers, cancellations and setoffs of certain intercompany obligations.  In connection with this amendment to the Senior Credit Facility, the Company agreed to pay on March 31, 2004 a fee equal to 5% of the lenders’ credit exposure on March 31, 2004 if the Company has not made a prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004.  The Company expects the gross amount of this fee, if required, will be approximately $14,000, which has been accrued and included in the Company’s liquidity forecast for 2004.

As of December 26, 2003, $128,163 was borrowed under the Senior Credit Facility. This amount appears on the Consolidated Balance Sheet under the caption “Corporate and Other Debt.” As of December 26, 2003, $105,777 of standby letters of credit was outstanding.

Corporate and other debt consisted of the following:

	2003	2002

Senior Credit Facility (average interest rate 7.16%)	$128,163	$140,000
Senior Notes at 6.75% due November 15, 2005	200,000	200,000
Other	5,637	6,707

	333,800	346,707
Less: Current portion	71	5,005

	$333,729	$341,702

Principal payments are payable in annual installments of:
2004	$—
2005	333,039
2006	647
2007	43

	$333,729

Notes Payable to Affiliate and Guarantee of Convertible Subordinated Notes — In May and June 2001, Foster Wheeler Ltd. issued convertible subordinated notes having an aggregate principal amount of $210,000. The notes are due in 2007 and bear interest at 6.50% per annum, payable semi-annually on June 1 and December 1 of each year, commencing December 2001. The proceeds of these securities were loaned to the Company and are included in the caption “Notes payable to affiliate” on the accompanying consolidated financial statements.  Debt issuance costs are amortized over the term of the notes and are a component of interest expense.  Interest expense was $14,927 and $14,917 for 2003 and 2002, respectively.  Foster Wheeler LLC has issued a guarantee in favor of the holders of the convertible subordinated notes.

For the years ended December 26, 2003 and December 27, 2002, the Company recorded $14,927 and $14,917, respectively of intercompany interest expense on this note payable.  This interest expense is included in the caption interest expense on the accompanying consolidated statement of operations and comprehensive loss.  Of these amounts, $1,138 and $1,138 as of December 26, 2003 and December 27, 2002, respectively, were unpaid and included in accrued expenses on the accompanying consolidated balance sheet.

11.	Derivative Financial Instruments

The Company operates on a worldwide basis. The Company’s activities expose it to risks related to the effect of changes in foreign-currency exchange rates. The Company maintains a foreign-currency risk-management strategy that uses derivative instruments to protect it from unanticipated fluctuations in cash flows that may arise from volatility in currency exchange rates. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under SFAS No. 133. At December 26, 2003 and December 27, 2002, the Company did not meet the requirements for deferral under SFAS No. 133 and recorded in the years ended December 26, 2003 and December 27, 2002 $5,160 pretax ($3,400 after tax) net loss and $8,470 pretax ($5,500 after tax) net gains on derivative instruments, respectively, which were recorded as reductions in cost of operating revenues on the consolidated statement of operations and comprehensive loss. The Company is exposed to credit loss in the event of non-performance by the counterparties. All of these counterparties are significant financial institutions that are primarily rated “A” or better by Standard & Poor’s or “A2” or better by Moody’s. As of December 26, 2003, approximately $67,100 was owed to the Company by counterparties and $17,800 was owed by the Company to counterparties.  A $3,834 net of tax gain was recorded in other comprehensive loss as of

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

December 28, 2001. This amount was reclassified to earnings in 2002 as the Company no longer qualified for deferral under SFAS No. 133.

The maximum term over which the Company is hedging exposure to the variability of cash flows is 12 months.

12.	Subordinated Robbins Facility Exit Funding Obligations

Foster Wheeler’s subordinated obligations entered into in connection with the restructuring of debt incurred to finance construction of a waste-to-energy facility in the Village of Robbins, Illinois (the “Exit Funding Agreement”) are limited to funding:

1999C Bonds at 7¼% interest, due October 15, 2009 of $12,130 and October 15, 2024 of $77,155	$89,285
1999D Accretion Bonds at 7% Interest, due October 15, 2009	23,994

Total	$113,279

1999C Bonds — The 1999C Bonds are subject to mandatory sinking fund reduction prior to maturity at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date by application by the Trustee of funds on deposit to the credit of the 1999C Sinking Fund Installment Subaccount on October 15 in the years and in the principal amounts as follows:

	1999C BONDS

Year	Due 2009	Due 2024	Total

2004	$1,690		$1,690
2005	1,810		1,810
2006	1,940		1,940
2007	2,080		2,080
2008	2,225		2,225
2009	2,385		2,385
2023		$37,230	37,230
2024		39,925	39,925

Total	$12,130	$77,155	$89,285

1999D Bonds — The 1999D Accretion Bonds were originally issued for $18,000.  The total amount due on October 15, 2009 is $35,817.

13.	Mandatorily Redeemable Preferred Securities

On January 13, 1999, FW Preferred Capital Trust I, a Delaware business trust which is a 100% owned finance subsidiary of the Company, issued $175,000 in Preferred Trust Securities. The Preferred Trust Securities are fully and unconditionally guaranteed by the Company and Foster Wheeler Ltd. These Preferred Trust Securities are entitled to receive cumulative cash distributions at an annual rate of 9.0%. Distributions are paid quarterly in arrears on April 15, July 15, October 15, and January 15 of each year. Such distributions may be deferred for periods up to five years during which time additional interest accrues at 9.0%. In accordance with this provision, the Company has deferred all quarterly distributions beginning with the distribution due on January 15, 2002. Such deferred interest totals $38,021. The maturity date is January 15, 2029. Foster Wheeler can redeem these Preferred Trust Securities on or after Janu ary 15, 2004.

14.	Special-Purpose Project Debt

Special-purpose project debt represents debt incurred to finance the construction of cogeneration facilities or waste-to-energy projects. The notes and/or bonds are collateralized by certain assets of each project. The Company’s obligations with respect to this debt are limited to guaranteeing the operating performance of the projects.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

14.	Special-Purpose Project Debt — (Continued)

	2003		2002

Note payable, interest varies based on one of several money market rates (2003-year-end rate 1.985%), due semiannually through July 30, 2006	$21,887	(1)	$27,907
Senior Secured Notes, interest 11.443%, due annually April 15, 2004 through 2015	37,782	(2)	40,077
Solid Waste Disposal and Resource Recovery System Revenue Bonds, interest 7.125% to 7.5%, due annually December 1, 2004 through 2010	77,508	(3)	88,920
Resource Recovery Revenue Bonds, interest 7.9% to 10%, due annually December 15, 2003 through 2012	—		48,936	(4)

	137,177		205,840
Less: Current portion	17,896		24,227

Total	$119,281		$181,613

(1)	The note payable for $21,887 represents a loan under a bank credit facility to a limited partnership whose general partner is a special-purpose subsidiary.
(2)
The Senior Secured Notes of $37,782 were issued for a total amount of $42,500. The notes are collateralized by certain revenues and assets of a special-purpose subsidiary which is the indirect owner of the project.

(3)
The Solid Waste Disposal and Resource Recovery System Revenue Bonds totaling $77,508 were issued for a total amount of $133,500. The bonds are collateralized by a pledge of certain revenues and assets of the project, but not the plant.

(4)
The Resource Recovery Revenue Bonds were issued for a total amount of $86,780. The bonds are collateralized by a pledge of certain revenues and assets of the project.  This facility was sold in 2003 along with the debt obligation.

Principal payments are payable in annual installments as follows:

2005	$19,215
2006	20,422
2007	12,972
2008	13,792
2009	14,588
Thereafter	38,292

Total	$119,281

15.	Guarantees and Warranties

The Company has provided indemnifications to third parties relating to businesses and/or assets the Company previously owned. Such indemnifications relate primarily to potential environmental and tax exposures for activities conducted by the Company prior to the sale.

	Maximum Potential Payment	Carrying Amount of Liability

Environmental indemnifications	No limit	$5,300
Tax indemnifications	No limit	$0

The Company provides for make good/warranty reserves on certain of its long-term contracts. Generally, these reserves are accrued over the life of the contract so that a sufficient balance is maintained to cover the exposures at the conclusion of the contract.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

15.	Guarantees and Warranties — (Continued)

Balance as of December 28, 2001	$52,700
Accruals	45,600
Settlements	(8,600)
Adjustments to provisions	(7,800)

Balance as of December 27, 2002	81,900
Accruals	72,800
Settlements	(13,800)
Adjustments to provisions	(9,300)

Balance as of December 26, 2003	$131,600

16.	Equity Interests

The Company owns a non-controlling equity interest in three energy projects and one waste-to-energy project; three of which are located in Italy and one in Chile. Two of the projects in Italy are each 42% owned while the third is 49% owned by the Company. The project in Chile is 85% owned by the Company; however, the Company does not have a controlling financial interest in the Chilean project. Following is summarized financial information for the Company’s equity affiliates combined, as well as the Company’s interest in the affiliates.

	December 26, 2003		December 27, 2002

	Italian Project	Chilean Project	Italian Project	Chilean Project

Balance Sheet Data :
Current assets	$95,977	$23,891	$80,966	$22,352
Other assets (primarily buildings and equipment)	409,267	185,315	344,993	218,990
Current liabilities	32,735	17,188	20,665	14,748
Other liabilities (primarily long-term debt)	385,047	121,362	344,148	152,949
Net assets	87,462	70,656	61,146	73,645

	December 26, 2003		December 27, 2002		December 28, 2001

	Italian Project	Chilean Project	Italian Project	Chilean Project	Italian Project	Chilean Project	Venezuela Project

Income Statement Data for twelve months:
Total revenues	$219,818	$39,114	$171,565	$38,425	$159,845	$40,546	$4,428
Gross earnings	56,699	20,739	43,133	20,777	44,457	21,764	2,902
Income before income taxes	38,405	10,712	31,358	10,087	21,618	10,467	2,684
Net earnings	23,144	8,891	17,648	8,372	11,955	8,689	2,582

As of December 26, 2003, the Company’s share of the net earnings and investment in the equity affiliates totaled $17,142 and $98,651, respectively. Dividends of $7,997 were received during the year 2003. The Company has guaranteed certain performance obligations of such projects. The Company’s average contingent obligations under such guarantees are approximately $2,700 per year for the four projects. The Company has provided a $10,000 debt service reserve letter of credit providing liquidity should the performance of the Chilean project be insufficient to cover the debt service payments. No amounts have been drawn under the letter of credit.

The undistributed retained earnings of the Company’s equity investees amounted to approximately $28,765 and $20,143 at December 26, 2003 and December 27, 2002, respectively.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

17.	Income Taxes

The components of loss before income taxes for the years 2003, 2002 and 2001 were taxed under the following jurisdictions:

	2003	2002	2001

Domestic	$(155,538)	$(506,639)	$(244,809)
Foreign	45,993	(3,751)	31,992

Total	$(109,545)	$(510,390)	$(212,817)

The provision for income taxes on those earnings was as follows:

	2003	2002	2001

Current tax expense:
Domestic	$14,939	$5,931	$5,486
Foreign	31,887	10,978	22,597

Total current	46,826	16,909	28,083

Deferred tax (benefit)/expense:
Domestic	(84)	—	102,147
Foreign	684	(2,252)	(6,783)

Total deferred	600	(2,252)	95,364

Total provision for income taxes	$47,426	$14,657	$123,447

Deferred tax assets (liabilities) consist of the following:

	2003	2002	2001

Difference between book and tax depreciaion	$(13,654)	$(35,002)	$(34,369)
Pensions	46,160	61,279	(7,584)
Capital lease transactions	263	(7,376)	(8,612)
Revenue recognition	12,192	7,210	(5,999)
Other	—	—	(192)

Gross deferred tax assets (liabilities)	44,961	26,111	(56,756)

Current taxability of estimated costs to complete long-term contracts	19,039	14,278	4,297
Income currently taxable deferred for financial reporting	1,706	4,175	5,307
Expenses not currently deductible for tax purposes	200,084	129,917	122,983
Investment tax credit carryforwards	20,538	30,893	30,893
Postretirement benefits other than pensions	62,369	67,113	47,242
Asbestos claims	40,328	6,200	7,000
Minimum tax credits	17,917	10,883	11,073
Foreign tax credits	28,178	9,579	6,485
Net operating loss carryforwards	99,076	178,067	15,332
Effect of write-downs and restructuring reserves	11,234	40,873	63,680
Other	30,020	15,621	19,871
Valuation allowance	(502,444)	(444,427)	(268,851)

	28,045	63,172	65,312

Net deferred tax assets	$73,006	$89,283	$8,556

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

17.	Income Taxes — (Continued)

The domestic investment tax credit carryforwards, if not used, will expire in the years 2004 through 2008. Foreign tax credit carryforwards are recognized based on their potential utilization and, if not used, will expire in the years 2004 through 2008. As reflected above, the Company has recorded various deferred tax assets. Realization is dependent on generating sufficient taxable income prior to the expiration of the various credits. Management believes that it is more likely than not that the remaining net deferred tax assets (after consideration of the valuation allowance) will be realized through future earnings and/or tax planning strategies. The amount of the deferred tax assets considered realizable, however, could change in the near future if estimates of future taxable income during the carryforward period are changed. In 2003 and 2002, the valuation allowance increased by $58,017 and $175,576, respectively. Such increase is required under SFAS No. 109, “Accounting for Income Taxes,” when there is an evidence of losses from operations in the three most recent fiscal years. For statutory purposes, the majority of deferred tax assets for which a valuation allowance is provided do not begin expiring until 2020 and beyond, based on the current tax laws.

If the Company completes the exchange offer as discussed in Note 2, it will be subject to substantial limitations on the use of pre-change losses and credits to offset U.S. federal taxable income in any post-change year.  Since a valuation allowance has already been reflected to offset these losses and credits, this limitation will not result in a significant write-off by the Company.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory rate to earnings before income taxes, as a result of the following:

	2003	2002	2001

Tax benefit at U.S. statutory rate	(35.0)%	(35.0)%	(35.0)%
State income taxes, net of Federal income tax benefit	6.8	0.4	1.9
Increase in valuation allowance	52.9	34.4	86.2
Difference in estimated income taxes on foreign income and losses, net of previously provided amounts	15.1	2.0	2.2
Deferred charge	1.7	.4	.9
Other	1.8	.7	1.8

	43.3%	2.9%	58.0%

18.	Operating Leases

The Company and certain of its subsidiaries are obligated under other operating lease agreements primarily for office space.  Rental expense for these leases total $26,700 in 2003, $32,000 in 2002, and $29,800 in 2001.  Future minimum rental commitments on non-cancelable leases are as follows:

Fiscal year:
2004	$25,100
2005	22,800
2006	19,400
2007	17,200
2008	15,700
Thereafter	159,500

$259,700

The Company entered into sale/leaseback transactions for an office building in Spain in 2000 and an office building in the U.K. in 1999.  In connection with these transactions, the Company recorded deferred gains which are being amortized to income over the term of the respective leases.  The amortization was $3,622, $3,197 and $3,080, for the years ended December 26, 2003, December 27, 2002 and December 28, 2001, respectively.  As of December 27, 2003 and December 27, 2002, the balance of the deferred gains was $74,151 and $69,540, respectively, and is included in other long-term liabilities on the accompanying consolidated balance sheet.  The year-over-year increase in the deferred gain balance was primarily due to a change in foreign currency translation rates.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

19.	Capital Leases

During 2002, the Company entered into sale-leaseback transactions for office buildings in both Finland and the United States. The transactions qualified as capital leases. Assets under capital leases are summarized as follows:

	2003	2002

Buildings and improvements	$38,522	$35,755
Less accumulated amortization	1,276	342

Net assets under capital leases	$37,246	$35,413

The following are the minimum lease payments to be made in each of the years indicated for the capital leases in effect as of December 26, 2003:

Fiscal year:
2004	$6,830
2005	6,797
2006	7,246
2007	6,973
2008	7,449
Thereafter	131,435
Less: Interest	(103,035)

Net minimum lease payments under capital leases	63,695
Less: current portion of net minimum lease payments	1,322

Long-term net minimum lease payments	$62,373

20.	Litigation and Uncertainties

In the ordinary course of business, the Company and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Company by customers alleging deficiencies in either equipment or plant construction and seeking resulting alleged damages. Based on its knowledge of the facts and circumstances relating to the Company’s liabilities, if any, and to its insurance coverage, management of the Company believes that the disposition of such suits will not result in material charges against assets or earnings materially in excess of amounts previously provided in the accounts.

Some of the Company’s U.S. subsidiaries, along with many other companies, are codefendants in numerous asbestos-related lawsuits and out-of-court informal claims pending in the United States. Plaintiffs claim damages for personal injury alleged to have arisen from exposure to or use of asbestos in connection with work allegedly performed by the Company’s subsidiaries during the 1970s and prior. A summary of claim activity for the three years ended December 26, 2003 is as follows:

	Number of Claims

	2003		2002	2001

Balance, beginning of year	139,800		110,700	92,100
New claims	48,260		45,200	54,700
Claims resolved	(17,200)		(16,100)	(36,100)

Balance, end of year	170,860	*	139,800	110,700

*Includes approximately 24,500 claims on inactive court dockets.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

20.	Litigation and Uncertainties — (Continued)

The amount spent on asbestos litigation defense and case resolution, substantially all of which was reimbursed or will be reimbursed from insurance coverage, was $66,000 in 2003, $57,200 in 2002, and $66,900 in 2001.

The overall average combined indemnity and defense cost per closed claim since 1993 was approximately $1.8.  In view of the many uncertainties associated with asbestos bodily injury claims, the Company believes that the average cost may increase in the future.

The Company has recorded assets of $555,400 relating to probable insurance recoveries of which approximately $60,000 is recorded in accounts and notes receivables, and $495,400 is recorded as long-term. The asset is an estimate of recoveries from insurers based upon assumptions relating to cost allocation and resolution of pending proceedings with certain insurers, as well as recoveries under settlements with other insurers. The total liability recorded is comprised of an estimated liability relating to open (outstanding) claims of approximately $372,200 and an estimated liability relating to future unasserted claims of approximately $214,000. Of the total, $60,000 is recorded in accrued expenses and $526,200 is recorded in asbestos-related liability on the consolidated balance sheet. These estimates are based upon the following information and/or assumptions: number of open claims; forecasted number of future claims; estimated average cost per claim by disease type; and the breakdown of known and future claims into disease type. The total estimated liability includes both the estimate of forecasted indemnity amounts and forecasted defense expenses. Total estimated defense costs and indemnity payments are expected to be incurred over the next fifteen years during which period new claims are expected to decline from year to year. Recently received claims also suggest that the percentage of claims to be closed without payment of indemnity costs should increase as claims are resolved during the next few years. The Company believes that it is likely that there will be new claims filed after 2018, but in light of uncertainties inherent in long-term forecasts, the Company does not believe that it can reasonably estimate defense and/or indemnity costs which might be incurred after 2018. Nonetheless, the Company plans to update its forecasts periodically to take into consideration its future experience and other considerations such as legislation to continuously update its estimate of future costs and expected insurance recoveries. Historically, defense costs have represented approximately 24% of total costs. Through December 26, 2003, total indemnity costs paid, prior to insurance recoveries, were approximately $354,000 and total defense costs paid were approximately $109,000.

The Company recorded charges related to increases in the valuation allowance for insurance claims receivable of $68,100, $26,200 and $0 for the years ended 2003, 2002 and 2001, respectively.  These charges were recorded in other deductions in the consolidated statement of operations. The 2003 non-cash asbestos charge was due to the Company receiving a somewhat larger number of claims in 2003 than had been expected, which resulted in an increase in the projected liability related to asbestos.  In addition, the size of the Company’s insurance assets was reduced due to the insolvency of a significant carrier in 2003. The 2002 charge was recorded due to allocation of future costs to an insurer who became insolvent.

As of December 26, 2003, $257,700 was contested by the subsidiaries’ insurers in ongoing litigation.  The litigation relates to the proper allocation of the coverage liability among the subsidiaries various insurers and the subsidiaries as self-insurers.  The Company believes that any amounts that its subsidiaries might be allocated as self-insurer would be immaterial.  Based on the nature of the litigation and opinions received from outside counsel, the Company also believes that the possibility of not recovering the full amount of the asset is remote.

In July 2003, several subsidiaries of the Company and Liberty Mutual Insurance Company, one of their insurers, entered into a settlement and release agreement that resolves the coverage litigation between the subsidiaries and Liberty Mutual in both state courts in New York and New Jersey.  The agreement provides for a buy-back of insurance policies and the settlement of all disputes between the subsidiaries and Liberty Mutual with respect to asbestos-related claims.  The agreement requires Liberty Mutual to make payments over a nineteen-year period, subject to annual caps, which payments decline over time, into a special account, established to pay the subsidiaries’ indemnity and defense costs for asbestos claims.  These payments, however, would not be available to fund the subsidiaries’ required contributions to any national settlement trust that may be established by future federal legislation.  The subsidiaries received in July an initial payment under the agreement of approximately $6,000, which was used to pay asbestos-related defense and indemnity costs.

In September 2003, the Company’s subsidiaries entered into a settlement and release agreement that resolves coverage litigation between them and certain London Market and North River Insurers.  This agreement provides for cash payment of $5,900, which has been received by the subsidiaries, and additional amounts which have been deposited in a trust for use by the subsidiaries for defense and indemnity of asbestos claims.

In January 2004, the Company’s subsidiaries entered into a settlement and release agreement that resolves coverage litigation between them and Hartford Accident and Indemnity Company and certain of its affiliates.  This

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

20.	Litigation and Uncertainties — (Continued)

agreement provides for cash payment of $5,000, which has been received by the subsidiaries, an additional amount which has been deposited in a trust for use by the subsidiaries and a further amount to be deposited in that trust in 2005.

The pending litigation and negotiations with other insurers is continuing.

The Company’s management after consultation with counsel, has considered the ongoing proceedings with insurers and the financial viability and legal obligations of its insurers, and believes that except for those insurers that have become or may become insolvent, the insurers or their guarantors will continue to adequately fund claims and defense costs relating to asbestos litigation. It should be noted that the estimate of the assets and liabilities related to asbestos claims and recovery is subject to a number of uncertainties that may result in significant changes in the current estimates. Among these are uncertainties as to the ultimate number of claims filed, the amounts of claim costs, the impact of bankruptcies of other companies with asbestos claims, uncertainties surrounding the litigation process from jurisdiction to jurisdiction and from case to case, as well as potential legislative changes. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with asbestos claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

A subsidiary of the Company in the United Kingdom has also received a limited number of claims alleging personal injury arising from exposure to asbestos. None of these claims have resulted in material costs to the Company.

A San Francisco, California jury returned a verdict on March 26, 2002 finding Foster Wheeler Corporation liable for $10,600 in the case of Todak vs. Foster Wheeler Corporation. The case was brought against Foster Wheeler Corporation, the U.S. Navy, and several other companies by a 59-year-old man suffering from mesothelioma which allegedly resulted from exposure to asbestos.  The case has been amicably resolved by the parties and the appeal of the verdict has been dismissed.  The terms of the settlement are confidential.  The Company’s financial obligation was covered by insurance.

On April 3, 2002 the United States District Court for the Northern District of Texas entered an amended final judgment in the matter of Koch Engineering Company. et al vs. Glitsch, Inc. et al. Glitsch, Inc. (now known as Tray, Inc). is an indirect subsidiary of the Company. This lawsuit claimed damages for patent infringement and trade secret misappropriations and has been pending for over 18 years. A judgment was entered in this case on November 29, 1999 awarding plaintiffs compensatory and punitive damages plus prejudgment interest in an amount yet to be calculated. This amended final judgment in the amount of $54,283 included such interest for the period beginning in 1983 when the lawsuit was filed through entry of judgment. Post-judgment interest accrued at a rate of 5.471 percent per annum from November 29, 1999. The management of Tray, Inc. believes that the Court’s decision contained numerous factual and legal errors subject to reversal on appeal.  Tray, Inc. filed a notice of appeal to the United States Court of Appeals for the Fifth Circuit.  On April 1, 2003, Tray, Inc. filed for bankruptcy.  In the third quarter of 2003, the parties amicably resolved the cases.  Management assessed the liability associated with the legal proceeding and determined that the previously recorded provision in the financial statements for this liability was adequate to address the terms of the settlement.

The Company has a long-term contract with a government agency that is to be completed in four phases. The first phase was for the design, permitting and licensing of a spent fuel facility. This phase was completed for a price of $66,700. The first phase of this project was profitable, but the close out of this phase resulted in increased costs. An $11,900 charge was recorded in 2003 and the remaining cash outlay of $4,000 will be expended in 2004.  The Company is in the process of submitting requests for equitable adjustment related to this contract and at December 26, 2003 and December 27, 2002, the Company’s financial statements reflect anticipated collection of $0 and $9,000, respectively, from these requests for equitable adjustment.

The second phase is billed on a cost plus fee basis and is expected to conclude in June 2004. In this phase, the Company must respond to any questions regarding the initial design included in phase one. Phase three, which is for the construction, start-up and testing of the facility for a fixed price of $114,000, subject to escalation, is scheduled to commence in 2004. This phase will begin with the purchase of long lead items followed in 2005 by the construction activities. Construction is expected to last two years and requires that a subsidiary of the Company fund the construction cost.  Foster Wheeler USA Corporation, the parent company of Foster Wheeler Environmental Corporation, provided a performance guarantee on the project.  In addition, a surety bond for the full contract price is required. The cost of the facility is expected to be recovered in the first nine months of operations under phase four, during which a subsidiary of the Company will operate the facility at fixed rates, subject to escalation, for approximately four years.  The Company and the government agency are interested in restructuring the contract and have commenced discussions about the possible restructuring or withdrawal from the contract.  If the project were to

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

20.	Litigation and Uncertainties — (Continued)

proceed, the Company intends to seek third party financing to fund the majority of the construction costs, but there can be no assurance that the Company will secure such financing on acceptable terms, or at all. There also can be no assurance that the Company will be able to obtain the required surety bond.  If the Company cannot obtain third party financing or the required surety bond, the Company’s participation would be uncertain; this could have a material adverse effect on the Company’s financial condition, results of operations, and cash flow.

In 1997, the United States Supreme Court effectively invalidated New Jersey’s long-standing municipal solid waste flow rules and regulations. The immediate effect was to eliminate the guaranteed supply of municipal solid waste to the Camden County Waste-to-Energy Project (the “Project”) with its corresponding tipping fee revenue. As a result, tipping fees have been reduced to market rate in order to provide a steady supply of fuel to the Project. Those market-based revenues have not been, and are not expected to be, sufficient to service the debt on outstanding bonds which were issued to construct the Project and to acquire a landfill for Camden County’s use.

The Company’s project subsidiary, Camden Country Energy Recovery Associates, LP (“CCERA”), has filed suit against the involved parties, including the State of New Jersey, seeking among other things to void the applicable contracts and agreements governing the Project. (Camden County Energy Recovery Assoc. v. N.J. Department of Environmental Protection, et al., Superior Court of New Jersey, Mercer County, L-268-98). Since 1999, the State of New Jersey has provided subsidies sufficient to ensure the payment of each of the Project’s debt service payments as it became due. In January 2002, the State of New Jersey enacted legislation providing a mechanism for state-supported refinancing of bond debt on solid waste facilities located within the state. The legislation expired on December 31, 2002, without any refinancing having been accomplished. Press reports indicate that it is unlikely that any state-supported refinancing will occur in the near future, but those same reports include statements by state officials that the State will continue to ensure that debt service payments are made when due.

Under U.S. Federal statutes, such as the Resource Conservation and Recovery Act, Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Clean Air Act, and similar state and local laws, the current owner or operator of real property and the past owners or operators of real property (if disposal or release took place during such past ownership or operation) may be jointly and severally liable for the costs of removal or remediation of toxic or hazardous substances on or under their property, regardless of whether such materials were released in violation of law or whether the owner or operator knew of, or was responsible for, the presence of such substances, and are subject to additional liabilities if they do not comply with applicable laws regulating such hazardous substances.  In either case, such liabilities can be substantial.  Moreover, under CERCLA and similar state laws, persons who arrange for the disposal or treatment of hazardous or toxic substances may also be jointly and severally liable for the costs of the removal or mediation of such substances at a disposal or treatment site, whether or not such site was owned or operated by such person (“off-site facility”).  Liability at such off-site facilities is typically allocated among all of the viable responsible parties based on such factors as the relative amount of waste contributed to a site, toxicity of such waste, relationship of the waste contributed by a party to the remedy chosen for the site, and other factors.

The Company currently owns and operates industrial facilities and has also transferred its interests in industrial facilities that it formerly owned or operated.  It is likely that as a result of its current or former operations, such facilities have been impacted by hazardous substances.  The Company is not aware of any conditions at its currently owned facilities in the United States that it expects will cause the Company to incur material costs which have not been accrued.

The Company also may receive claims, pursuant to indemnity obligations from owners of recently sold facilities that may require the Company to incur costs for investigation and/or remediation.  Based on the available information, the Company does not believe that such costs will be material.  No assurance can be provided that the Company will not discover environmental conditions at its currently owned or operated properties, or that additional claims will not be made with respect to formerly owned properties, requiring the Company to incur material expenditures to investigate and/or remediate such conditions.

The Company had been notified that it was a potentially responsible party (“PRP”) under CERCLA or similar state laws at three off-site facilities, excluding sites as to which the Company has resolved its liability.  At each of these sites, the Company’s liability should be substantially less than the total site remediation costs because the percentage of waste attributable to the Company compared to that attributable to all other PRPs is low.  The Company does not believe that its share of cleanup obligations at any of the off-site facilities as to which it has received a notice of potential liability will exceed $500 in the aggregate.

The Company’s project claims have increased as a result of the increase in lump-sum contracts between the years 1992 and 2000.  Project claims are claims brought by the Company against project owners for costs exceeding the contract price or amounts not included in the original contract price.  These claims typically arise from changes

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

20.	Litigation and Uncertainties — (Continued)

in the initial scope of work or from owner-caused delays.  These claims are often subject to lengthy arbitration or litigation proceedings.  The costs associated with these changes or owner-caused delays include additional direct costs, such as labor and material costs associated with the performance of the additional works, as well as indirect costs that may arise due to delays in the completion of the project, such as increased labor costs resulting from changes in labor markets.  The Company has used significant additional working capital in projects with cost overruns pending the resolution of the relevant project claims.  The Company cannot assure that project claims will not continue in the future.

The Company established a provision for the balance of outstanding commercial claims as of December 27, 2002 to bring the net book value of such claims to $0.  At that time, the Company revised its estimates of claim revenues to reflect recent adverse recovery experience due to management’s desire to monetize claims, and the poor economic conditions impacting the markets served by the Company.  The Company continues to pursue these claims, but there can be no assurance that it will recover the full amount of the claims, or anything at all.

The Company also faces a number of counterclaims brought against it by certain project owners in connection with several of the project claims described above.  If the Company were found liable for any of these counterclaims, it would have to incur write-downs and charges against earnings to the extent a reserve is not established.  Failure to recover amounts under these claims and charges related to counterclaims could have a material adverse impact on the Company’s liquidity and financial condition.

The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with certainty. As additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to gain contingencies and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change relate to legal matters as these are subject to change as events evolve and as additional information becomes available during the administration and litigation process. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with such claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

21.	Financial Instruments and Risk Management

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate values:

Cash and Short-term Investments — All investments are considered available for sale and the carrying amount approximates fair value because of the short-term maturity of these instruments.

Long-term Debt — The fair value of the Company’s long-term debt (including current installments) is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

Foreign Currency Contracts — The fair values of these financial instruments (used for hedging purposes) are estimated by obtaining quotes from brokers. The Company is exposed to market risks from fluctuations in foreign exchange rates. Financial instruments are utilized by the Company to reduce this risk. The Company does not hold or issue financial instruments for trading purposes. The Company is exposed to credit loss in the event of nonperformance by the counterparties. All of these financial instruments are with significant financial institutions that are primarily rated “A” or better by Standard & Poor’s or “A2” or better by Moody’s (see Notes 3 and 11).

Carrying Amounts and Fair Values — The estimated fair values of the Company’s financial instruments are as follows:

	December 26, 2003		December 27, 2002

	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Nonderivatives:
Cash and short-term investments	$377,485	$377,485	$344,576	$344,576
Restricted Cash	52,685	52,685	84,793	84,793
Long-term debt	(1,032,951)	(591,080)	(1,109,788)	(569,985)
Derivatives:
Foreign currency contracts	3,310	3,310	8,470	8,470

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

21.	Financial Instruments and Risk Management — (Continued)

In the ordinary course of business, the Company is contingently liable for performance under standby letters of credit, bank guarantees and surety bonds totaling $609,000 and $1,182,394 as of December 26, 2003 and December 27, 2002, respectively. These balances include the standby letters of credit issued under the Senior Credit Facility discussed in Note 10. In the Company’s past experience, no material claims have been made against these financial instruments. Management of the Company does not expect any material losses to result from these off-balance-sheet instruments and, therefore, is of the opinion that the fair value of these instruments is zero.

As of December 26, 2003, the Company had $84,922 of foreign currency contracts outstanding. These foreign currency contracts mature in 2004. The contracts have been established by various international subsidiaries to sell a variety of currencies, and receive their respective functional currencies or other currencies for which they have payment obligations to third parties.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different business and geographic areas. As of December 26, 2003 and December 27, 2002, the Company had no significant concentrations of credit risk. The Company had issued a third-party financial guarantee totaling $2,750 at year-end 2003 and $2,750 at year-end 2002 with respect to a partnership interest in a commercial real estate project.

22.	Business Segments — Data

The business of the Company and its subsidiaries falls within two business groups. THE ENGINEERING AND CONSTRUCTION GROUP (“E & C”) designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment, water treatment facilities and process plants for the production of fine chemicals, pharmaceuticals, dyestuffs, fragrances, flavors, food additives and vitamins. Also, the E & C Group provides a broad range of environmental remediation services, together with related technical, design, and regulatory services, however, the domestic environmental remediation business was sold in 2003. THE ENERGY GROUP designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized-bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOX burners. Site services related to these products encompass plant erection, maintenance engineering, plant upgrading and life extension and plant repowering.  The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group also builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries.

The Company conducts its business on a global basis. The E & C Group accounted for the largest portion of the Company’s operating revenues and operating income over the last ten years. In 2003, the E & C Group accounted for approximately 62% of the operating revenues. The geographic dispersion of these operating revenues was as follows: 12% North America, 11% Asia, 58% Europe, 6% Middle East, and 13% other. The Energy Group accounted for 38% of the operating revenues of the Company. The geographic dispersion of these operating revenues was as follows: 42% North America, 43% Europe, 6% Asia, 8% Middle East, and 1% South America.

Management uses several financial metrics to measure the performance of the Company’s business segments.  EBITDA, as discussed and defined below, is the primary earnings measure used by the Company’s chief decision makers.  Previously, gross margin, which is equal to operating revenues less cost of operating revenues, was considered the primary financial measure.  Segment information for 2002 and 2001 has been restated to conform to the current presentations.

EBITDA is a supplemental, non-GAAP financial measure.  EBITDA is defined as earnings/(loss) before taxes (before goodwill charge), interest expense, depreciation and amortization.  The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance.  EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the Senior Credit Facility, is also used as a measure for certain covenants under the Senior Credit Facility.  The Company believes that the line item on its consolidated statement of earnings entitled “net earnings/(loss)” is the most directly comparable GAAP measure to

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

22.	Business Segments — Data — (Continued)

EBITDA.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings/(loss) as an indicator of operating performance.  EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As EBITDA excludes certain financial information compared with net earnings/(loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded.  A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings/(loss) a GAAP measure, is shown on the next page.

Export revenues account for 4.5% of operating revenues. No single customer represented 10% or more of operating revenues for 2003, 2002, or 2001.

Identifiable assets by group are those assets that are directly related to and support the operations of each group. Corporate assets are principally cash, investments and real estate.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

22.	Business Segments — Data — (Continued)

Summary financial information concerning the Company’s reportable segments is shown in the following table:

	Total	Engineering and Construction		Energy Group		Corporate and Financial Services (1)

2003
Third party revenue	$3,801,308	$2,342,660		$1,450,162		$8,486
Intercompany revenue	—	10,733		4,315		(15,048)

Total revenue	$3,801,308	$2,353,393		$1,454,477		$(6,562)

EBITDA	21,444	$60,655		$140,394		$(179,605)
Less: Interest expense (2)(3)	95,415	3,201		17,453		74,761	(3)
Less: Depreciation and amortization	35,574	10,133		21,713		3,728

(Loss)/earnings before income taxes	(109,545)	47,321	(4)(5)	101,228	(4)(5)	(258,094	) (5)
Tax provision/(benefits)	47,426	15,906		43,403		(11,883)

Net (loss)/earnings	$(156,971)	$31,415		$57,825		$(246,211)

Identifiable assets	$2,506,942	$1,030,737		$1,229,270		$246,935
Capital expenditures	$12,870	$5,688		$6,582		$600

2002
Third party revenue	$3,574,537	$2,014,678		$1,544,706		$15,153
Intercompany revenue	—	12,853		32,068		(44,921)

Total revenue	$3,574,537	$2,027,531		$1,576,774		$(29,768)

EBITDA	$(219,136)	$(41,438)		$(31,148)		$(146,550)
Less: Interest expense (2)(3)	82,929	(415)		21,621		61,723	(3)
Less: Depreciation and amortization	57,825	15,490	(9)	37,622	(9)	4,713

Loss before income taxes and cumulative effect of a change in accounting principle for goodwill	(359,890)	(56,513	) (6)(8)	(90,391	) (6)(7)(8)	(212,986	) (6)(7)(8)
Tax provision/(benefits)	14,657	(11,485)		(62,859)		89,001

Net loss prior to cumulative effect of a change in accounting principle for goodwill	(374,547)	(45,028)		(27,532)		(301,987)
Cumulative effect on prior years of a change in accounting principle for goodwill	(150,500)	(48,700)		(101,800)		—

Net loss	$(525,047)	$(93,728)		$(129,332)		$(301,987)

Identifiable assets	$2,842,597	$1,100,401		$1,431,211		$310,985
Capital expenditures	$53,395	$9,907		$9,317		$34,171

2001
Third party revenue	$3,392,474	$1,931,523		$1,439,153		$21,798
Intercompany revenue	—	12,495		29,691		(42,186)

Total revenue	$3,392,474	$1,944,018		$1,468,844		$(20,388)

EBITDA	$(72,601)	$32,661		$(27,223)		$(78,039)
Less: Interest expense (2)(3)	84,466	(179)		26,493		58,152	(3)
Less: Depreciation and amortization	55,750	17,721		34,470		3,559

(Loss)/earnings before income taxes	(212,817)	15,119	(10)	(88,186	) (10)(11)	(139,750	)(10)(11)
Tax provision/(benefits)	123,447	10,982		(27,430)		139,895	(12)

Net (loss)/earnings	$(336,264)	$4,137		$(60,756)		$(279,645)

Identifiable assets	$3,325,985	$1,289,207		$1,758,399		$278,379
Capital expenditures	$33,998	$11,494		$15,463		$7,041

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

22.	Business Segments — Data — (Continued)

(1)	Includes general corporate income and expense, the Company’s captive insurance operation and eliminations.
(2)	Includes intercompany interest charged by Corporate and Financial Services to the business groups on outstanding borrowings.
(3)	Includes dividends on Preferred Security of $18,130 in 2003, $16,610 in 2002, and $15,750 in 2001.
(4)	Includes in 2003, revaluation of contract estimates and revisions of contract claims of $30,800; Engineering and Construction Group (E & C) $33,900 and Energy Group (Energy) $(3,100).
(5)
Includes in 2003, a gain on the sale of Environmental in E & C of $16,700 and an impairment on the anticipated sale of domestic corporate office building in the Corporate and Financial Services (C & F) of $15,100.  Includes gain on sale of waste-to-energy plant of $4,300 in Energy, and provision for asbestos claims of $68,100 in C & F in 2003, $58,700 of performance intervention activities, debt restructuring efforts, accrual for legal settlement, severance costs, increased pension and post retirement costs; $8,900 in E & C, $2,800 in Energy, and $47,000 in C & F.

(6)
Includes in 2002, revaluation of contract estimates and provisions for uncollectible receivables of $216,700 $(210,800 after-tax): Engineering and Construction Group (E & C) $121,650, Energy Group (Energy) $86,450 and Corporate and Financial Services (C & F) $8,600; and a provision for mothballing a domestic manufacturing facility of $18,700 for Energy.

(7)	Includes in 2002, anticipated loss on sale of assets of $54,500 in Energy and provisions for asbestos claim of $26,200 in C & F.
(8)
Includes in 2002, $79,300 $(79,000 net of tax) performance intervention activities, debt restructuring efforts, accrual for legal settlements, severance costs and increased pension, postretirement cost: $6,500 in E & C, $12,700 in Energy, and $60,100 in C & F.

(9)	Excluded cumulative effect in 2002, goodwill change in accounting principle of $48,700 in E & C and $101,800 in Energy.
(10)	Includes in 2001, contract write-downs of $160,600 $(104,400 after-tax): Engineering and Construction Group $51,700, Energy Group $103,900, and Corporate and Financial Services $5,000.
(11)
Includes in 2001, loss on sale of cogeneration plants in Energy Group of $40,300 $(27,900 after-tax), increased pension and postretirement benefit cost in Corporate and Financial Services of $9,100 $(6,000 after-tax), provision for domestic plant impairment of $6,100 $(4,000 after-tax), severance of $4,700 $(3,100 after-tax), cancellation of company owned life insurance of $20,000 $(13,000 after-tax) and legal settlements and other provisions of $13,500 $(8,800 after-tax).

(12)	Includes in 2001, a valuation allowance for deferred tax assets of $194,600 on Corporate and Financial Services.

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

22.	Business Segments — Data — (Continued)

	2003	2002	2001

Equity earnings in unconsolidated subsidiaries were as follows:
Engineering and Construction Group	$9,738	$7,334	$4,432
Energy Group	7,404	6,672	8,404

Total	$17,142	$14,006	$12,836

Geographic Concentration
Revenues:
United States	$996,831	$1,544,827	$1,673,457
Europe	2,741,413	1,923,211	1,669,409
Canada	69,626	136,267	126,851
Corporate and Financial Services, including eliminations	(6,562)	(29,768)	(77,243)

Total	$3,801,308	$3,574,537	$3,392,474

Long-lived assets:
United States	$258,261	$345,934	$534,345
Europe	215,101	195,359	174,058
Canada	1,255	1,537	1,958
Corporate and Financial Services, including eliminations	56,338	76,394	47,894

Total	$530,955	$619,224	$758,255

Revenues and long-lived assets are based on the country in which the contracting subsidiary is located.

Operating revenues by industry segment for the three years ending December 2003 were as follows:

	2003	2002	2001

Power	$1,731,339	$1,647,135	$1,399,450
Oil and gas/refinery	1,254,052	922,267	807,367
Pharmaceutical	300,507	404,825	485,786
Chemical	204,738	156,606	177,777
Environmental	124,724	353,981	337,248
Power production	167,594	130,843	150,990
Eliminations and other	(59,139)	(96,480)	(43,304)

Total Operating Revenues	$3,723,815	$3,519,177	$3,315,314

23.	Related Party Transactions

Mr. Kenneth A. Hiltz served as Chief Financial Officer of Foster Wheeler Ltd. from April 7, 2003 until January 30, 2004 pursuant to an agreement between Foster Wheeler and AP Services, LLC, a subsidiary of AlixPartners to provide financial management and consulting services.  Mr. Hiltz is also a principal with AlixPartners, LLC.  Mr. Ryan J. Esko, an employee of AlixPartners, served as Treasurer of the Company from November 26, 2002 to January 30, 2004 pursuant to an agreement between Foster Wheeler and AP Services, LLC, a subsidiary of AlixPartners to also provide financial management services to the Company.  The Company paid AlixPartners, LLC approximately $743 for Mr. Hiltz’s services and $1,017 for Mr. Esko’s services during 2003 based upon the agreement terms.  An additional $8,613 was paid to AlixPartners for financial management and consulting services.

24.	Subsequent Events

The Company entered into an agreement in the first quarter of 2004 to sell a domestic corporate office building for estimated net cash proceeds of $17,000, which approximates carrying value.  The Company recorded an

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

24.	Subsequent Events — (Continued)

impairment loss of $15,100 on this building in the third quarter of 2003 in anticipation of a sale.  The loss was recorded in other deductions on the consolidated statement of operations and comprehensive loss.  The carrying value of the building is included in land, buildings, and equipment on the consolidated balance sheet.  The sale is expected to close in the second quarter of 2004.  Under the terms of the Senior Credit Facility, 50% of the net proceeds of this transaction will be paid to the lenders.

25.	Valuation and Qualifying Accounts

	2003

Description	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts	Deductions	Balance at the End of the Year

Allowance for Insurance Claims Receivable	$37,877	$68,081	$—	$8,989	$96,969

Allowance for Doubtful Accounts	$73,048	$26,261	$1,457	$63,360	$37,406

	2002

Description	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts	Deductions	Balance at the End of the Year

Allowance for Insurance Claims Receivable	$18,836	$26,200	$—	$7,159	$37,877

Allowance for Doubtful Accounts(3)	$2,988	$19,608	$56,451	$5,999	$73,048

	2001

Description	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts		Deductions	Balance at the End of the Year

Allowance for Insurance Claims Receivable	$7,192	$—	$11,300	(2)	$(344)	$18,836

Allowance for Doubtful Accounts(1)	$3,379	$1,190	$—		$1,581	$2,988

1.
Provisions for non-payments of customer balances are normally addressed within the overall profit calculation of the contracts and are not specifically covered by allowances for doubtful accounts. As a result the amount considered to be in the receivable qualifying account (allowance for doubtful accounts) does not represent the full allowance.

2.	Primarily due to additional recoveries from insurers.

3.	For 2002, provisions for non-payments of customer balances have been reclassified to the allowance for doubtful accounts to conform to the current period presentation.

26.	Condensed Financial Information of Parent

Condensed financial information of the parent only is required (per SEC regulation S-X Rule 4-08(e)(3)) when “restricted net assets” of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recent fiscal year. One of the Company’s subsidiaries has entered into a bonding arrangement with a bank, which contains covenants limiting its ability to make distributions to the Company. The covenants include a

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

26.	Condensed Financial Information of Parent — (Continued)

restriction on the distribution of dividends to 75% of statutory earnings and the requirement to maintain an equity ratio (calculated as equity divided by the sum of equity and total liabilities) of at least 30%. In addition, the subsidiary is not permitted to make intercompany loans to the Company. As a result, the net assets of the subsidiary can only be distributed annually through dividends, after the subsidiary’s statutory financial statements have been issued. As of December 26, 2003 and 2002, $37,148 and $30,638 respectively, of the subsidiary’s retained earnings are considered restricted. The condensed financial statements of the parent are presented using the equity method of accounting.

FOSTER WHEELER HOLDINGS, LTD.
CONDENSED STATEMENT OF OPERATIONS

	December 26, 2003	December 27, 2002	December 28, 2001

Revenues:
Equity in loss of subsidiaries	$(156,953)	$(374,506)	$(336,251)
Costs and Expenses:
Other deductions	16	40	20
Interest expense - intercompany	2	1	—

Total Costs and Expenses	18	41	20

Earnings before income taxes	(156,971)	(374,547)	(336,271)
Benefit for income taxes	—	—	(7)

Net loss prior to cumulative effect of a change in accounting principle	(156,971)	(374,547)	(336,264)
Cumulative effect on prior years of a change in accounting principle for goodwill, net of $0 tax	—	(150,500)	—

Net loss	$(156,971)	$(525,047)	$(336,264)

FOSTER WHEELER HOLDINGS LTD.
CONDENSED BALANCE SHEET

	December 26, 2003	December 27, 2002

ASSETS
Investment and advances	$(872,020)	(780,629)

TOTAL ASSETS	$(872,020)	$(780,629)

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Accounts payable	61	49
Accrued expenses	6	—
Income taxes	(7)	(7)

Total current liabilities	60	42

TOTAL LIABILITIES	60	42

TOTAL SHAREHOLDER’S DEFICIT	(872,080)	(780,671)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$(872,020)	$(780,629)

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FOSTER WHEELER HOLDINGS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(in thousands of dollars)

26.	Condensed Financial Information of Parent — (Continued)

FOSTER WHEELER HOLDINGS, LTD.
CONDENSED STATEMENT OF CASH FLOWS

	December 26, 2003	December 27, 2002	December 28, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by Operating Activities	$—	$—	$—

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by Investing Activities	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES

Net cash provided by Financing Activities	—	—	—

INCREASE IN CASH AND CASH EQUIVALENTS	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—	$—	$—